                                    [LOGO]

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                         Annual Meeting of Shareholders
                                 April 19, 1995

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the registrant /X/

    Filed by a party other than the registrant / /

    Check the appropriate box:

    / / Preliminary proxy statement      / / Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

    /X/ Definitive proxy statement

    / / Definitive additional materials

    / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                       First of America Bank Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                       First of America Bank Corporation
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

    / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    (5) Total fee paid:

- --------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

    (3) Filing party:

- --------------------------------------------------------------------------------

    (4) Date filed:

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
         DANIEL R. SMITH                               FIRST OF AMERICA BANK
                                                       CORPORATION
         Chairman and Chief                            211 South Rose St.
         Executive Officer                             Kalamazoo, Michigan 49007
                                                       Telephone 616-376-9000

                                                             (LETTERHEAD)

                                 March 15, 1995

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders to be held April 19, 1995, at 9:00 a.m., at the Fetzer Business Development Center, Western Michigan University, Kalamazoo, Michigan.

    I encourage you to take advantage of your right as an investor in First of America by completing the enclosed proxy and returning it to us in the envelope provided.

    First of America's Summary Annual Report to Shareholders is enclosed. It contains our letter to shareholders, 1994 highlights, six year financial summary, condensed financial statements and other information. With the Summary Annual Report is a card by which you can advise us of your intent as to attendance at the meeting.

    At this year's meeting, shareholders will vote on the election of six directors and ratification of the selection of KPMG Peat Marwick LLP as independent auditors. Information on the matters to be acted on by the shareholders is in the attached notice and proxy statement. Our financial reports for the year and management's discussion and analysis are in Appendix A attached.

    I hope you will take the time to read the Summary Annual Report and I hope to see you on April 19.

                                     Sincerely,

                                     /s/ DR SMITH
                                     ----------------------------------
                                     Daniel R. Smith
                                     Chairman and Chief Executive Officer

                                     [LOGO]

                             211 SOUTH ROSE STREET
                           KALAMAZOO, MICHIGAN 49007
                                 (616) 376-9000

                     NOTICE OF ANNUAL SHAREHOLDERS MEETING
                                 APRIL 19, 1995

To: The Shareholders
    First of America Bank Corporation

    The Annual Meeting of Shareholders of First of America Bank Corporation, a Michigan Corporation, will be held at the Fetzer Business Development Center, Western Michigan University, Wilbur Street and Marion Avenue, Kalamazoo, Michigan on Wednesday, April 19, 1995 at 9:00 a.m. (Kalamazoo Time). A form of Proxy and Proxy Statement for the meeting are furnished herewith. The purpose of the meeting is to consider and vote on the following matters:

    (1) Election of six Directors to serve until the 1998 Annual Meeting of Shareholders and until their successors have been elected and qualified.

    (2) Ratification of the selection of KPMG Peat Marwick LLP, Certified Public Accountants, as independent auditors for First of America.

    (3) Such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on February 21, 1995, as the record date for determination of common shareholders entitled to notice of and to vote at the meeting.

    IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                       By Order of the Board of Directors,

                                       /S/ DAVID B. WIRT
                                       -----------------------------------
                                       David B. Wirt
                                       Executive Vice President & Secretary
Date: March 15, 1995
Kalamazoo, Michigan

                            [FIRST OF AMERICA LOGO]

                             211 SOUTH ROSE STREET
                           KALAMAZOO, MICHIGAN 49007
                                 (616) 376-9000

                                PROXY STATEMENT

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of FIRST OF AMERICA BANK CORPORATION (hereinafter called "First of America" or the "corporation") for use at the Annual Meeting of Shareholders to be held on Wednesday, April 19, 1995 at 9:00 a.m. (Kalamazoo Time) at the Fetzer Business Development Center, Western Michigan University, Kalamazoo, Michigan (the "Annual Meeting").

    The cost of solicitation will be borne by First of America. In addition to the use of the mails, proxies may be solicited by persons regularly employed by First of America, by personal interview, and by telephone. In addition, First of America has engaged Georgeson & Company, Inc. to assist in soliciting proxies for the Annual Meeting. Georgeson's fees, excluding reimbursable out-of-pocket expenses, are estimated to be $7,500 and will be paid by First of America. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock.

    Any shareholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is exercised at the Annual Meeting. This Proxy Statement and the form of Proxy were first sent to shareholders on March 15, 1995.

    Common shareholders of record at the close of business on February 21, 1995 are entitled to notice of and to vote at the Annual Meeting. Each common share is entitled to one vote on each matter presented.

    For shareholders participating in the Shareholders Investment Plan, First of America's dividend reinvestment plan, First of America Bank-Michigan, N.A., the Plan Administrator, will vote any shares that it holds for a participant's account in accordance with the proxy returned by the participant to First of America with respect to the other shares of First of America which the participant holds of record.

                             PRINCIPAL SHAREHOLDERS

    As of the close of business on February 1, 1995, there were 63,184,969 shares of common stock of First of America outstanding, par value $10 per share ("First of America Common Stock" or "common shares"), and entitled to vote at the Annual Meeting. Insofar as is known to First of America, no person owns of record or beneficially five percent or more of the outstanding First of America Common Stock.

                           (1) ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes, with the directors in each class being elected for a term of three years and until successors are duly elected and qualified. At the Annual Meeting, directors will be elected for terms ending with the annual meeting of shareholders in 1998.

    Except as otherwise specified in the proxy, proxies will be voted for election of the six nominees named below. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated by the Board of Directors. However, First of America's management now knows of no reason to anticipate that this will occur. Directors are elected by a plurality of the votes cast, whether in person or by proxy, by holders of First of America Common Stock at the Annual Meeting, provided a quorum (a majority of the shares entitled to be voted at the Annual Meeting) is present or represented. Thus, the six nominees for election as directors who receive the greatest number of votes cast will be elected directors. Consequently, shares not voted, whether by the withholding of authority or otherwise, have no effect on the election of directors. Nevertheless, if a proxy is returned for such shares or they are represented in person at the Annual Meeting, they will be counted toward the establishment of a quorum.

    Nominees for reelection and other current directors are listed below. Also shown for each nominee and each other current director is his or her age, principal occupation for the last five or more years and other major affiliations, Board of Directors committee service and shares of First of America Common Stock beneficially owned as of February 1, 1995. As of February 1, 1995, none of these persons owned one percent or more of the outstanding shares. The information that follows is based in part on information supplied by these persons.

           NOMINEES FOR DIRECTORS FOR THREE-YEAR TERMS ENDING IN 1998

    JOHN W. BROWN, age 60, is Chairman and Chief Executive Officer of Stryker Corporation, Kalamazoo, Michigan, a manufacturer of surgical and medical products. Mr. Brown was appointed as a director of First of America in 1992. He serves on the Nominating and Compensation Committee. Mr. Brown owns 3,500 shares of First of America Common Stock.

    CLIFFORD L. GREENWALT, age 62, has been President and Chief Executive Officer and a director of CIPSCO Incorporated, a utility holding company, since its formation in October 1990. He has also been President and Chief Executive Officer of Central Illinois Public Service Company, Springfield, Illinois, a subsidiary of CIPSCO, since August of 1989. He is also a director of Central Illinois Public Service Company and Electric Energy, Inc. He became a director of First of America in 1989. He serves on the Audit, Nominating and Compensation, and Public Policy Committees. Mr. Greenwalt owns 9,548 shares of First of America Common Stock jointly with Mrs. Greenwalt. Mrs. Greenwalt owns another 3,721 common shares of which Mr. Greenwalt disclaims beneficial ownership. Mr. Greenwalt will be ineligible under the Bylaws to serve as a director after January 31, 1998, and will retire by that date.

    DOROTHY A. JOHNSON, age 54, is President and Chief Executive Officer of the Council of Michigan Foundations, Grand Haven, Michigan, an association of foundations and corporations making charitable contributions. Mrs. Johnson became a director of First of America in 1985. She chairs the Public Policy Committee and serves on the Executive, and Nominating and Compensation Committees. She owns 16,509 shares of First of America Common Stock.

    MARTHA MAYHOOD MERTZ, age 52, is Chief Executive Officer and owner of Mayhood/Mertz Realtors, Inc, in Okemos, Michigan. She became a director of First of America in August 1993. Ms. Mertz serves on the Audit Committee. She owns 1,614 shares of First of America Common Stock.

    JAMES W. WOGSLAND, age 63, is Vice Chairman of Caterpillar, Inc., Peoria, Illinois. He is also a director of Caterpillar, Inc. He was Executive Vice President of Caterpillar from 1987 to 1990. He is also a director of Protection Mutual Insurance Co. and CIPSCO Incorporated. He became a director of First of America in 1989. He serves on the Nominating and Compensation Committee. Mr. Wogsland owns 5,876 shares of First of America Common Stock. Mr. Wogsland will be ineligible under the Bylaws to serve as a director after April 30, 1996, and will retire by that date.

    WALTER J. WOLPIN, age 63, is President of the Wolpin Co., Wolpin Broadcasting, Twin W Realty and Weber/Wolpin Realty. Mr. Wolpin became a director of First of America in 1992. He serves on the Audit Committee. As a trustee he has voting and investment power with respect to 7,087 shares of First of America Common Stock. Mr. Wolpin also owns an additional 4,743 common shares and Mrs. Wolpin owns 10,584 shares of First of America Common Stock. Mr. Wolpin will be ineligible under the Bylaws to serve as a director after January 31, 1997, and will retire by that date.

          DIRECTORS NOT STANDING FOR ELECTION WHOSE TERMS END IN 1996

    JOSEPH J. FITZSIMMONS, age 60, is a Vice President of Bell & Howell Company and Chairman and a director of UMI, Inc., Ann Arbor, Michigan, a division of Bell & Howell. Mr. Fitzsimmons is also a director of Bartech, Inc. He has been a director of First of America since 1991. He serves on the Nominating and Compensation Committee. He owns 1,040 shares of First of America Common Stock in a retirement account.

    ROBERT L. HETZLER, age 49, is President and Chief Executive Officer of Monitor Sugar Company, Bay City, Michigan. Mr. Hetzler became a director of First of America in 1987. He chairs the Audit Committee and serves on the Executive Committee. Mr. Hetzler owns 900 shares and an additional 5,098 common shares which are held jointly by him and Mrs. Hetzler.

    F. KARL NEUMANN, age 64, is President and Chief Executive Officer of the Michigan Hospital Association Insurance Company, Lansing, Michigan. Mr. Neumann became a director of First of America in 1980 and serves on the Nominating and Compensation Committee. He owns 5,054 shares of First of America Common Stock jointly with Mrs. Neumann. Mr. Neumann will be ineligible under the Bylaws to serve as a director after October 31, 1995 and will retire by that date.

    DANIEL R. SMITH, age 60, is Chairman and Chief Executive Officer of First of America. He has been employed by First of America and its predecessor since 1955. He became a director of First of America in 1982. He chairs the Executive Committee and serves on the Public Policy Committee and on First of America's Unified Trust Committee. He owns 36,849 shares of First of America Common Stock. Mrs. Smith owns 2,296 common shares of which Mr. Smith disclaims beneficial ownership. He has been granted options under the Restated First of America Bank Corporation 1987 Stock Option Plan which are presently exercisable with respect to 112,050 common shares. Additionally, Mr. Smith has an account in a salary deferral savings plan, the earnings on a portion of which are determined as if deferred salary payments and earnings thereon were invested in First of America Common Stock. His account, which is payable to him in cash, includes the current equivalent value of 7,893 common shares.

          DIRECTORS NOT STANDING FOR ELECTION WHOSE TERMS END IN 1997

    JON E. BARFIELD, age 43, is President of Bartech, Inc., a provider of technical staffing services, Utility Support Services, Inc., a contract meter reading and energy audit firm, and Staffing Trends, Inc., a provider of temporary employment services, all in Livonia, Michigan. He is a director of Tecumseh Products Company, Tecumseh, Michigan. Mr. Barfield became a director of First of America Bank Corporation in August 1993. He serves on the Audit and Public Policy Committees. Mr. Barfield owns 2,000 shares of First of America Common Stock.

    RICHARD F. CHORMANN, age 57, is President and Chief Operating Officer of First of America. Mr. Chormann has been employed by First of America and its predecessor since 1959. He became a director of First of America in 1984 and serves on the Executive and Public Policy Committees of the Board and on First of America's Unified Trust Committee. He beneficially owns 14,907 shares of First of America Common Stock. He has been granted options under the Restated First of America Bank Corporation 1987 Stock Option Plan which are presently exercisable with respect to 67,250 common shares. Mrs. Chormann owns 2,841 common shares of which Mr. Chormann disclaims beneficial ownership. Additionally, Mr. Chormann has an account in a salary deferral savings plan, the earnings on a portion of which are determined as if deferred salary payments and earnings thereon were invested in First of America Common Stock. His account, which is payable to him in cash, includes the current equivalent value of 21,735 common shares.

    JOEL N. GOLDBERG, age 57, is President of Thomas Jewelry Company, Inc. in Pontiac, Michigan, a retail and wholesale jewelry company. Mr. Goldberg became a director of First of America in 1985. He serves on the Audit Committee. He beneficially owns 115,962 shares of First of America Common Stock.

    JAMES S. WARE, age 59, is Chairman, President and Chief Executive Officer of Durametallic Corporation, Kalamazoo, Michigan, a manufacturer of seals for industrial machinery. He has been a director of First of America since 1991. He chairs the

Nominating and Compensation Committee and serves on the Executive Committee. He owns 3,855 shares of First of America Common Stock.

    JOHN L. ZABRISKIE, age 55, is Chairman and Chief Executive Officer of The Upjohn Company, a manufacturer of pharmaceutical and other products. Formerly, Mr. Zabriskie was Executive Vice President of Merck & Co., Inc., also a manufacturer of pharmaceutical and other products. He is a director of the Kellogg Company, Battle Creek, Michigan. He has been a director of First of America since 1994. He serves on the Audit Committee. He owns 1,720 shares of First of America Common Stock.

    As of February 1, 1995 the directors and executive officers of First of America as a group had sole voting and investment power with respect to 314,358 shares of First of America Common Stock and shared voting and investment power with respect to 26,814 common shares. In addition, the executive officers hold options under the Restated First of America Bank Corporation 1987 Stock Option Plan which are presently exercisable for an aggregate of 334,985 common shares. The individual shareholdings of David B. Wirt, Thomas W. Lambert and John B. Rapp, Named Executives who are not directors of First of America, were 15,984, 13,871, and 14,629, respectively.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has a standing Executive Committee, a standing Audit Committee, and a standing Nominating and Compensation Committee. The Board also has a Public Policy Committee. Directors serve on the committees as indicated in the preceding paragraphs.

    The Executive Committee met four times during 1994. Its principal function is to exercise all powers and authority of the Board of Directors in the management and affairs of First of America between meetings of the Board of Directors including the right to declare dividends and to authorize the issuance of stock but excluding the power and authority to amend the Articles of Incorporation or Bylaws of First of America, to adopt certain agreements of merger or consolidation, to recommend to shareholders the sale of substantially all of First of America's assets or dissolution of First of America or to fill vacancies on the Board of Directors.

    The Audit Committee met five times during 1994. Its principal function is to recommend to the full Board the engagement or discharge of the independent auditors, to direct and supervise investigations into matters relating to audit functions, to review with the independent auditors the plan and results of the audit engagement and management's responses, to review the scope, adequacy and results of First of America's internal auditing procedures and to solicit recommendations for improvement, to provide oversight for internal audit and loan review, to review services to be performed by the independent auditors, to review the degree of independence of the auditors, to review the adequacy of First of America's system of internal accounting controls, to provide guidance for the audit committees of affiliate banks, to review with management and the auditors the adequacy of financial disclosure and to provide added assurance of the integrity of the financial information, and to report to the full Board on its actions and findings.

    The Nominating and Compensation Committee met six times during 1994. Its principal function is to approve and recommend to the Board of Directors all executive compensation and benefit programs available to officers and employees of First of America and the chief executive officer of each affiliate, and the desirability of adopting, amending, or terminating any management compensation or employee benefit plan or program of First of America or any affiliate. The Nominating and Compensation Committee has administrative functions over management incentive programs, which include selection of participants and establishment of goals and criteria for awards and other matters (see "Nominating and Compensation Committee Report on Executive Compensation"). The Nominating and Compensation Committee is the administrator of the corporation's stock option plan and determines the key employees to whom options will be granted, the number of shares covered by each option, the exercise price and other matters.

    In addition, the Nominating and Compensation Committee reviews the qualifications and determines the eligibility of and recommends to the Board of Directors individuals who may be appointed by the Board to fill vacancies thereon and individuals who will constitute the nominees of the Board for election by shareholders and considers the performance of incumbent directors in determining whether to nominate them for reelection. In addition, it evaluates the performance of top management officers of First of America for purposes of developing and periodically reviewing management succession plans for recommendation to the full Board. The Nominating and Compensation Committee will consider persons recommended by shareholders. Such shareholder recommendations must be in writing setting forth the name, address, principal occupation and qualifications of the proposed nominee and must be delivered or mailed to the chairman, president, or secretary of First of America not later than the close of business on December 31 of any year preceding the year for which nomination is proposed if written proxy solicitation on behalf of the Board of Directors is sought.

    The Public Policy Committee met four times in 1994. Its principal function is to oversee compliance by First of America and its affiliate organizations with the federal Community Reinvestment Act, federal affirmative action requirements and comparable state laws. It also oversees charitable giving by First of America and its affiliate organizations and makes recommendations to the Board with respect to these functions and related matters.

    The Board of Directors met eight times in 1994. All incumbent Directors attended 75 percent or more of the aggregate total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which they served except for Ms. Mertz.

                             EXECUTIVE COMPENSATION

    The following information about First of America's method of compensating its executive officers is intended to both comply with the disclosure rules of the Securities and Exchange Commission ("SEC") and provide shareholders with a better understanding of the corporation's objectives, policies and arrangements for executive compensation. The SEC's rules prescribe the format and scope of this discussion, but the corporation has endeavored to make it understandable and helpful to shareholders.

SUMMARY COMPENSATION TABLE

    The following table presents, for the fiscal years shown, the annual and long-term cash and other compensation paid to, or accrued for, each of First of America's five most highly compensated executive officers, including the chief executive officer (the "Named Executives").

SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                                                 AWARDS
                                         ANNUAL COMPENSATION            ------------------------    PAYOUTS
                                  ----------------------------------    RESTRICTED    SECURITIES    -------
                                                        OTHER ANNUAL      STOCK       UNDERLYING     LTIP       ALL OTHER
       NAME AND                   SALARY      BONUS     COMPENSATION      AWARD        OPTIONS      PAYOUTS    COMPENSATION
  PRINCIPAL POSITION      YEAR    ($)(1)       ($)         ($)(2)         ($)(3)         (#)          ($)         ($)(4)
- -----------------------   ----    -------    -------    ------------    ----------    ----------    -------    ------------
Daniel R. Smith           1994    675,000    148,500         -0-            -0-         25,000          -0-           -0-
Chairman and Chief        1993    625,000    285,000         -0-            -0-         14,000      198,748           -0-
Executive Officer         1992    575,547    310,797         -0-            -0-         16,250          -0-           -0-
Richard F. Chormann       1994    453,600     87,318         -0-            -0-         14,000          -0-           -0-
President and Chief       1993    420,000    167,580         -0-            -0-          8,400      115,320           -0-
Operating Officer         1992    393,046    185,717         -0-            -0-          9,900          -0-           -0-
Thomas W. Lambert         1994    265,000     43,725         -0-            -0-          6,900          -0-           -0-
Executive Vice            1993    252,200     86,253         -0-            -0-          4,100       56,910           -0-
  President               1992    235,181     95,250         -0-            -0-          4,800          -0-           -0-
and Chief Financial
Officer
David B. Wirt             1994    265,000     43,725         -0-            -0-          6,900          -0-           -0-
Executive Vice            1993    252,200     86,253         -0-            -0-          4,100       56,910           -0-
  President               1992    235,181     95,250         -0-            -0-          4,800          -0-           -0-
and Secretary to the
Board
John B. Rapp              1994    230,000     49,335         -0-            -0-          5,250          -0-           -0-
Executive Vice            1993    220,000     71,940         -0-            -0-          3,300       49,963           -0-
  President               1992    207,185     74,276         -0-            -0-          3,900          -0-           -0-

- -------------------------------------------
(1) Deferred compensation is included.
(2) There were no other significant compensation items required to be disclosed as other annual compensation for the years shown.
(3) The corporation's long-term compensation arrangement does not provide for restricted stock awards.
(4) The corporation does not provide any other compensation.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table presents information concerning the stock options granted to the Named Executives under The Restated First of America Bank Corporation 1987 Stock Option Plan (the "Stock Option Plan") during 1994 and the potential realizable value for the stock options granted based on future market appreciation assumptions.

OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                      ---------------------------------------------------------------
                         NUMBER OF         % OF TOTAL                                         POTENTIAL REALIZABLE VALUE AT
                        SECURITIES       OPTIONS GRANTED    EXERCISE OR                       ASSUMED ANNUAL RATES OF STOCK
                        UNDERLYING             TO           BASE PRICE                    PRICE APPRECIATION FOR OPTION TERM(1)
                      OPTIONS GRANTED     EMPLOYEES IN        ($/SH)       EXPIRATION    ----------------------------------------
        NAME             (#)(2)(3)       FISCAL YEAR(2)         (4)           DATE       0% ($)       5% ($)           10% ($)
- --------------------  ---------------    ---------------    -----------    ----------    ------    -------------    -------------
Daniel R. Smith            25,000             8.45%           $ 33.00      10/19/2004      -0-           518,840        1,314,840
Chairman and Chief
Executive Officer
Richard F. Chormann        14,000             4.73%           $ 33.00      10/19/2004      -0-           290,550          736,310
President and Chief
Operating Officer
Thomas W. Lambert           6,900             2.33%           $ 33.00      10/19/2004      -0-           143,200          362,900
Executive Vice
  President
and Chief Financial
Officer
David B. Wirt               6,900             2.33%           $ 33.00      10/19/2004      -0-           143,200          362,900
Executive Vice
  President
and Secretary to the
Board
John B. Rapp                5,250             1.77%           $ 33.00      10/19/2004      -0-           108,960          276,120
Executive Vice
  President
All shareholders                                                                           -0-     1,311,088,100    3,322,897,500

- -------------------------------------------
(1) The potential realizable value is reported net of the option exercise price, but before income taxes associated with exercise. The estimated amounts presented represent assumed annual compounded rates of appreciation from the date of grant through the expiration of the options. Actual gains on exercise, if any, are dependent on the future performance of the corporation's common shares. The 5% and 10% rates of appreciation would result in per share prices of $53.75 and $85.59, respectively. The amounts shown for "All shareholders" are based on 63,184,969 shares (number of shares outstanding as of February 1, 1995). This presentation is not intended to forecast possible future appreciation of the corporation's common shares.
(2) The Stock Option Plan provides for limited stock appreciation rights in the event of a change in control, which the Stock Option Plan defines the same as in the Management Continuity Agreements (see "Management Continuity Agreements"), liquidation or dissolution of the corporation. Upon the occurrence of any one of these events, unexercised options previously granted are canceled, and in lieu of further rights under the option, the optionee will receive in cash the difference between the fair market value and the exercise price multiplied by the number of shares to which the option relates.
(3) The options were granted on October 19, 1994, and become exercisable for one-third of the shares after one year, two-thirds of the shares after two years and all shares after three years.
(4) The exercise price shown represents the average of the highest and lowest market prices reported on the New York Stock Exchange on the date prior to the grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

    The following table presents information about the exercise, by the Named Executives, of stock options previously granted under the Stock Option Plan during 1994. Also shown are the number of shares covered by, and the estimated value of, unexercised options at December 31, 1994.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

                                                                                  NUMBER OF                VALUE OF
                                                                            SECURITIES UNDERLYING         UNEXERCISED
                                                                             UNEXERCISED OPTIONS         IN-THE-MONEY
                                                                                AT FY-END (#)        OPTIONS AT FY-END ($)
                                                                            ---------------------    ---------------------
                                       SHARES ACQUIRED    VALUE REALIZED        EXERCISABLE/             EXERCISABLE/
                NAME                   ON EXERCISE (#)        ($)(1)            UNEXERCISABLE          UNEXERCISABLE(2)
- ------------------------------------   ---------------    --------------    ---------------------    ---------------------
Daniel R. Smith                               -0-                -0-           112,050 / 39,750           879,450 / 0
Chairman and Chief
Executive Officer
Richard F. Chormann                           -0-                -0-            67,250 / 22,900           528,300 / 0
President and Chief
Operating Officer
Thomas W. Lambert                           3,000             59,439            23,367 / 11,233           145,513 / 0
Executive Vice President and
Chief Financial Officer
David B. Wirt                                 800             15,440            26,267 / 11,233           180,938 / 0
Executive Vice President and
Secretary to the Board
John B. Rapp                                  -0-                -0-            20,350 /  8,750           126,338 / 0
Executive Vice President

- -------------------------------------------
(1) The value realized equals the average of the highest and lowest per share price of the corporation's common shares reported on the New York Stock Exchange on the date of exercise less the exercise price.
(2) The estimated value of the unexercised option shares was based on the closing price reported on the New York Stock Exchange on Friday, December 30, 1994 of $30.00.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

    The following table reflects the estimated future payouts under First of America's Long-Term Incentive Compensation Plan based on the Named Executive's target awards and the minimum threshold and maximum amounts for the three-year performance cycle beginning January 1, 1994. These estimated payments are contingent upon attaining the corporation's earnings per share performance goals during the performance cycle shown. The corporation's Long-Term Incentive Compensation Plan is more fully described in the Nominating and Compensation Committee Report on Executive Compensation under the caption "Long-Term Incentive Compensation."

LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                            PERFORMANCE                  ESTIMATED FUTURE PAYOUTS
                                                              OR OTHER             UNDER NON-STOCK PRICE-BASED PLAN (1)
                                                            PERIOD UNTIL          ---------------------------------------
                                     NUMBER OF             MATURATION OR                           TARGET         MAXIMUM
            NAME                       UNITS                   PAYOUT             THRESHOLD          ($)            ($)
- -----------------------------     ---------------        ------------------       ---------        -------        -------
Daniel R. Smith                      None                1/1/94 - 12/31/96           59,065        236,250        307,125
Chairman and Chief
Executive Officer
Richard F. Chormann                  None                1/1/94 - 12/31/96           34,020        136,080        176,905
President and Chief
Operating Officer
Thomas W. Lambert                    None                1/1/94 - 12/31/96           16,565         66,250         86,125
Executive Vice President
and Chief Financial
Officer
David B. Wirt                        None                1/1/94 - 12/31/96           16,565         66,250         86,125
Executive Vice President
and Secretary to the Board
John B. Rapp                         None                1/1/94 - 12/31/96           14,375         57,500         74,750
Executive Vice President

- -------------------------------------------
(1) The minimum incentive award shown under the column titled "Threshold" represents the estimated payment that would be awarded if 85% achievement of the corporation's internal earnings per share goal is attained for the performance cycle. The "Target" and "Maximum" estimated payments will be awarded if 100% and 120% achievement of the corporation's earnings per share goals are attained for the performance cycle. The estimated future payouts under the threshold, target and maximum award columns were computed based on the Named Executive's 1994 base salary. Actual incentive payments made, if any, will be determined using the Named Executive's average base salary over the three year performance cycle.

RETIREMENT PROGRAM

    The benefits shown in the table below are the estimated combined annual benefits payable at normal retirement age of 65 to a participant in the First of America Bank Corporation Employees' Retirement Plan ("Retirement Plan"), a qualified non-contributory defined benefit plan, and First of America's two supplemental retirement plans ("Supplemental Plans"), unfunded non-qualified plans, on a straight life annuity basis before reduction for social security benefits, as further described below.

PENSION PLAN TABLE

                                                 YEARS OF SERVICE
REMUNERATION     --------------------------------------------------------------------------------
    (1)               15               20               25               30               35
- ------------     ------------     ------------     ------------     ------------     ------------
 $200,000              60,000           80,000          100,000          120,000          140,000
 $300,000              90,000          120,000          150,000          180,000          210,000
 $400,000             120,000          160,000          200,000          240,000          280,000
 $500,000             150,000          200,000          250,000          300,000          350,000
 $600,000             180,000          240,000          300,000          360,000          420,000
 $700,000             210,000          280,000          350,000          420,000          490,000
 $800,000             240,000          320,000          400,000          480,000          560,000
 $900,000             270,000          360,000          450,000          540,000          630,000
 $1,000,000           300,000          400,000          500,000          600,000          700,000
 $1,100,000           330,000          440,000          550,000          660,000          770,000
 $1,200,000           360,000          480,000          600,000          720,000          840,000

- -------------------------------------------
(1) Average annual compensation as provided by the Retirement Plan and the Supplemental Plans.

    The Retirement Plan benefit formula is based on a participant's earnings and years of service with the corporation or subsidiary. The Retirement Plan benefit formula is 70 percent of the participant's covered compensation which is his or her highest average monthly base salary plus the Annual Plan incentive payment, less any portion of such salary or Annual Plan incentive payment deferred at the participant's election under a deferred compensation arrangement, during any 60 consecutive months preceding retirement minus 50 percent of the primary monthly social security benefit, prorated for service of less than 35 years. Employees who were employed before January 1, 1985 (this includes all of the Named Executives) will be entitled to receive on retirement, the higher of the benefits computed under the Retirement Plan now in effect or under the Retirement Plan in effect before January 1, 1985, which provided for a benefit equal to two percent of the final average monthly earnings times years of credited service, but not exceeding 50 percent of final average monthly earnings. The Supplemental Plans provide participants with a benefit in addition to that provided by the Retirement Plan so that the combined retirement benefit equals the benefit which the participant would have received from the Retirement Plan but for certain limitations under the Internal Revenue Code and the deferral of salary under a deferred compensation arrangement.

    The current covered compensation and years of credited service for the Named Executives are as follows: Mr. Smith -- $824,180, 39 years; Mr. Chormann -- $535,664, 35 years; Mr. Lambert -- $297,841, 31 years; Mr. Wirt -- $299,720, 29 years; and Mr. Rapp -- $259,325, 28 years.

MANAGEMENT CONTINUITY AGREEMENTS

    First of America has entered into Management Continuity Agreements with the Named Executives and other senior corporate and affiliate officers. The Management Continuity Agreements were amended and restated effective February 15, 1995 to provide that in the event of a change in control of First of America before February 15, 2000, the employment of the officer covered by the Agreement may not be terminated except for cause during the three-year period following the change in control. The agreement generally defines change in control as follows: (1) five days before expiration of a tender or exchange offer that would have the effect of giving a person, entity or group beneficial ownership of 25 percent or more of First of America's voting stock; (2) consummation of a merger, consolidation or sale of substantially all assets of First of America approved by its shareholders; (3) the acquisition of beneficial ownership of 25 percent or more of First of America's voting stock by a person, entity or group; or

(4) a change in composition of a majority of the Board of Directors in any period of two consecutive years without certain prior approval of or participation by the Board in such change. During the three-year period, First of America or its successor may not, without the officer's consent, reduce the officer's salary or change the officer's title or scope of responsibility or relocate his or her office or the head office of First of America. In the event an executive is terminated or resigns following other action by First of America or its successor referred to in the preceding sentence after a change in control, the officer is entitled to regular salary payments and inclusion in employee benefit plans as follows. If the termination or resignation occurs within the first year after the change in control, then regular salary payments and inclusion in employee benefit plans continue for three years after the termination or resignation. If the termination or resignation occurs within the second year after the change in control, then regular salary payments and inclusion in employee benefit plans continue for two years after the termination or resignation. If the termination or resignation occurs within the third year after the change in control, then regular salary payments and inclusion in employee benefit plans continue for one year after the termination or resignation. Following the officer's death, the surviving spouse will continue to receive the regular salary payments for one year. In the event the officer becomes permanently disabled, the regular salary payments will be continued through the six-month period beginning on the date salary continuation payments under First of America's short term disability policy cease, less any payments received during that period under First of America's Long-Term Disability Plan. In addition, the officer will receive benefits under the corporate dental and health plans for one year from the date of the officer's permanent disability. While the amount of any benefits from the Management Continuity Agreement will be dependent on salary levels and other factors and events in the future, current annual salary levels for the Named Executives are Mr. Smith - $675,000, Mr. Chormann -$453,600, Mr. Lambert - $265,000, Mr. Wirt - $265,000 and Mr. Rapp
- -$230,000. First of America has established a trust which will fund benefits accruing under the Agreements and other benefit plans in the event of a change in control of First of America.

    First of America's purpose in entering into the Agreements with the officers selected is to provide financial security to those officers following a change in control and to provide an additional inducement for them to remain employed by First of America. With continuation of these officer's employment reasonably assured, First of America and its shareholders may be more assured that these officers will act, with respect to a possible change in control, for the benefit of First of America and the shareholders and without concern for their own financial security.

DIRECTOR COMPENSATION

    Directors receive an annual retainer of $19,000 plus $1,100 for each Board and committee meeting attended. The chair of each committee also receives $3,000 per year. Directors who are employees of First of America do not receive additional compensation for service as directors.

                  NOMINATING AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

OVERVIEW

    OBJECTIVES. First of America's executive compensation program is intended to attract, retain, motivate and reward highly qualified executive officers to achieve the corporation's business objectives. This executive compensation program is integrated with First of America's annual and long-term business plans in order to establish a strong link between executive compensation and corporate performance. The Nominating and Compensation Committee of First of America's Board of Directors (the "Committee") believes that a significant and direct relationship between executive compensation and corporate performance as well as its strategic objectives will enhance long-term performance and increase shareholder value. The Committee also believes that stock ownership by executive officers and stock-based compensation arrangements which align the executive officer's interests with those of First of America shareholders are beneficial in enhancing shareholder value. Based on these premises, under the direction and oversight of the Committee, First of America has implemented an executive compensation program that encourages and facilitates stock ownership by executive management and under which, over the long-term, more than half of the compensation of First of America's executive officers is variable and directly dependent upon corporate financial performance.

    The Committee recognizes that the Omnibus Budget Reconciliation Act (OBRA) of 1993 established a $1 million annual limitation on the tax deduction available to the corporation for compensation paid to any executive under certain nonperformance based compensation plans. It is generally the corporation's intention to pay compensation which is tax deductible. The chairman and CEO of the corporation is the only Named Executive whose earnings might subject the corporation to the potential loss of the income tax deduction for earnings in excess of the $1 million cap at this time. However, the chairman and CEO has elected to defer a substantial portion of his 1995 earnings which will reduce his total earnings below the tax deduction limit.

    COMPONENTS OF COMPENSATION. The major components of First of America's executive compensation program consist of a formal base salary program, the Annual and Long-Term Incentive Compensation Plans ("Annual Plan" and "Long-Term Plan") and the Stock Option Plan. The program also includes participation by executive officers in various indirect compensation plans and arrangements, most of which are available on the same terms to all employees of First of America and its affiliates. These plans and arrangements include a pension plan, a supplemental/excess benefit retirement plan, 401(k) and supplemental savings plans, term life and long-term disability insurance, and medical and dental care plans. Indirect compensation of executive officers through these plans and arrangements is considered by the Committee to be part of the executive officer's total compensation. The primary components of First of America's executive compensation program are described below in combination with a discussion of the relationship of the compensation program to First of America's performance (see "Relationship of Executive Compensation to Corporate Performance").

NOMINATING AND COMPENSATION COMMITTEE RESPONSIBILITY

    GENERAL. The Committee is responsible for the establishment and administration of all significant compensation programs, including those covering executive officers. Under First of America's executive compensation program, the Committee, with assistance from First of America's management, reviews, and when appropriate, approves or recommends to the Board of Directors adoption of new executive compensation programs and changes to existing components of the executive compensation program based on their relationship to corporate performance and the competitive market for recruitment, remuneration and retention of executive personnel. In administering the compensation program, the Committee also reviews the performance of First of America's executive officers, including the Named Executives, and their contributions to the corporation's performance results to determine their compensation levels under the various components of the program, including base salaries, incentive payments under the Annual and Long-Term Plans, and option grants under the Stock Option Plan.

    PEER COMPARISONS. The Committee is also responsible for selecting the peer groups to which its executive compensation and corporate performance, for purposes of its executive compensation, are compared. The peer groups consist of comparably sized U.S. bank holding companies within established asset range parameters and, as a result, the bank holding companies which comprise the peer groups will vary from year to year. First of America targets its executive compensation levels, including the base salaries and incentive compensation target award opportunities at the median or average competitive levels of the applicable peer universe. The defined peer group for each of the executive compensation plans differs from the composition of bank holding companies included in the KBW 50 Index referenced under the Performance Graph appearing later in this document. The KBW 50 Index consists of fifty of the largest U.S. bank holding companies, including the money center banks, many of which are substantially larger than First of America. First of America limits its peer groups for compensation comparisons to smaller select groups of comparably sized U.S. bank holding companies, substantially all of which are also included under the KBW 50 Index.

    The Committee considers that these peer groups represent the primary competitors in the banking industry for financial performance measurement reasons as well as employee recruitment, remuneration and retention. The composition of the peer groups used for determining external performance goals are established by the Committee at the beginning of the particular year for the Annual Plan and at the beginning of each three year performance period for the Long-Term Plan. The peer group for measurement of peer financial performance results under the Annual Plan in 1994 consisted of similarly situated U.S. bank holding companies with assets of $10 to $40 billion. The Long-Term Plan peer group for measurement of peer EPS performance results during the 1992-1994 performance period consisted of similarly situated U.S. bank holding companies with assets of $10 to $30 billion at the beginning of that performance period. The 1994 peer group for base salary and other compensation comparisons consisted of a narrower range of fourteen comparably sized U.S. bank holding companies with assets of $14 to $34 billion, selected such that First of America's asset level is positioned at the median of the asset range. The narrower asset range for the peer group of bank holding companies utilized for base salary comparisons more accurately reflects the prevailing competitive market for qualified executives at other comparably sized bank holding companies with similar responsibilities than would a peer group such as the KBW 50 Index with its broader asset range.

RELATIONSHIP OF EXECUTIVE COMPENSATION TO CORPORATE PERFORMANCE

    SALARY. First of America's executive officers' salaries, including the Named Executives, are determined in accordance with a formal base salary program, which is approved and periodically reviewed by the Committee. This program provides formalized salary adjustment guidelines and base salary range parameters to guide the Committee's decision making concerning executive base salary levels. The base salary ranges are mainly determined by the employee's internal position responsibility and external market comparisons with the prevailing base salary levels of similar positions with comparable responsibilities in other comparably-sized bank holding companies, with equal consideration being given to both factors. The midpoints of the salary ranges are targeted at the median or average competitive levels of the peer group, and executives are expected to achieve the midpoint of their salary range over a reasonable time interval. Current base salaries for the executive officer group as a whole are slightly below the midpoints of their applicable salary ranges. Base salary comparisons are made to the median or average competitive levels of the peer group without regard to the fact that First of America does not provide such company-paid perquisites as personal automobiles or club memberships as is the practice for many of the peer organizations.

    The base salary program is performance-based, with executive base salary increases and progression within the assigned salary ranges entirely dependent upon individual performance. Management performance plans with individually defined objectives are established annually for the executive officers, and base salary decisions are principally based on the assessment of the executive's actual performance results relative to the objectives defined in the performance plan. These objectives consist of both personal objectives unique to the individual executive and common corporate profit plan or business plan goals many of which are shared by the executive officers as a group.

    The base salaries of executive officers for 1994 were determined by the Committee in February, 1994 based on 1993 performance considerations. In reviewing the base salary recommendations for the executive officers, the Committee first considered the salary increase guidelines in effect for 1994 and then the individual performance of the executive officers relative to their personal objectives as well as general consideration of common corporate performance factors, as deemed appropriate. The common corporate performance factors included, on an equal basis, 1993's return on common equity ("ROE") of
18.01 percent and fully diluted earnings per share ("EPS") of $4.14, which nearly equalled First of America goals for those performance measures for 1993. A discussion of those measures of First of America's performance for 1994 is set forth below (see "Annual Incentive Compensation" and "Long-term Incentive Compensation"). Finally, other factors considered were the conversions and functional consolidations which resulted in substantial cost savings and efficiencies and helped the corporation achieve its short and long-term business objectives. These common corporate performance factors were considered in conjunction with the individual performance assessment of the executive officers.

    The Committee's determination of base salary adjustments has added significance, because the target incentive awards and payments under both the Annual and Long-Term Plans and stock option grants under the Stock Option Plan are based on a percentage of salary (see "Annual Incentive Compensation," "Long-Term Incentive Compensation," and "Stock Options" below).

    ANNUAL INCENTIVE COMPENSATION. The Annual Plan is intended to reward a broad range of First of America's and its affiliates' employees, including executive officers, for achievement of specific ROE goals. Annual bonuses paid to First of America's executive officers, including the Named Executives, are determined in accordance with the corporation's Annual Plan. The Committee is responsible for reviewing and approving incentive payments under the Annual Plan. Target incentive awards for a given year are set based on a percentage of the participant's current base salary. Incentive payments are then based on a comparison of First of America's ROE with the corporation's internal annual profit plan ROE goal and with the median ROE of a selected peer group of comparably sized U.S. bank holding companies. The internal and external ROE goals are weighted equally for purposes of determining awards for corporate participants under the Annual Plan. The target amounts are paid if both the internal and external ROE goals are fully (100 percent) achieved. No incentive payments are paid to corporate participants unless First of America's ROE is at least 80 percent of the internal goal or at least 90 percent of the external goal. The maximum annual incentive payment is limited to 160 percent of the executive officer's target award level and would be paid if First of America's ROE performance equals or exceeds 120 percent of both the internal and external ROE goals. The highest target award opportunity of 40 percent of base salary is provided to the chairman and CEO of the corporation, which results in a maximum annual incentive opportunity of 64 percent of his base salary.

    During 1994, First of America's reported earnings were reduced by one-time costs of $16 million associated with the acquisitions made during the year as well as $3.9 million in severance expenses related to the corporate restructuring. As contemplated by the Annual Plan, the Committee adjusted the corporation's 1994 ROE results to exclude certain of these unplanned, nonrecurring expenses for purposes of determining the 1994 incentive awards payable under the Plan. The Committee made these adjustments because of the relatively broad based participation under the Annual Plan and the fact that these costs were not considered under the 1994 profit plan. By adjusting the ROE results, the Committee believes that the incentive awards more accurately reflect the participants' contributions toward core earnings performance for the year. For purposes of comparison to the internal ROE goal of 17.76 percent, the Committee adjusted the corporation's ROE to exclude the acquisition related expenses because these expenses were not included under the 1994 profit plan. The Corporation's adjusted ROE of 15.10 percent was 85 percent of the internal goal which resulted in award payments of 25 percent of the participants' annual target award level for this component of the Plan. The Committee also adjusted the corporation's ROE for purposes of comparison to the external peer group ROE goal. This ROE adjustment excluded the unplanned severance expense incurred in December, 1994 due to the timing of this expense. The corporation's adjusted ROE performance of 14.60 percent was 90 percent of the external peer group goal of
16.22 percent and resulted in award payments of 30 percent of the participants' annual target award for this portion of the Plan.

    Based on the foregoing, the corporation's consolidated performance was 87.5 percent of the composite of the internal and external ROE goals. This resulted in annual incentive award payments of 55 percent of each corporate participant's annual target award opportunity. Based on peer group data available for 1993 and estimates for 1994, these awards, including the chairman and CEO's, were well below the median level of similar compensation paid by a selected group of comparably sized U.S. bank holding companies.

    LONG-TERM INCENTIVE COMPENSATION. First of America's Long-Term Plan is designed to motivate and reward its executive officers for achievement of specific EPS goals over a three year performance cycle. The Committee is responsible for overseeing the administration of the Long-Term Plan which includes the review and approval of incentive awards payable under the Plan. The Long-Term Plan target award levels and actual incentive payments are based on a percentage of the executive officer's average base salary payable over rolling three year performance cycles, with a new performance cycle becoming effective each year.

    The Long-Term Plan includes both an internal EPS goal, based on the corporation's EPS growth objectives, and an external EPS growth goal which measures the corporation's EPS growth relative to the EPS growth of a peer group of comparably sized bank holding companies. The internal and external EPS goals are weighted equally for purposes of determining incentive payments under the Long-Term Plan. Long-term incentive payments are based on a comparison of First of America's actual EPS achievement for the three year performance cycle, compared to the corporation's internal EPS goal for the period as well as the external EPS growth goal which is 110 percent of the median compounded annual EPS growth rate for a peer group of comparably sized U.S. bank holding companies over the same performance cycle.

    The internal long-term EPS goal is established at the beginning of each three-year performance period, while the external EPS growth goal is determined following the close of every three-year performance period based on the median EPS growth results of the applicable peer group during that period. Incentive awards under the internal and external EPS goals are computed and paid independently of one another. No incentive payments will be made for the three year performance cycles ending December 31, 1995 and December 31, 1996, unless First of America's EPS growth achievement is at least 85 percent of the internal EPS goal for the period, or at least 90 percent of the external peer group EPS growth goal for the same performance cycle. The maximum long-term incentive payments are limited to 130 percent of the executive officer's target award level for corporate EPS growth results which equal or exceed 120 percent of both the internal and external EPS growth goals. The highest target award opportunity of 35 percent of average base salary during the performance period is provided for the chairman and CEO of the corporation, which limits his maximum potential incentive award opportunity to 45.5 percent of his average base salary for the given period.

    The Long-Term Plan results for the performance period ending December 31, 1994 were determined under both the internal and external EPS goals. No incentive award was payable under the Long-Term Plan for this period because the corporation did not achieve the minimum EPS performance threshold of $4.27 under the internal EPS goal or the minimum threshold of 14.56 percent compounded annual EPS growth under the external peer group goal as of the end of the performance period.

    STOCK OPTIONS. Stock options granted to and exercised by First of America's executive officers, including those Named Executives shown in the Summary Compensation Table, the Option Grants in Last Fiscal Year Table, the Aggregated Option

Exercises in Last Fiscal Year and Fiscal Year-End Option Values Table, were granted and exercised under the Stock Option Plan. The Stock Option Plan provides for the issuance of shares of First of America Common Stock upon exercise of non-statutory stock options granted to a broad range of management level employees of the corporation and its subsidiaries at prices not less than the fair market value of First of America Common Stock as of the grant date. Options granted under the Stock Option Plan vest over a three year period such that one-third of the option shares may be exercised after one year from the grant date, two-thirds after two years and all shares granted after three years. The Committee determines the participants to whom options are granted and the number of shares for which the options are exercisable as well as the vesting terms of the options granted. The Committee also generally considers the amounts and terms of prior stock option grants. Through the grant of stock options, the Committee intends to align the long-term interests of First of America's executive officers with those of its shareholders with the intended effect of further motivating executive officers to enhance shareholder value.

    Stock option grant allocations under the Stock Option Plan are determined and principally based on a specific grant allocation formula subject to discretionary adjustment by the corporate chairman and CEO and the Committee. Any discretionary adjustments (positive or negative) from the formula allocation are based on individual employee performance considerations and would be recommended by the chairman and CEO (for participants other than himself) for review and approval by the Committee.

    Stock option grants under the option allocation formula are determined by a percentage of the participant's base salary divided by the current market price of the corporation's common stock on the last business day preceding the option grant. The percentage of the base salary applied in the formula for determining the number of option shares to be granted varies by position level within the organization, and is based on median competitive practices of peer U.S. bank holding companies which offer both stock option plans and long-term performance-based incentive plans as part of their long-term compensation programs. The salary multiples range from a maximum of 120 percent of base salary for the corporate chairman and CEO to 75-85 percent for the remaining executive officer group. These salary multiples, and therefore, the number of options awarded, are below the average for comparable positions in the peer group. The Committee's objective is to provide competitive long-term compensation opportunities for its executive employees between the combination of the stock option grants under the Stock Option Plan and long-term incentive awards under the Long-Term Plan.

    Stock options are granted at the then current fair market value, and the future value to be realized from options granted under the Stock Option Plan is dependent upon the extent to which First of America's performance is reflected in the market price of its common stock at the time the options are exercised in the future. The date of exercise, and, thus the time frame within which value may be realized and the relationship of that value to the corporation's performance, will be determined by the individual option holder. The Stock Option Plan does not permit the adjustment of the exercise price, except to recognize changes in capitalization, such as stock splits and dividends, following the option grant.

    OTHER COMPENSATION ARRANGEMENTS. First of America maintains certain broad-based employee benefit plans, such as the 401(k) plan, in which the corporation's executive officers may participate on the same terms as other employees who meet the applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. The corporation maintains companion supplemental savings and excess benefit retirement plans to restore benefits limited by the Internal Revenue Service's maximum benefit or contribution limitations on the executive officer's participation under the tax-qualified plans. There are no matching contributions for executive officers under the 401(k) and supplemental savings plans, because of plan exclusions for participants in the Long-Term Plan. Also, no company paid automobiles, club memberships or any other major perquisites are provided by the corporation to the Named Executives. Benefits under these and the corporation's other executive compensation arrangements not discussed above are not directly related to First of America's corporate performance.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The Committee reviews Daniel R. Smith's performance and base salary as chairman and chief executive officer ("CEO") annually, and recommends adjustments in his salary based on this performance review for approval by the corporate Board of Directors. Mr. Smith's base salary as chairman and CEO is determined by the Committee within a defined salary range which is established by the Committee in advance of formulating any base salary increase recommendations. The salary range is based on prevailing competitive market levels for chief executive officer positions in other comparably sized multifaceted, independent banking institutions. Specifically, the midpoint of Mr. Smith's salary range is targeted at the average competitive market level for comparable CEO positions in other peer U.S. bank holding companies as described earlier in the report. Within this assigned salary range, the Committee approved an increase in Mr. Smith's 1994 base salary from $625,000 to $675,000. The Committee's decision on this salary increase was based on its positive assessment of Mr. Smith's personal performance as chairman and CEO and the corporate performance results during 1993. It also takes into consideration a desire to recognize his past contributions to the corporation's success and to increase his base salary to the prevailing market levels of his peers in other banking institutions. Mr. Smith's 1994 base salary of $675,000 was at the midpoint of his 1994 salary range.

    The decision regarding Mr. Smith's 1994 base salary was based, in part, on the corporation's financial performance for 1993, giving particular consideration to the strong earnings achieved during that year. The Committee also generally considered such additional factors as Mr. Smith's performance as CEO and corporate growth over the last several years. The Committee further considered Mr. Smith's leadership of the corporation and stature within the community and the banking industry. Mr. Smith served as President of the American Bankers Association for the 1994 term, which is perceived as a positive reflection on the corporation. In the Committee's collective judgement, the corporation exceeded its primary business objectives for 1993, and Mr. Smith's contributions toward the corporation's overall success warranted the 1994 base salary increase.

    Mr. Smith's 1994 annual incentive award was determined in accordance with the Annual Plan formulas and performance results described earlier in this report. Mr. Smith's Annual Plan award of $148,500 was computed based on the adjusted Corporate ROE performance of 85 percent relative to the internal ROE profit plan goal of 17.76 percent and 90 percent relative to the external peer group ROE goal of 16.22 percent. The composite performance results of 87.5 percent under the Annual Plan resulted in an award payment of 22 percent of his 1994 base salary.

    Mr. Smith did not receive any Long-Term Plan award for the three year performance period ending December 31, 1994. The corporation did not achieve the minimum performance achievement threshold under either the internal or external EPS goal and therefore, no incentive award was payable under the Long-Term Plan.

    Mr. Smith's 1994 stock option grant of 25,000 shares under the Stock Option Plan was determined in accordance with the option allocation formula based on his 1994 base salary of $675,000, a salary multiple of 120 percent and the then current market price per share in the same fashion as other participants by the Committee. Mr. Smith did not exercise any of his stock options during 1994 and, therefore, did not derive any income under this plan.

    Submitted by the Nominating and Compensation Committee of the Board of Directors.

   James S. Ware, Chairman(1)                   Dorothy A. Johnson
   John W. Brown                                Richard Krafft, Jr.(2)
   Joseph J. Fitzsimmons                        F. Karl Neumann
   Clifford L. Greenwalt                        James W. Wogsland
   Lawrence C. Hoff(3)

- -------------------------------------------
(1) Appointed Committee Chairman on January 19, 1994.
(2) Retired from the Board of Directors and the Committee on September 30, 1994.
(3) Chairman of the Compensation Committee through January 19, 1994 and retired from the Board of Directors on January 31, 1994.

                               PERFORMANCE GRAPH

    The following performance graph compares the cumulative total shareholder return for First of America Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the KBW 50 Index, a published industry index prepared by Keefe, Bruyette & Woods, Inc., banking industry specialists, and the Standard & Poor's 500 Total Return Stock Index. The KBW 50 Index is a market- capitalization-weighted bank total return stock index that includes all money-center and most major regional banks. The KBW 50 was chosen for comparison purposes because it encompasses virtually all of the comparably sized bank holding companies in the peer groups used by the Nominating and Compensation Committee for determining compensation paid to First of America's executive officers.

        Measurement Period
       (Fiscal Year Covered)                FOA               KBW 50           S&P 500 .
1989                                            100.00             100.00             100.00
1990                                             94.99              71.81              96.89
1991                                            137.64             113.66             126.41
1992                                            184.41             144.84             136.05
1993                                            198.51             152.86             149.76
1994                                            158.83             145.06             151.74

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

    Various of the directors and executive officers of First of America and members of their families and organizations of which they are executive officers or partners or in which they beneficially own 10 percent or more of the stock and trusts in which they have a substantial beneficial interest or serve as trustee, are at present, as in the past, customers of the subsidiaries of First of America. As customers they were at various times during 1994 indebted to the bank subsidiaries of First of America. All such indebtedness is pursuant to loans which were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                           (2) SELECTION OF AUDITORS

    Upon the recommendation of the Audit Committee (which consisted of the following outside Directors: Mr. Hetzler, Chairman, Messrs. Barfield, Goldberg, Greenwalt, Wolpin, Zabriskie, and Ms. Mertz), the Board of Directors has selected the accounting firm of KPMG Peat Marwick LLP as the principal independent auditors for First of America for the current fiscal year. This selection is subject to ratification by the vote of a majority of the shares of common stock voting at the Annual Meeting. Ratification of the selection of auditors is being submitted to the shareholders of First of America because the Board of Directors believes it is an important corporate decision in which shareholders should participate. KPMG Peat Marwick LLP is a well-known firm of independent auditors and has been auditing and certifying financial statements of banks and bank holding companies for many years. KPMG Peat Marwick LLP has been performing services of an accounting and auditing nature for First of America since its organization in 1971. First of America has been informed that neither the firm nor any of its partners has any financial interest, direct or indirect, in First of America or in the securities of First of America or its affiliated banks or companies, and that no partner of the firm was connected with First of America or its affiliates as promoter, underwriter, voting trustee, director, officer or employee. If the selection is rejected, or if KPMG Peat Marwick LLP shall decline to act, resign or otherwise become incapable of acting, or if their employment is otherwise discontinued, the Board of Directors will select other auditors for the period remaining until the 1996 Annual Meeting of Shareholders when selection of auditors shall again be subject to ratification by the shareholders.

    Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.

                                 OTHER MATTERS

    Management does not know of any matters to be presented at the Annual Meeting other than those described above. However, if any other matters properly come before the meeting or any adjournment thereof, the holders of the proxies are authorized to vote thereon at their discretion.

    Section 16(a) of the Securities Exchange Act of 1934 requires First of America's directors and certain officers, and persons who own more than ten percent of a registered class of First of America's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of First of America Common Stock and other equity securities of First of America. These officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish First of America with copies of these reports.

    To First of America's knowledge, based solely on review of the copies of such reports furnished to First of America and written representations that no other reports were required, during the fiscal year ended December 31, 1994 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that a report timely filed on behalf of Donald J. Kenney failed to report certain holdings due to a clerical error and one report with respect to one transaction was filed late on behalf of Robert L. Hetzler. These inadvertent discrepancies were corrected promptly upon being brought to these persons' attention.

                             ADDITIONAL INFORMATION

    First of America files an annual report with the SEC on Form 10-K. A copy of the Form 10-K report for the year ended December 31, 1994 is available without charge on written request of any person, including any beneficial owner, to whom this Proxy Statement is addressed from David B. Wirt, Secretary, First of America Bank Corporation, 211 South Rose Street, Kalamazoo, Michigan 49007.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals must be received by First of America no later than November 16, 1995, for possible inclusion in the proxy materials relating to the next annual meeting.

                                       By Order of the Board of Directors,

                                       /S/ DAVID B. WIRT
                                       -----------------------------------
                                       David B. Wirt
                                       Executive Vice President & Secretary

                                                                      APPENDIX A

                       FIRST OF AMERICA BANK CORPORATION

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                      AND
                       CONSOLIDATED FINANCIAL STATEMENTS

                               TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----
The Business of First of America Bank Corporation..............................................    A-1
Management's Discussion and Analysis...........................................................    A-2
  Mergers and Acquisitions.....................................................................    A-2
  1994 Highlights..............................................................................    A-3
  Income Analysis..............................................................................    A-5
  Credit Risk Profile..........................................................................   A-11
  Funding, Liquidity and Interest Rate Risk....................................................   A-14
  Capital Strength.............................................................................   A-17
  In Conclusion................................................................................   A-18
Statement of Management Responsibility.........................................................   A-19
Letter of Audit Committee Chairman.............................................................   A-19
Report of Independent Auditors.................................................................   A-20
Consolidated Financial Statements
  Consolidated Balance Sheets..................................................................   A-21
  Consolidated Statements of Income............................................................   A-22
  Consolidated Statements of Changes in Shareholders' Equity...................................   A-23
  Consolidated Statements of Cash Flows........................................................   A-24
  Notes to Consolidated Financial Statements...................................................   A-25
Supplemental Information.......................................................................   A-47

               THE BUSINESS OF FIRST OF AMERICA BANK CORPORATION

    First of America Bank Corporation, headquartered in Kalamazoo, Michigan, is one of the largest bank holding companies in the Midwest with $17 billion in loans and $20 billion in deposits. First of America serves over 3.2 million households in Michigan, Illinois, Indiana and Florida. The banks engage in commercial banking, retail banking and provide trust and other financial services. The corporation also has mortgage origination offices in North Carolina, South Carolina, Missouri and Arizona. Based on total assets, First of America is ranked 32nd among banking companies in the United States.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following financial review discusses the performance of First of America, on a consolidated basis, for the three years ended December 31, 1994, and should be read in conjunction with the consolidated financial statements and notes thereto.

MERGERS AND ACQUISITIONS

    Table I below and Note 2 of the Notes to Consolidated Financial Statements, included later in this document, summarize First of America's business combinations for the past three years.

BUSINESS COMBINATIONS                                                    TABLE I
($ in thousands)
- --------------------------------------------------------------------------------

                 1994                                      1993                                      1992
- ---------------------------------------------------------------------------------------------------------------------------
                               Assets                                    Assets                                    Assets
         Affiliate            Acquired              Affiliate           Acquired             Affiliate            Acquired
- ---------------------------------------------------------------------------------------------------------------------------
Presidential Holding                       Kewanee Investing Company,
  Corporation..............  $  256,352    Inc........................  $ 29,776    Security Bancorp, Inc......  $2,716,029
                                           Citizens Federal Bank                    First Petersburg
F & C Bancshares, Inc. ....     379,791    (14 Branches)..............   499,337      Bancshares, Inc..........      50,100
                                                                                                                 ----------
                                           Pioneer Mortgage Co.
First Park Ridge Corp. ....     327,391    (five offices).............        --
                                                                        --------
LGF Bancorp, Inc. .........     412,336
Goldome Federal
  Branches (36)............     376,858
                             ----------
                             $1,752,728                                 $529,113                                 $2,766,129
- ---------------------------------------------------------------------------------------------------------------------------

    During 1994, First of America added over $700 million in assets and nine offices to its Illinois franchise and entered new markets in Florida. On May 1, 1994, First of America completed the acquisition of LGF Bancorp, Inc., an Illinois thrift holding company, and on October 1, 1994, completed the acquisition of First Park Ridge Corporation, a three bank holding company located in suburban Chicago. The Florida expansion included three acquisitions: on April 15, 1994, First of America acquired from the Resolution Trust Corporation, Goldome Federal's Florida branches which included $376 million in deposits; and at December 31, 1994, First of America completed the acquisitions of F&C Bancshares, Inc. and its principal subsidiary, First Federal Savings Bank of Charlotte County, along with Presidential Holding Corporation and its principal subsidiary, Presidential Bank, FSB. First of America's Florida franchise ended the year with $1.2 billion in total assets and $1.0 billion in total deposits.

1994 HIGHLIGHTS

    Net income for 1994 was $220.5 million, down 10.9 percent compared with the $247.4 million reported in 1993, and earnings per share were $3.69 versus $4.14 a year ago. The current year's results were impacted by 1994's rising interest rate environment which contributed to the lower net interest margin, 4.58 percent compared with 4.86 percent in 1993, and lower non-interest income. Non-interest expense growth, mainly due to costs related to the company's expansion into Florida, also contributed to the lower level of earnings. Benefitting from a low interest rate environment, 1993's results included record gains on the sale of mortgages and securities. Reported net income for 1992 was $147.5 million, or $2.46 per fully diluted share, and was impacted by three non-recurring charges -- adoption of Financial Accounting Statement No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ($22.0 million), one-time Security Bancorp merger and assimilation costs ($23.9 million), and an intangible asset writedown ($25.9 million).

    Also lagging last year's results, return on average assets for 1994 was 0.98 percent versus 1.20 percent in 1993 and 0.75 percent in 1992. Return on average total shareholders' equity for the same periods was 14.44 percent, 17.50 percent and 11.38 percent, respectively.

    One constant in First of America's results was its asset quality, which remained strong and improved further throughout 1994. Non-performing assets as a percent of total assets were 0.57 percent at year-end, an improvement over both the year-end 1993 and 1992 ratios of 0.86 percent and 0.97 percent, respectively. Net charge-offs as a percent of average loans was also lower than the prior two years at 0.39 percent for 1994 versus 0.53 percent a year ago and
0.57 percent for 1992.

    Total assets were $24.6 billion at December 31, 1994, a 15.7 percent increase over the $21.2 billion reported at December 31, 1993, primarily as a result of acquisitions. Total loans increased 17.0 percent to $16.8 billion. Excluding acquisitions, total loans grew 10.5 percent over a year ago.

    Total shareholders' equity increased 3.6 percent to $1.6 billion at year-end 1994. The increase resulted from earnings retention and equity added from acquisitions. This increase was offset by the $121.9 million negative change in the unrealized loss, net of tax, for the available for sale securities as required by Financial Accounting Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and the reduction in equity resulting from the common stock repurchase of 3.4 million shares. Book value per share was $25.12 compared with $25.60 and $22.49 for year-ends 1993 and 1992.

    The Board of Directors increased the cash dividend paid per common share in October 1994 to $1.68, on an annualized basis, a five percent increase. This increase represents the twelfth year in a row First of America has increased its annual dividend and indicates the Board's continued confidence in the company's profitability.

    First of America announced in August 1994 its intent to consolidate its bank affiliates into one bank in each state of operation, including consolidation of certain backroom functions. This will provide a reduction in certain overhead expenses and a more streamlined approach to managing the company's lines of business.

SELECTED FINANCIAL DATA                                                 TABLE II
($ in thousands, except per share data)

                              5 Year
                            Compounded                                    Year Ended December 31,
                              Growth       --------------------------------------------------------------------------------------
                               Rate           1994            1993           1992           1991           1990           1989
- ---------------------------------------------------------------------------------------------------------------------------------
SUMMARY OF OPERATIONS
Interest income...........       2.0%      $ 1,600,877      1,510,966      1,596,127      1,537,861      1,519,841      1,447,239
Interest expense..........      (3.9)          662,142        608,949        721,300        786,910        841,142        806,619
                                           -----------     ----------     ----------     ----------     ----------     ----------
Net interest income.......       7.9           938,735        902,017        874,827        750,951        678,699        640,620
Provision for loan
 losses...................      14.6            86,571         84,714         78,809         71,030         44,782         43,805
Total non-interest
 income...................      11.3           284,373        292,184        261,316        209,900        181,558        166,604
Total non-interest
 expense..................       7.8           813,418        763,528        796,348        665,732        602,319        558,183
Applicable income tax
 expense..................      13.8           102,616         98,574         91,506         64,625         58,628         53,728
Extraordinary item, net of
 tax......................       n/a                --             --        (21,956)            --             --             --
- ---------------------------------------------------------------------------------------------------------------------------------
Net income................       7.8%      $   220,503        247,385        147,524        159,464        154,528        151,508
- ---------------------------------------------------------------------------------------------------------------------------------
Net income applicable to
 common stock.............      10.7%      $   220,503        241,232        135,015        144,028        137,818        132,897
- ---------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE OF
COMMON STOCK
 Primary..................       7.9%      $      3.69           4.20           2.46           2.69           2.62           2.52
 Fully diluted............       7.9              3.69           4.14           2.46           2.69           2.62           2.52
Average common shares
 outstanding ("000")......       2.6            59,812         57,417         54,842         53,536         52,622         52,685
Cash dividends declared
 per
 common share.............       8.7       $      1.64           1.55           1.34           1.24           1.15           1.08
Primary book value per
 common share.............       7.5             25.12          25.60          22.12          20.58          18.97          17.52
- ---------------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET SUMMARY
ASSETS:
Cash and due from banks...       1.5%      $ 1,060,788        903,517        918,960      1,000,578      1,028,159        983,018
Federal funds sold, resale
 agreements and time
 deposits.................     (34.5)           55,271         74,909        175,030        254,333        146,175        457,828
Securities:
   Held to maturity.......       2.9         3,112,876      1,856,623      3,489,626      4,261,360      3,775,030      3,604,406
   Available for sale.....       n/a         2,587,626      3,261,481             --             --             --             --
   Held for sale..........       n/a                --             --      1,137,420             --             --             --
Loans -- net of unearned
 income...................      11.1        16,834,858     14,394,155     13,756,017     13,228,027     11,228,221      9,950,467
Allowance for loan
 losses...................      12.6          (228,115)      (188,664)      (176,793)      (174,882)      (137,012)      (126,175)
Other assets..............      12.4         1,145,398        928,450        846,507        900,552        749,379        637,898
- ---------------------------------------------------------------------------------------------------------------------------------
Total assets..............       9.6%      $24,568,702     21,230,471     20,146,767     19,469,968     16,789,952     15,507,442
- ---------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND EQUITY
Deposits..................       7.9%      $20,200,266     18,243,703     18,035,553     17,483,232     15,016,343     13,828,041
Short term borrowings.....      47.1         1,882,739        994,578        338,023        282,225        264,049        273,286
Long term debt............      31.9           681,236        254,193        254,051        260,398        179,899        170,680
Other liabilities.........      13.9           225,573        214,560        183,649        176,745        153,658        117,477
Total shareholders'
 equity...................       7.2         1,578,888      1,523,437      1,335,491      1,267,368      1,176,003      1,117,958
- ---------------------------------------------------------------------------------------------------------------------------------
Total liabilities and
 equity...................       9.6%      $24,568,702     21,230,471     20,146,767     19,469,968     16,789,952     15,507,442
- ---------------------------------------------------------------------------------------------------------------------------------
FINANCIAL RATIOS
Return on average total
 equity...................                       14.44%         17.50          11.38          13.07          13.70          14.07
Return on average
 assets...................                        0.98           1.20           0.75           0.95           0.98           1.02
Net interest margin (a)...                        4.58           4.86           4.98           5.07           4.92           4.95
Total shareholders' equity
 to assets at
 year-end.................                        6.43           7.18           6.63           6.51           7.00           7.21
- ---------------------------------------------------------------------------------------------------------------------------------

(a) Fully taxable equivalent; based on a marginal federal income tax rate of 35% for 1994 and 1993, and 34% for prior years.

INCOME ANALYSIS

    NET INTEREST INCOME -- Net interest income is the primary source of revenue for First of America, accounting for 76.7 percent of total revenue. For 1994 net interest income on a fully taxable equivalent basis (FTE) was $955.7 million, up
3.3 percent from $925.1 million in 1993. The 1994 increase was the result of 9.6 percent growth in average earning assets offsetting the lower net interest margin of 4.58 percent versus 4.86 percent for 1993. For the 1993 comparison with 1992, net interest income (FTE) increased 2.8 percent also due to a higher level of average earning assets offsetting a lower net interest margin.

    Total interest income on a fully taxable equivalent basis increased 5.9 percent over a year ago. The increase resulted from the growth of earning assets having a greater impact than the decline in asset yields as detailed in Table
III. Interest expense was $53.2 million, or 8.7 percent over 1993, as the increased volume of interest-bearing liabilities offset their lower cost.

    Table III presents a summary of the changes in net interest income resulting from changes in volumes and rates for 1994 and 1993. Net interest income, average balance sheet amounts and the corresponding yields and costs for the years 1990 through 1994 are shown in Table IV.

VOLUME/RATE ANALYSIS                                                   TABLE III
($ in thousands)

                                                      1994 Change From 1993 Due To               1993 Change From 1992 Due To
 --------------------------------------------------------------------------------------------------------------------------------
                                                    Volume        Rate         Total          Volume        Rate         Total
- ---------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
Loans (FTE).....................................   $ 111,385      (50,000)      61,385         41,276      (107,264)      (65,988)
Taxable securities..............................      44,597       (4,370)      40,227         41,148       (52,325)      (11,177)
Tax exempt securities (FTE).....................     (18,389)       1,080      (17,309)         3,271        (7,035)       (3,764)
Money market investments........................        (668)         163         (505)        (4,582)       (1,654)       (6,236)
- ---------------------------------------------------------------------------------------------------------------------------------
Total interest income (FTE).....................   $ 136,925      (53,127)      83,798         81,113      (168,278)      (87,165)
- ---------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Interest bearing deposits.......................   $  25,696      (28,260)      (2,564)        14,010      (135,114)     (121,104)
Short term borrowings...........................      31,792       10,051       41,843         11,713        (1,271)       10,442
Long term debt..................................   14,892...         (978)      13,914          1,984        (3,673)       (1,689)
- ---------------------------------------------------------------------------------------------------------------------------------
Total interest expense..........................   $  72,380      (19,187)      53,193         27,707      (140,058)     (112,351)
- ---------------------------------------------------------------------------------------------------------------------------------
Change in net interest income...................   $  64,545      (33,940)      30,605         53,406       (28,220)       25,186
- ---------------------------------------------------------------------------------------------------------------------------------

* Any variance attributable jointly to volume and rate changes is allocated to volume and rate in proportion to the relationship of the absolute dollar amount of the change in each. Non-taxable income has been adjusted to a fully taxable equivalent basis.

- --------------------------------------------------------------------------------
AVERAGE BALANCE/NET INTEREST INCOME/AVERAGE RATES                       TABLE IV
($ in thousands)

     Year Ended December 31,                     1994                                 1993                            1992
- ------------------------------------------------------------------------------------------------------------------------------------
                                                             Average                              Average
                                                 Interest     Rate                     Interest     Rate                    Interest
                                     Average      Income/    Earned/      Average      Income/    Earned/      Average      Income/
                                     Balance      Expense     Paid        Balance      Expense     Paid        Balance      Expense
- ------------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Money market investments.........  $    72,736       2,349     3.23%    $    93,662       2,854     3.05%    $   233,757       9,090
Investment securities:
U.S. Treasury, federal agencies
 and other.......................    5,319,354     303,098     5.70       4,537,814     262,871     5.79       3,898,195     274,048
State and municipal
 securities(1)...................      306,946      25,296     8.24         530,407      42,605     8.03         493,785      46,369
Total loans(1)(2)................   15,172,618   1,287,121     8.48      13,875,584   1,225,736     8.83      13,435,991   1,291,724
                                   -----------   ---------              -----------   ---------              -----------   ---------
Total earnings assets/total
 interest income(1)..............   20,871,654   1,617,864     7.75      19,037,467   1,534,066     8.06      18,061,728   1,621,231
                                   -----------   ---------              -----------   ---------              -----------   ---------
Less allowance for loan losses...      206,703                              182,594                              176,595
Cash and due from banks..........      892,959                              839,506                              818,279
Other assets.....................      992,857                              850,783                              870,879
- ------------------------------------------------------------------------------------------------------------------------------------
Total............................  $22,550,767                          $20,545,162                          $19,574,291
- ------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND EQUITY:
Deposits:
Savings and NOW accounts.........  $ 3,385,164      53,971     1.59%    $ 3,137,831      66,088     2.11%    $ 2,820,091      86,568
Money market savings and checking
 accounts........................    4,114,885     115,725     2.81       3,852,780      95,314     2.47       3,972,004     128,820
Time deposits....................    8,849,576     398,239     4.50       8,638,044     409,097     4.74       8,520,485     476,215
                                   -----------   ---------              -----------   ---------              -----------   ---------
Total interest-bearing
 deposits........................   16,349,625     567,935     3.47      15,628,655     570,499     3.65      15,312,580     691,603
Short term borrowings............    1,325,584      60,389     4.56         575,074      18,546     3.22         216,352       8,104
Long term debt...................      485,494      33,818     6.97         272,297      19,904     7.31         248,032      21,593
                                   -----------   ---------              -----------   ---------              -----------   ---------
Total interest-bearing
 liabilities/ total interest
 expense.........................   18,160,703     662,142     3.65      16,476,026     608,949     3.70      15,776,964     721,300
                                   -----------   ---------              -----------   ---------              -----------   ---------
Demand deposits..................    2,665,183                            2,463,534                            2,301,768
Other liabilities................      197,330                              191,922                              198,633
Non-redeemable
 preferred/preference stock......           --                               74,586                              140,952
Common shareholders' equity......    1,527,551                            1,339,094                            1,155,974
- ------------------------------------------------------------------------------------------------------------------------------------
Total............................  $22,550,767                          $20,545,162                          $19,574,291
- ------------------------------------------------------------------------------------------------------------------------------------
Interest income/earning assets...                              7.75%                                8.06%
Interest expense/earning
 assets..........................                              3.17                                 3.20
- ------------------------------------------------------------------------------------------------------------------------------------
Net interest margin/earning
 assets..........................                              4.58%                                4.86%
- ------------------------------------------------------------------------------------------------------------------------------------


     Year Ended December 31,                                1991                                 1990
- ---------------------------------------------------------------------------------------------------------------------
                                     Average                            Average                               Average
                                      Rate                   Interest     Rate                     Interest     Rate
                                     Earned/     Average      Income/    Earned/      Average      Income/     Earned
                                      Paid       Balance      Expense     Paid        Balance      Expense      Paid
- ------------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Money market investments.........    3.89%    $   273,208      17,679     6.47%    $   462,816      38,941     8.41%
Investment securities:
U.S. Treasury, federal agencies
 and other.......................    7.03       3,267,738     274,884     8.41       3,041,910     265,876     8.74
State and municipal
 securities(1)...................    9.39         580,307      56,640     9.76         599,891      59,607     9.94
Total loans(1)(2)................    9.61      11,276,061   1,217,808    10.80      10,359,695   1,188,213    11.47
                                              -----------   ---------              -----------   ---------
Total earnings assets/total
 interest income(1)..............    8.98      15,397,314   1,567,011    10.18      14,464,312   1,552,637    10.74
                                              -----------   ---------              -----------   ---------
Less allowance for loan losses...                 139,332                              129,067
Cash and due from banks..........                 785,798                              803,022
Other assets.....................                 754,446                              665,238
- ------------------------------------------------------------------------------------------------------------------------------------

Total............................             $16,798,226                          $15,803,505
- ------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND EQUITY:
Deposits:
Savings and NOW accounts.........    3.07%    $ 2,375,565     105,904     4.46%    $ 2,334,355     111,322     4.77%
Money market savings and checking
 accounts........................    3.24       3,829,647     186,406     4.87       3,419,159     197,699     5.78
Time deposits....................    5.59       6,804,895     469,094     6.89       6,260,473     493,857     7.89
                                              -----------   ---------              -----------   ---------
Total interest-bearing
 deposits........................    4.52      13,010,107     761,404     5.85      12,013,987     802,878     6.68
Short term borrowings............    3.75         177,834       9,424     5.30         257,243      18,836     7.32
Long term debt...................    8.71         176,780      16,082     9.10         199,592      19,428     9.73
                                              -----------   ---------              -----------   ---------
Total interest-bearing
 liabilities/ total interest
 expense.........................    4.57      13,364,721     786,910     5.89      12,470,822     841,142     6.74
                                              -----------   ---------              -----------   ---------
Demand deposits..................               2,064,849                            2,068,642
Other liabilities................                 148,626                              136,245
Non-redeemable
 preferred/preference stock......                 165,730                              178,605
Common shareholders' equity......               1,054,300                              949,191
- ------------------------------------------------------------------------------------------------------------------------------------

Total............................             $16,798,226                          $15,803,505
- ------------------------------------------------------------------------------------------------------------------------------------

Interest income/earning assets...    8.98%                               10.18%                               10.74%
Interest expense/earning
 assets..........................    4.00                                 5.11                                 5.82
- ------------------------------------------------------------------------------------------------------------------------------------

Net interest margin/earning
 assets..........................    4.98%                                5.07%                                4.92%
- ------------------------------------------------------------------------------------------------------------------------------------

(1) Interest income on obligations of states and political subdivisions and on tax exempt commercial loans has been adjusted to a taxable equivalent basis using a marginal federal tax rate of 35% for 1994 and 1993, and 34% for prior years.

(2) Non-accrual loans are included in average loan balances.

    NET INTEREST MARGIN -- The net interest margin for 1994 was 4.58 percent compared with 4.86 percent in 1993 and 4.98 percent in 1992. Increases in short term rates by the Federal Reserve totalled 250 basis points during 1994. As rates increased, interest sensitive deposit products grew rapidly and repriced faster than interest sensitive assets, specifically loans, causing compression in the net interest margin. For example, the FirstRate Fund, a deposit product which carries a variable rate tied to the T-bill rate, increased to $2.1 billion at December 31, 1994 from $526 million at December 31, 1993. The average rate paid on this product increased 130 basis points over the year.

    The acquisitions of Goldome Federal and LGF Bancorp, Inc., early in the second quarter, added over $700 million in higher priced thrift deposits to the balance sheet while adding only $370 million in earning assets. These two acquisitions combined to lower the net interest margin for the year by 9 basis points.

    Also impacting the net interest margin on the asset side of the balance sheet were competitive pricing issues regarding consumer loans. Indirect installment loans were being priced below the loans maturing in the portfolio and at spreads which reduced the profitability of the portfolio. In addition, First of America competitively repriced a portion of its credit cards from eighteen percent fixed rate cards to a lower variable rate product.

    In order to moderate the future impact of interest rate changes on net interest income, First of America sold $180 million in securities and terminated $82.9 million in interest rate swaps during the fourth quarter. The immediate impact of these moves is discussed later in this document under "Non-interest Income." At December 31, 1994, the estimated impact of these changes resulted in approximately two percent of net income being at risk from a one hundred basis point change in interest rates. Interest rate risk is covered in more detail later in this document under "Funding, Liquidity and Interest Rate Risk" and in Tables XIV and XV.

    PROVISION FOR LOAN LOSSES -- The provision for loan losses is based on the current level of net charge-offs and management's assessment of the credit risk inherent in the loan portfolio. For 1994, the provision for loan losses was increased 2.2 percent to $86.6 million from $84.7 million in 1993 to keep pace with growth in the total loan portfolio, as net charge-offs decreased $14.4 million year-over-year. The 1992 provision was $78.8 million. The decrease in net charge-offs during 1994 contributed to the increased coverage of non-performing loans, which was 224.4 percent at December 31, 1994 compared with
142.9 percent at December 31, 1993.

    As a percent of average assets, the 1994 provision was 0.38 percent compared with the 0.41 percent and 0.40 percent reported for 1993 and 1992, respectively. Additional information on the provision for loan losses, net charge-offs and non-performing assets is provided in Tables IX and XI and under the caption, "Credit Risk Profile," presented later in this discussion.

    NON-INTEREST INCOME -- Non-interest income was down 2.7 percent over 1993, totalling $284.4 million versus $292.2 million, as net gains on the sales of securities and residential mortgages combined to add only $17.0 million to non-interest income in 1994 versus $46.2 million in 1993. The rising interest rate environment during 1994 heavily impacted these income sources. Excluding gains on the sale of securities and mortgage loans, non-interest income would have increased 8.7 percent over 1993. Non-interest income totaled $261.3 million for 1992. Table V presents trends in the major components of non-interest income from 1990 to 1994.

NON-INTEREST INCOME AND NON-INTEREST EXPENSE                             TABLE V
($ in thousands)

                                                                                                                     Change
                                                                                                                   1994/1993
- ---------------------------------------------------------------------------------------------------------------------------------
                                                         1994       1993       1992       1991       1990      Amount     Percent
- ---------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME
Service charges on deposits.........................   $ 89,164     84,648     79,522     70,318     64,388      4,516       5.3%
Trust and financial services income.................     81,717     77,290     68,850     60,904     51,038      4,427       5.7
Investment securities transaction...................      5,349     16,753     14,993      1,088     (6,380)   (11,404)    (68.1)
Other operating income..............................    108,143    113,493     97,951     77,590     72,512     (5,350)     (4.7)
- ----------------------------------------------------------------------------------------------------------------------
Total non-interest income...........................   $284,373    292,184    261,316    209,900    181,558     (7,811)     (2.7)
- --------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE
Personnel...........................................   $430,563    403,119    410,854    361,187    326,308     27,444       6.8%
Occupancy, net......................................     60,471     55,093     57,286     50,413     48,985      5,378       9.8
Equipment...........................................     56,111     53,376     63,134     51,474     46,690      2,735       5.1
Data processing.....................................     17,524     14,963     10,380     11,448     13,005      2,561      17.1
Amortization of intangibles.........................     16,577      8,902     38,336     10,303      8,583      7,675      86.2
FDIC premiums.......................................     42,055     39,680     38,711     31,032     16,444      2,375       6.0
Other operating expense.............................    190,117    188,395    177,647    149,875    142,304      1,722       0.9
- ----------------------------------------------------------------------------------------------------------------------
Total non-interest expense..........................   $813,418    763,528    796,348    665,732    602,319     49,890       6.5
- --------------------------------------------------------------------------------------------------------------------------------
Non-interest income as a percent of
  average assets....................................       1.26%      1.42       1.33       1.25       1.15
Non-interest expense as a percent of
  average assets....................................       3.61       3.72       4.07       3.96       3.81
Burden ratio........................................       2.35       2.30       2.74       2.71       2.66
Efficiency ratio....................................      65.59      62.72      68.58      67.25      67.44
Efficiency ratio, excluding FDIC premiums...........      62.20      59.46      65.24      64.11      65.60
- ------------------------------------------------------------------------------------------------------------------------------

    Service charges on deposit accounts, the largest component of fee income for First of America, increased 5.3 percent in 1994 to $89.2 million compared with $84.6 million in 1993 and $79.5 million in 1992. Growth in these fees reflect the growth in non-interest bearing transaction accounts, which were up 4.8 percent over last year.

    Trust and financial services revenue increased 5.7 percent over a year ago to $81.7 million. Both components of trust and financial services revenue, traditional trust fees and brokerage and investment advisory services, felt the impact of changes in the financial markets. Traditional trust fees, the largest component, was $59.8 million compared with $56.7 million in 1993 and $51.1 million in 1992. These fees generally follow the growth of total assets under management and are affected by changes in the securities market as many fees are assessed based on the market value of managed funds. Total trust and financial services assets under management at December 31, 1994, totalled $13.2 billion versus $12.6 billion at December 31, 1993 and $11.9 billion at December 31, 1992. The Parkstone Group of Funds accounted for $4.7 billion of the 1994 year-end assets under management.

    Other financial services fees, derived from brokerage services and investment advisory services, increased 6.1 percent over last year despite the lagging sales of mutual funds. Total revenue from the sale of Parkstone Mutual Funds and other mutual funds was $4.5 million, down 42.6 percent from $7.8 million in 1993.

    First of America plans to expand its trust and financial services revenue through the acquisition of established investment management firms as well as sales and marketing efforts. On January 1, 1995, First of America completed the acquisition of New England Trust Company, an investment management company based in Providence, Rhode Island, with over $600 million in assets under management. On March 1, 1995, First of America also entered into a partnership with another investment management firm, Gulfstream Global Investors, Ltd., based in Dallas, Texas, with $160 million in assets under management. Gulfstream will provide international investment expertise and manage the Parkstone International Discovery Fund which had approximately $290 million in net assets at December 31, 1994.

    Investment securities gains were down $11.4 million in 1994 versus 1993, representing a $0.12 reduction in 1994's earnings per share. The total net gain from such sales in 1994 was $5.3 million compared with $16.8 million in 1993 and $15.0 million in 1992. To mitigate the interest rate sensitive position of the balance sheet, First of America sold $180 million in available for sale securities during the fourth quarter, resulting in a loss of $3.5 million. First of America also terminated $82.9 million of interest rate swaps during December, 1994, incurring an immediate loss of $804 thousand (included in net securities gains on the income statement) and creating a $1.4 million deferred loss to be amortized into earnings over the remaining life of the hedged liability. At year-end 1994, net unrealized losses of $107.3 million and $170.1 million remained in the Available for Sale and Held to Maturity securities portfolios, respectively. The average maturities of these portfolios at year-end were 3.2 years and 2.8 years, respectively.

    Total credit card fees for 1994 increased to $43.2 million compared with $40.0 million and $36.2 million in 1993 and 1992, respectively. Growth in these fees has averaged 9.9 percent, annually, over the last three years. A component of total credit card fees, merchant discount income, which represents the charge to First of America merchants for processing credit card receipts, increased
25.5 percent over 1993 totalling $28.9 million. The credit card portfolio reached $1.3 billion at December 31, 1994, up 16.5 percent from a year ago.

    First of America's mortgage banking business felt the impact of the rising interest rate environment, as mortgage originations were down 27.4 percent to $2.2 billion in 1994 versus $3.0 billion in 1993, contributing to the decline in gains on the sale of residential mortgages which totalled $11.7 million for 1994 compared with $29.5 million a year ago and $15.2 million in 1992. First of America's servicing portfolio, however, did continue to grow and build servicing income. At December 31, 1994, the mortgage servicing portfolio for outside investors was $3.2 billion, up 15.3 percent over the $2.8 billion at December 31, 1993 and $2.4 billion at December 31, 1992. Mortgage servicing revenues totalled $9.5 million during 1994 compared with $7.0 million in 1993 and $3.6 million in 1992.

    The remaining categories of other operating income increased 18.0 percent over 1993. These revenues totaled $43.8 million in 1994, versus $37.1 million in 1993 and $42.9 million in 1992. Continued sales efforts, coupled with pricing changes implemented during the year, contributed to the growth in miscellaneous fees. The largest components of this group, non affiliate corporate services and ATM network income, increased 51.7 percent and 17.3 percent, respectively, and together, comprised $16.1 million of total non-interest income.

NONBANK SERVICES                                                        TABLE VI
($ in thousands)

                                                                                                                 % Change
                                                                         1994           1993          1992       1994/1993
- --------------------------------------------------------------------------------------------------------------------------
TRUST AND FINANCIAL SERVICES
Traditional trust assets...........................................   $10,110,726     9,870,860     9,544,708        2.4%
Brokerage assets...................................................     1,480,100     1,260,720     1,143,491       17.4
Other assets.......................................................     1,628,056     1,446,407     1,244,339       12.6
- -------------------------------------------------------------------------------------------------------------
Total trust assets.................................................   $13,218,882    12,577,987    11,932,538        5.1
- -------------------------------------------------------------------------------------------------------------
Parkstone funds retail sales.......................................   $   158,291       246,578       107,565      (35.8)
- -------------------------------------------------------------------------------------------------------------
Traditional trust income...........................................   $    59,844        56,677        51,142        5.6
Brokerage income...................................................         9,241        10,159         8,868       (9.0)
Investment management fees, cash management
  fees and other...................................................        12,632        10,454         8,840       20.8
- -------------------------------------------------------------------------------------------------------------
Total trust income.................................................   $    81,717        77,290        68,850        5.7
- --------------------------------------------------------------------------------------------------------------------------
MORTGAGE BANKING
Gains on sale of loans.............................................   $    11,697        29,456        15,230      (60.3)%
Servicing income...................................................         9,476         6,990         3,616       35.6
Loans sold servicing retained......................................       836,384     1,386,000       594,144      (39.7)
Number of loans serviced at year-end...............................       138,602       130,837       130,829        5.9
- --------------------------------------------------------------------------------------------------------------------------
RETAIL CREDIT SERVICES
Visa/M.C. Gold outstanding.........................................   $   746,716       607,827       248,586       22.9
Other revolving outstanding........................................       774,991       753,777       938,344        2.8
- -------------------------------------------------------------------------------------------------------------
Total revolving portfolio..........................................   $ 1,521,707     1,361,604     1,186,930       11.8
- -------------------------------------------------------------------------------------------------------------
Visa/M.C. Gold accounts............................................       890,810       821,845       389,656        8.4
Other revolving accounts...........................................     1,182,613     1,282,421     1,287,216       (7.8)
- -------------------------------------------------------------------------------------------------------------
Total revolving cardholders........................................     2,073,423     2,104,266     1,676,872       (1.5)
- -------------------------------------------------------------------------------------------------------------
Total revolving credit fees........................................   $    43,216        39,964        36,216        8.1
- --------------------------------------------------------------------------------------------------------------------------

    NON-INTEREST EXPENSE -- As detailed in Table V, non-interest expense was $813.4 million in 1994, an increase of 6.5 percent over 1993's $763.5 million. Excluding acquisitions, non-interest expense would have increased only 2.9 percent over a year ago. As a percent of average assets, non-interest expense improved to 3.61 percent versus 3.72 percent in 1993 and 4.07 percent in 1992.

    The largest component of First of America's non-interest expense is personnel costs which were $430.6 million in 1994 versus $403.1 million in 1993 and $410.9 million in 1992. First of America added 721 employees through acquisitions during the year, but partially offset this increase by reductions due to internal initiatives. Included in the 1994 personnel expense was $3.9 million in one-time severance costs related to the company's internal reorganization. The number of full time equivalent employees per one million dollars in average assets, a measure of the internal efficiencies First of America has been able to create through its continuing program of functional consolidations, has declined each of the last five years. For 1994, this measure was 0.56 full time equivalent employees per million dollars of average assets compared with 0.63 in 1993 and 0.65 in 1992.

    Net occupancy and equipment costs increased 7.5 percent in 1994 to $116.6 million compared with $108.5 million in 1993 and $120.4 million in 1992. The 1994 growth in this expense is largely the result of acquisitions. The 1992 total included $6.2 million in one-time costs for the write-off of duplicative fixed assets from the Security Bancorp acquisition.

    Other operating expenses, which included all other costs of doing business such as outside data processing, advertising, supplies, travel, telephone, professional fees and outside services purchased, were $207.6 million in 1994, up 2.1 percent from 1993's total of

$203.4 million. This increase was primarily due to acquisitions offsetting internal initiatives begun in August. As a percent of average assets, these expenses were only 0.92 percent compared with 0.99 percent in 1993 and 0.96 percent in 1992.

    With the ongoing consolidation of First of America's affiliate banks into one bank in each state of operation, $15-$18 million in one-time restructuring costs, principally severance, will be incurred during 1995. As a result of this reorganization and internal cost cutting initiatives, the run-rate of operating expenses, excluding 1994-1995 acquisitions, should be approximately five percent lower than the 1994 levels by year-end 1995.

    EFFICIENCY RATIO -- The efficiency ratio measures non-interest expense as a percent of the sum of net interest income (FTE) and non-interest income. The lower the ratio, the more efficiently a company's resources produce revenues. Table V presents the efficiency ratio over the last five years. This ratio increased to 65.59 percent versus 62.72 percent in 1993 as expenses grew faster than revenue, which was slowed by the lower net interest margin. The efficiency ratio was 68.58 percent in 1992. The burden ratio, another measure of efficiency, compares an institution's non-interest expense, less non-interest income, divided by average total assets. First of America's burden ratio was
2.35 percent, 2.30 percent and 2.74 percent for 1994, 1993 and 1992, respectively. Both of these ratios for 1992 included one-time charges from the Security Bancorp acquisition and the intangible asset write-down.

    INCOME TAX EXPENSE -- Income tax expense was $102.6 million in 1994 compared with $98.6 million in 1993 and $91.5 million in 1992. The primary reason for the increased expense was the lower level of tax credits taken throughout the year, which totalled $3.4 million in 1994 versus $7.9 million in 1993. A summary of significant tax components is provided in Note 18 of the Notes to Consolidated Financial Statements included later in this document.

CREDIT RISK PROFILE

    First of America's community banking structure helps minimize its credit risk exposure. Community banking means that loans are made in local markets to consumers and small to mid-sized businesses from deposits gathered in the same market. A centralized, independent loan review staff evaluates each affiliate's loan portfolio on a regular basis and shares its evaluation with bank management as well as corporate senior management.

    First of America's loan portfolio includes a large percentage of smaller loans to consumers which reduces total portfolio risk. This included at year-end a distribution among consumer installment and revolving loans (35 percent), one-to-four family residential mortgages and home equity loans (31 percent), commercial loans (14 percent) and commercial mortgages (20 percent). First of America does not have any concentrations of credit to any specific borrower or within any geographic area. The total loan portfolio, as presented in Table VII, was $16.8 billion at year-end 1994, up 17.0 percent from $14.4 billion a year ago due to both acquisitions and internally generated growth.

COMPONENTS OF THE LOAN PORTFOLIO                                       TABLE VII
($ in thousands)

                     December 31,                           1994           1993          1992          1991          1990
- ----------------------------------------------------------------------------------------------------------------------------
Consumer, net.........................................   $ 5,799,025     5,062,173     4,288,431     4,060,126     3,566,844
Commercial, financial and agricultural................     2,344,969     2,148,663     2,170,715     2,223,202     2,640,351
Real estate -- construction...........................       438,067       252,839       300,954       342,944       320,476
Real estate -- mortgage...............................     8,252,797     6,930,480     6,995,917     6,601,755     4,700,550
- ----------------------------------------------------------------------------------------------------------------------------
Total loans...........................................   $16,834,858    14,394,155    13,756,017    13,228,027    11,228,221
- ----------------------------------------------------------------------------------------------------------------------------

    CONSUMER LOANS -- First of America's consumer loan portfolio which includes indirect and direct installment loans, credit cards and other revolving loans, increased 14.6 percent over a year ago totalling $5.8 billion. Excluding acquisitions, total consumer loans increased 13.4 percent over a year ago. Credit cards increased 16.5 percent, indirect installment loans were up 15.9 percent and direct installment loans were up 14.6 percent.

    Even with the double digit growth in consumer loans, gross charge-offs and net charge-offs were down 5.5 percent and 15.1 percent, respectively, over 1993. As a percent of average total consumer loans, net charge-offs were 0.87 percent in 1994 versus 1.18 percent and 1.29 percent in 1993 and 1992, respectively.

    During 1994, First of America repriced $161 million of its credit card portfolio from 18 percent fixed rate cards to a lower variable rate product. This repricing allowed First of America to reduce its attrition rate on credit cards to 4.4 percent for 1994 from 5.8 percent in

1993. In addition, First of America's credit card portfolio has maintained strong asset quality. In 1994, net charge-offs as a percent of average loans were 2.14 percent compared with 2.40 percent the previous year; both measures compare favorably with credit card industry experience.

    RESIDENTIAL MORTGAGE LOANS -- Residential mortgage loans were $5.3 billion at year-end 1994, up 27.2 percent over year-end 1993. First of America added over $700 million to this category from the acquisitions during the year. Excluding acquisitions, residential mortgages maintained solid growth and increased 8.3 percent over last year. The residential mortgage portfolio continued to have the strongest credit quality measurements when compared with First of America's other portfolios. Net charge-offs as a percent of average residential mortgage loans were 0.02 percent and 0.03 percent in 1994 and 1993, respectively. This compares with 0.53 percent and 0.75 percent for the remaining portfolios combined for 1994 and 1993.

    At December 31, 1994, residential mortgage loans held for sale, originated at prevailing market rates, totalled $30.2 million with a market value of $30.3 million. These residential mortgages are closed and therefore included in outstandings on the balance sheet.

    In addition, First of America has entered into commitments to originate residential mortgage loans, at prevailing market rates, totalling $21.2 million all of which are intended for sale. Mandatory commitments to deliver mortgage loans or mortgage backed securities to investors, at prevailing market rates, totalled $30.6 million as of December 31, 1994.

    COMMERCIAL AND COMMERCIAL MORTGAGE LOANS -- First of America's commercial and commercial mortgage loans are made in local markets to small to mid-sized businesses. Investor/developer loans, made to serve local markets, totaled $1.7 billion at year-end 1994 versus $1.4 billion last year and were spread among such diverse property types as retail, residential rental, office rental and industrial. First of America has no foreign loans, no highly leveraged transactions and no syndicated purchase participations. Maturity and rate sensitivity of selected loan categories is presented in Table VIII.

    First of America's non-performing commercial and commercial mortgages totalled $82.8 million at year-end versus $114.1 million a year ago. One area of strong improvement came from the southeastern Michigan region which lowered its non-performing commercial and commercial mortgages by 26.9 percent or $16.6 million.

MATURITY AND RATE SENSITIVITY OF SELECTED LOANS                       TABLE VIII
($ in thousands)

                                                                          One year     One year to      After
                          December 31, 1994                               or less      five years     five years      Total
- -----------------------------------------------------------------------------------------------------------------------------
Commercial, financial and agricultural................................   $1,268,122       655,004       131,891     2,055,017
Commercial tax-exempt.................................................       40,515        89,916       159,521       289,952
Real estate construction..............................................      291,244       108,227        38,596       438,067
- -----------------------------------------------------------------------------------------------------------------------------
Total.................................................................   $1,599,881       853,147       330,008     2,783,036
- -----------------------------------------------------------------------------------------------------------------------------
TOTAL LOANS ABOVE DUE AFTER ONE YEAR:
With predetermined interest rate......................................                  $ 409,525       181,657       591,182
With floating or adjustable interest rates............................                    443,622       148,351       591,973
- -----------------------------------------------------------------------------------------------------------------------------
Total.................................................................                  $ 853,147       330,008     1,183,155
- -----------------------------------------------------------------------------------------------------------------------------

    ASSET QUALITY -- Total non-performing loans, other real estate owned and other loans of concern for the past five years are detailed in Table IX. Total non-performing assets, which include nonaccrual loans, renegotiated loans and other real estate owned, totaled $140.3 million at year-end 1994, compared with $182.7 million at year-end 1993 and $196.0 million at year-end 1992. The current improvement occurred across all of First of America's geographic regions, but specifically in its southeast Michigan area. Non-performing assets in this region were down 28.3 percent from a year ago. For the corporation, non-performing loans as a percent of total loans at 0.60 percent reached its lowest figure since the 0.79 percent reported at December 31, 1990. Similarly, net charge-offs as a percent of average loans reached its lowest point since 1990 at 0.39 percent versus 0.53 percent for 1993 and 0.57 percent for 1992.

RISK ELEMENTS IN THE LOAN PORTFOLIO                                     TABLE IX
($ in thousands)

                         December 31,                               1994        1993        1992        1991        1990
- --------------------------------------------------------------------------------------------------------------------------
Non-accrual loans..............................................   $ 96,814     121,186     126,619     116,995      76,533
Restructured loans.............................................      4,852      10,879      20,669      16,837      12,234
Other real estate owned........................................     38,662      50,595      48,699      34,601      17,620
                                                                  --------    --------    --------    --------    --------
  Non-performing assets........................................    140,328     182,660     195,987     168,433     106,387
Past due loans 90 days or more (excluding the above two
  categories)..................................................     18,208      23,462      20,887      32,499      31,380
Other loans of concern.........................................     31,653      53,206      37,663      37,189      23,361
- --------------------------------------------------------------------------------------------------------------------------
Total..........................................................   $190,189     259,328     254,537     238,121     161,128
- --------------------------------------------------------------------------------------------------------------------------

    Other loans of concern which represent loans where known information about possible credit problems of borrowers causes management concern about the ability of such borrowers to comply with the present loan terms totaled $31.7 million at year-end 1994, a decrease of 40.5 percent from 1993's year-end total of $53.2 million. While management has identified these loans as requiring additional monitoring, they do not necessarily represent future non-performing loans.

    The allowance for loan losses is determined by management taking into consideration past charge-off experience, estimated loss exposure on specific loans and the current and projected economic climate. Quarterly each affiliate evaluates the adequacy of its allowance for loan loss and their recommendations are reviewed by corporate loan review management. Management's allocation of the allowance for loan losses over the last five years is presented in Table X. The amounts indicated for each loan type include amounts allocated for specific loans as well as a general allocation.

    The allowance coverage of non-performing loans at year-end 1994 was 224.38 percent compared with 142.86 percent at year-end 1993 and 120.03 percent at year-end 1992. It was management's determination that the level of the allowance was adequate to absorb potential loan losses. Other ratios measuring asset quality and the adequacy of the allowance for loan losses are presented in Table XI.

    On January 1, 1995, First of America identified $82.8 million of impaired loans under the guidelines of Statement No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by Statement No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures." This resulted in a specifically identified allowance for impaired loan losses of $17.4 million, which was transferred from the general allowance.

ALLOCATION OF ALLOWANCE FOR LOAN LOSSES                                  TABLE X
($ in thousands)

                                  1994                 1993                 1992                 1991                 1990
 --------------------------------------------------------------------------------------------------------------------------------
                                        % of                 % of                 % of                 % of                 % of
       December 31,         Allowance  Loans*    Allowance  Loans*    Allowance  Loans*    Allowance  Loans*    Allowance  Loans*
 --------------------------------------------------------------------------------------------------------------------------------
Commercial, financial and
  agricultural............. $ 33,543    1.43%    $ 39,231    1.83%    $ 43,466    2.00%    $ 49,129    2.21%    $ 43,498    1.65%
Real estate................   55,721    0.68       55,661    0.81       54,873    0.76       49,639    1.14       40,334    0.80
Consumer...................   76,235    1.31       69,633    1.38       52,847    1.23       54,333    1.34       44,000    1.23
Unallocated................   62,616    0.37       24,139    0.17       25,607    0.19       21,781    0.16        9,180    0.08
- ---------------------------------------------------------------------------------------------------------------------------------
Total...................... $228,115             $188,664             $176,793             $174,882             $137,012
- ---------------------------------------------------------------------------------------------------------------------------------
Allowance to total loans...             1.36%                1.31                 1.29                 1.32                 1.22
- ---------------------------------------------------------------------------------------------------------------------------------

* Allowance as a percent of year-end loans outstanding by type. Unallocated ratio is the unallocated portfolio allowance as a percent of total loans at year-end.

SUMMARY OF LOAN LOSS EXPERIENCE                                         TABLE XI
($ in thousands)

                     December 31,                           1994           1993          1992          1991          1990
- ----------------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES:
Balance at beginning of period........................   $   188,664       176,793       174,882       137,012       126,175
Provision charged against income......................        86,571        84,714        78,809        71,030        44,782
Allowance for loan losses of acquired/(sold) banks....        11,420            50          (372)       27,094        11,185
RECOVERIES:
Commercial, financial and agricultural................         7,277         8,692         7,215         8,616        11,010
Real estate -- construction...........................            51            --            --            --            --
Real estate -- mortgage...............................         2,404         2,615         2,112         1,487         1,741
Consumer loans........................................        28,402        24,556        24,313        20,177        15,719
                                                         -----------    ----------    ----------    ----------    ----------
Total recoveries......................................        38,134        35,863        33,640        30,280        28,470
                                                         -----------    ----------    ----------    ----------    ----------
CHARGE-OFFS:
Commercial, financial and agricultural................        13,621        19,764        22,558        13,475        16,403
Real estate -- construction...........................            80            --            --            --            --
Real estate -- mortgage...............................         8,825        10,539        10,588         5,669         3,810
Consumer loans........................................        74,148        78,453        77,020        71,390        53,387
                                                         -----------    ----------    ----------    ----------    ----------
Total charge-offs.....................................        96,674       108,756       110,166        90,534        73,600
                                                         -----------    ----------    ----------    ----------    ----------
Net charge-offs.......................................        58,540        72,893        76,526        60,254        45,130
- ----------------------------------------------------------------------------------------------------------------------------
Balance at end of period..............................   $   228,115       188,664       176,793       174,882       137,012
- ----------------------------------------------------------------------------------------------------------------------------
Average loans (net of unearned income)................   $15,172,618    13,875,584    13,435,991    11,276,061    10,359,695
- ----------------------------------------------------------------------------------------------------------------------------
Earnings coverage of net losses.......................          7.00x         5.91          4.44          4.90          5.72
Allowance to total end of period loans................          1.36%         1.31          1.29          1.32          1.22
Net losses to end of period allowances................         25.66         38.64         43.29         34.45         32.94
Recoveries to total charge-offs.......................         39.45         32.98         30.54         33.45         38.68
Provision to average loans............................          0.57          0.61          0.59          0.63          0.43
Net charge-offs to average loans......................          0.39          0.53          0.57          0.53          0.44
- ----------------------------------------------------------------------------------------------------------------------------

FUNDING, LIQUIDITY AND INTEREST RATE RISK

    Liquidity is measured by a financial institution's ability to raise funds through deposits, borrowed funds, capital or the sale of assets. Funding is achieved through growth in core deposits and accessibility to the money and capital markets.

    DEPOSITS -- First of America's primary source of funding is its core deposits which include all deposits except negotiated certificates of deposit. As a percent of total deposits, core deposits were 94.8 percent at year-end 1994 and 95.6 percent at year-end 1993. First of America does not issue negotiated CD's in the national money markets, and the level of purchased funds is strictly limited by corporate policy to less than 10 percent of assets. The majority of negotiated CD's and purchased funds originate from the core deposit customer base, including downstream correspondents.

    The loans to deposits ratio measures how well a company is using its lowest cost source of funding which is typically its deposit base. As a percent of total deposits, total loans were 83.3 percent compared with 78.9 percent and
76.3 percent for 1993 and 1992, respectively. Since loans are generally a higher yielding asset than securities, this is a positive trend and represents a more efficient use of funds.

    The average deposit balances outstanding and the rates paid on those deposits for the three years ended December 31, 1994, are presented in Table
XII. The maturity distribution of time deposits of $100,000 or more at year-end 1994 is detailed in Table XIII.

    In addition to deposits, First of America's sources of funding include money market borrowings, capital funds and long term debt. First of America entered into a Three-Year Competitive Advance and Revolving Credit Facility Agreement dated as of March 25, 1994 and amended by its First Amendment dated December 9, 1994 (collectively, the Credit Agreement). The Credit Agreement allows First of America to borrow on a standby revolving credit basis and an uncommitted competitive advance basis up to $350,000,000. The proceeds of all borrowings made pursuant to the Credit Agreement will be used to provide working capital and for other general corporate purposes. At December 31, 1994, the outstanding balance under the Credit Agreement was $30.0 million.

    On July 26, 1994, First of America issued $200 million of 7 3/4% Subordinated Notes Due July 15, 2004, which are not subject to redemption prior to maturity and which qualify as tier II capital under the Federal Reserve Board's capital guidelines. The proceeds received from the Notes were used to discharge indebtedness incurred to fund the acquisition of the Goldome Federal branches, to fund the repurchase of common stock and for other general corporate purposes.

    During August 1994, certain First of America bank subsidiaries began issuing Bank Notes due from 30 days to 10 years from date of issue. The proceeds from the sale of the notes were used for general corporate purposes by the issuing banks. Total outstanding for all bank notes at December 31, 1994 was $515.4 million, of which $259.9 million was included in long term debt.

DEPOSITS                                                               TABLE XII
($ in thousands)

                                                                     1994                    1993                    1992
                                                                   Average                 Average                 Average
- ----------------------------------------------------------------------------------------------------------------------------------
                                                               Balance       Rate      Balance       Rate      Balance       Rate
- ----------------------------------------------------------------------------------------------------------------------------------
Non-interest bearing......................................   $  2,665,183      --    $  2,463,534      --    $  2,301,768      --
Savings and NOW accounts..................................      3,385,164    1.59%      3,137,831    2.11%      2,820,091    3.07%
Money market savings and checking accounts................      4,114,885    2.81       3,852,780    2.47       3,972,004    3.24
Time......................................................      8,849,576    4.50       8,638,044    4.74       8,520,485    5.59
- ----------------------------------------------------------------------------------------------------------------------------------
Total.....................................................   $ 19,014,808            $ 18,092,189            $ 17,614,348
- ----------------------------------------------------------------------------------------------------------------------------------

MATURITY DISTRIBUTION OF TIME DEPOSITS OF $100,000 OR MORE            TABLE XIII
($ in thousands)

                                                                 Three         Three          Six
                                                                 months      months to     months to     After
                                                                or less      six months    one year     one year      Total
- -----------------------------------------------------------------------------------------------------------------------------
Certificates of deposit.....................................   $  955,315      299,119      145,211     228,576     1,628,221
Other time deposits.........................................       61,803       38,494       22,514      54,116       176,927
- -----------------------------------------------------------------------------------------------------------------------------
Total.......................................................   $1,017,118      337,613      167,725     282,692     1,805,148
- -----------------------------------------------------------------------------------------------------------------------------

    INTEREST RATE RISK -- First of America's interest rate risk policy is to attempt to minimize the effect on net income resulting from a change in interest rates through asset/liability management at all levels in the company. Each banking affiliate completes an interest rate analysis every month using an asset/liability model, and a consolidated analysis is then completed using the affiliates' data. The Asset and Liability Committees, which exist at each banking affiliate and at the consolidated level, review the analysis and as necessary, appropriate action is taken to maintain the net interest spread, even in periods of rapid interest rate movement.

    Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying financial instrument. The company becomes a principal in the exchange of interest payments with other parties and, therefore, is exposed to the loss of future interest payments should the counterparty default. The company minimizes this risk by performing normal credit reviews of its counterparties and collateralizing its exposure when it exceeds a predetermined limit.

    First of America had outstanding interest rate swap agreements at December 31, 1994, totalling $707.9 million in notional amounts versus $291.6 million at December 31, 1993. This total included notional amounts of $125 million as a hedge against the parent company's 8.50% Subordinated Notes Due February 1, 2004, $30 million against various fixed rate bank notes, $10 million against a short term FHLB advance, $12 million against certain FirstRate Fund deposits and the remainder, $530.9 million, as a hedge against certain Rising Rate and Market Rate certificates of deposit. First of America had swaps of variable rate instruments for fixed rate instruments with notional amounts totalling $52.0 million, $633.8 million of fixed rate instruments for variable rate instruments and $22.1 million representing basis swaps.

    The aggregate market value of interest rate swaps at year-end was a negative $17.2 million. The full year 1994 impact from swap activity on net interest income was a negative $260 thousand versus a positive $646 thousand impact for 1993. If interest rates increased one hundred basis points, First of America would lose approximately $11.4 million in net interest income over the next twelve months from its current interest rate swap agreements. Note 20 of the Notes to Consolidated Financial Statements included later in this document provides further detail on First of America's interest rate swap agreements outstanding.

    First of America also entered into interest rate cap agreements during the fourth quarter as a means of managing interest rate risk relating to certain FirstRate Fund deposits. These caps are agreements to receive payments for interest rate differentials between an index rate and a specified maximum rate, computed on notional amounts. As of December 31, 1994, First of America had outstanding interest rate caps with notional amounts totaling $125 million, with a market value of a positive $1.6 million.

    Interest rate sensitivity of assets and liabilities is represented in a Gap report, Gap being the difference between rate sensitive assets and liabilities and includes the impact of off-balance sheet interest rate swap and cap agreements. Table XIV presents First of America's Gap position at December 31, 1994, for one year and shorter periods, and Table XV details the company's five year Gap position. The Gap reports' reliability in measuring the risk to income from a change in interest rates is tested through the use of simulation models. Management has determined that these simulations provide a more meaningful measurement of the company's interest rate risk positions than the following Gap tables. At year-end 1994 simulation models showed that less than two percent of First of America's annual net income was at risk if interest rates were to move up or down an immediate one percent. First of America views the management of its interest rate sensitive position as an ongoing process due to the effects of changing economic conditions.

INTEREST RATE SENSITIVITY -- SHORT TERM                                TABLE XIV
($ in millions)

                                                                          0 to 30    0 to 60    0 to 90    0 to 180    0 to 365
                           December 31, 1994                               Days       Days       Days        Days        Days
- ------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Other earnings assets..................................................   $   55         55         55          55          55
Investment securities(1)...............................................      233        331        439         751       1,254
Loans, net of unearned discount(2).....................................    5,004      5,548      5,934       6,981       8,874
- ------------------------------------------------------------------------------------------------------------------------------
Total rate sensitive assets (RSA)......................................   $5,292      5,934      6,428       7,787      10,183
- ------------------------------------------------------------------------------------------------------------------------------
LIABILITIES:(3)
Money market type deposits.............................................   $2,799      3,059      3,162       3,168       3,174
Other core savings and time deposits...................................    1,037      2,084      2,631       3,794       5,240
Negotiated deposits....................................................      486        655        781         929         981
Borrowings.............................................................    1,899      1,982      2,002       2,100       2,133
Interest rate swap agreements(3).......................................     (506 )     (476 )     (468 )      (452)       (180)
Interest rate cap agreements(3)........................................      125        125        125         125          --
- ------------------------------------------------------------------------------------------------------------------------------
Total rate sensitive liabilities (RSL).................................   $5,840      7,429      8,233       9,664      11,348
- ------------------------------------------------------------------------------------------------------------------------------
GAP (RSA -- RSL).......................................................   $ (548 )   (1,495 )   (1,805 )    (1,877)     (1,165)
- ------------------------------------------------------------------------------------------------------------------------------
RSA divided by RSL.....................................................                                      80.58%      89.73
GAP divided by total assets............................................                                      (7.64)      (4.74)
- ------------------------------------------------------------------------------------------------------------------------------

(1) Maturities of rate sensitive securities are based on contractual maturities and estimated prepayments.
(2) Maturities of rate sensitive loans are based on contractual maturities, estimated prepayments and estimated repricing.
(3) Maturities of rate sensitive liabilities, interest rate swaps and interest rate caps are based on contractual maturities and estimated repricing.

INTEREST RATE SENSITIVITY -- LONG TERM                                  TABLE XV
($ in millions)

                                                                            13 to        25 to        37 to        0 to
                           December 31, 1994                              24 Months    36 Months    60 Months    60 Months
- --------------------------------------------------------------------------------------------------------------------------
ASSETS:
Other earnings assets..................................................    $    --          --           --            55
Investment securities(1)...............................................      1,133       1,229        1,538         5,154
Loans, net of unearned discount(2).....................................      2,324       1,534        1,655        14,387
- --------------------------------------------------------------------------------------------------------------------------
Total rate sensitive assets (RSA)......................................    $ 3,457       2,763        3,193        19,596
- --------------------------------------------------------------------------------------------------------------------------
LIABILITIES:(3)
Money market type deposits.............................................    $   123          56           79         3,432
Other core savings and time deposits...................................      3,801         899        1,090        11,030
Negotiated deposits....................................................         39           4            6         1,030
Borrowings.............................................................          1          --           --         2,134
Interest rate swap agreements(3).......................................        130          25           25            --
Interest rate cap agreements(3)........................................         --          --           --            --
- --------------------------------------------------------------------------------------------------------------------------
Total rate sensitive liabilities (RSL).................................    $ 4,094         984        1,200        17,626
- --------------------------------------------------------------------------------------------------------------------------
GAP (RSA - RSL)........................................................    $  (637)      1,779        1,993         1,970
- --------------------------------------------------------------------------------------------------------------------------
RSA divided by RSL.....................................................                                            111.18%
GAP divided by total assets............................................                                              8.02
- --------------------------------------------------------------------------------------------------------------------------

(1) Maturities of rate sensitive securities are based on contractual maturities and estimated prepayments.
(2) Maturities of rate sensitive loans are based on contractual maturities, estimated prepayments and estimated repricing.
(3) Maturities of rate sensitive liabilities, interest rate swaps and interest rate caps are based on contractual maturities and estimated repricing.

CAPITAL STRENGTH

    REGULATORY REQUIREMENTS -- First of America's capital policy is to maintain its capital levels above minimum regulatory guidelines. At December 31, 1992, the Federal Reserve required a tier I risk based capital ratio of 4.00 percent and a total risk based capital ratio of 8.00 percent. In 1991, the Federal Reserve also adopted a new leverage capital adequacy standard. This ratio compares tier I capital to reported total assets and requires a minimum ratio of
4.00 percent in order to be categorized as adequately capitalized. As shown in Table XVI, at December 31, 1994, First of America's capital ratios exceeded required regulatory minimums with a tier I risk based ratio of 8.44 percent, a total risk based ratio of 11.85 percent and a tier I leverage ratio of 5.81 percent. On July 26, 1994, First of America issued $200 million of 7 3/4% Subordinated Notes Due July 15, 2004, which qualifies as Tier II capital. The issuance of this debt, earnings retention and additional equity issued in acquisitions combined to more than offset the prepayment of the $21.4 million 9.25% Senior Notes, the $122.9 million reduction in capital from the stock repurchase and the goodwill added from acquisitions in increasing the total capital ratio over a year ago. Capital ratios exclude the mark-to-market adjustment for Available for Sale securities in accordance with the Federal Reserve's regulations.

    The long term debt which qualified as tier II capital at December 31, 1994, consisted of $150 million in 8.5% Subordinated Notes Due February 1, 2004, a $10.0 million 6.35% Subordinated Note which matures ratably over a five year period beginning December 31, 2003, $6.2 million in 10.675% Subordinated Notes due in equal installments through 1998 and the above mentioned $200 million in 7.75% Subordinated Notes Due July 15, 2004. This debt is included in tier II capital on a weighted maturity basis. Additional information relating to First of America's various long term debt agreements is provided in Note 11 of the Notes to Consolidated Financial Statements included later in this document.

RISK-BASED CAPITAL                                                     TABLE XVI
($ in thousands)

                                   December 31,                                          1994         1993         1992
- --------------------------------------------------------------------------------------------------------------------------
TIER I CAPITAL:
Common shareholders' equity........................................................   $1,671,159    1,491,906    1,260,905
Less: Intangibles..................................................................      252,979      138,423      124,179
Qualifying preferred stock.........................................................           --           --       74,586
- --------------------------------------------------------------------------------------------------------------------------
Tier I Capital.....................................................................   $1,418,180    1,353,483    1,211,312
- --------------------------------------------------------------------------------------------------------------------------
TIER II CAPITAL:
Allowance for loan losses*.........................................................      210,164      179,094      168,539
Qualifying long term debt..........................................................      361,867      167,396      173,238
- --------------------------------------------------------------------------------------------------------------------------
Tier II Capital....................................................................   $  572,031      346,490      341,777
- --------------------------------------------------------------------------------------------------------------------------
Total Capital......................................................................   $1,990,211    1,699,973    1,553,089
- --------------------------------------------------------------------------------------------------------------------------
RISK-BASED CAPITAL RATIOS:
Tier I.............................................................................         8.44%        9.45         8.99
Total..............................................................................        11.85        11.87        11.53
Tier I leverage ratio..............................................................         5.81         6.43         6.10
- --------------------------------------------------------------------------------------------------------------------------

* Limited to 1.25% of total risk-weighted assets.

    TOTAL SHAREHOLDERS' EQUITY -- First of America's total shareholders' equity increased 3.6 percent to $1.6 billion at year-end 1994, primarily as a result of net earnings retention and the additional capital from acquisitions offsetting the negative $121.9 million change in the FAS 115 adjustment from a year ago and the $123.4 million reduction in capital from the stock repurchase program.

    In the acquisitions of LGF Bancorp, Inc., First Park Ridge Corporation, F&C Bancshares, Inc. and Presidential Holding Corporation, First of America issued 1,645,245 shares, 2,199,733 shares, 2,132,105 shares and 704,515 shares of First of America Common Stock, respectively. The shares issued for the LGF Bancorp, Inc. and First Park Ridge Corporation acquisitions included shares that were repurchased through the stock repurchase program. During 1994, First of America repurchased 3,369,400 shares out of a potential four million shares approved by the Board of Directors for repurchase.

IN CONCLUSION

    Results for 1994 were below both investment analysts' forecasts and management's expectations for the company. Management, however, remains committed to the long term performance goals previously set for the company of a return on assets of 1.25 percent or higher, an efficiency ratio of 60 percent or lower and a return on equity between 17 percent and 18 percent. Although 1994 results were disappointing, the acquisitions completed during 1994 and the internal initiatives to further streamline operations and delivery of services should strengthen the company for the long term in the increasingly competitive financial services market.

STATEMENT OF MANAGEMENT RESPONSIBILITY

    The following consolidated financial statements and accompanying notes to the consolidated financial statements of First of America have been prepared by management, which has the responsibility for their integrity and objectivity. The statements have been prepared in accordance with generally accepted accounting principles to reflect, in all material respects, the substance of financial events and transactions occurring during the respective periods.

    In meeting its responsibility, management relies on First of America's accounting systems and related internal controls. These systems are designed to provide reasonable assurance that assets are safeguarded and that transactions are properly recorded and executed in accordance with management's authorization. Augmenting these systems are written policies and procedures and audits performed by First of America's internal audit staff.

    The consolidated financial statements and notes to the consolidated financial statements of First of America, have been audited by the independent certified public accounting firm, KPMG Peat Marwick LLP, which was engaged to express an opinion as to the fairness of presentation of such financial statements.

/S/ DR SMITH                                     /S/ THOMAS W. LAMBERT
- -------------------------                       -----------------------------
Daniel R. Smith                                  Thomas W. Lambert
Chairman and                                     Executive Vice President and
Chief Executive Officer                          Chief Financial Officer

LETTER OF AUDIT COMMITTEE CHAIRMAN

    The audit committee of the Board of Directors is composed of seven independent directors with Robert L. Hetzler as chairman. The committee held five meetings during fiscal year 1994.

    The audit committee oversees First of America's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibility, the committee recommended to the Board of Directors, subject to shareholder approval, the selection of First of America's independent auditor. The audit committee discussed with the internal auditor and the independent auditor the overall scope and specific plans for their respective audits. The committee additionally discussed First of America's consolidated financial statements and the adequacy of First of America's internal controls. The committee also met with First of America's internal auditor and independent auditor, without management present, to discuss the results of their audits, their evaluations of First of America's internal controls and the overall quality of First of America's financial reporting. This meeting was designed to facilitate private communications between the committee, the internal auditor and the independent auditor.

    The audit committee believes that, for the period ended December 31, 1994, its duties, as indicated, were satisfactorily discharged and that First of America's system of internal controls is adequate.


/s/ Robert L. Hetzler
Robert L. Hetzler
Chairman
Audit Committee

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors,
First of America Bank Corporation:

    We have audited the accompanying consolidated balance sheets of First of America Bank Corporation and its subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First of America Bank Corporation and its subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

/S/ KPMG PEAT MARWICK LLP

KPMG Peat Marwick LLP
Chicago, Illinois
January 18, 1995

CONSOLIDATED BALANCE SHEETS
($ in thousands)

                                 December 31,                                       1994              1993
- -------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks.......................................................   $ 1,060,788          903,517
Bank time deposits............................................................        34,883            2,000
Federal funds sold and resale agreements......................................        20,388           72,909
Securities:
  Securities held to maturity, market value of $2,942,793 at December 31, 1994
    and $1,872,326 at December 31, 1993.......................................     3,112,876        1,856,623
  Securities available for sale, amortized cost of $2,694,929 at December 31,
    1994 and $3,212,687 at December 31, 1993..................................     2,587,626        3,261,481
Loans, net of unearned income:
  Consumer....................................................................     5,799,025        5,062,173
  Commercial, financial and agricultural......................................     2,344,969        2,148,663
  Commercial real estate......................................................     3,423,268        2,902,549
  Residential real estate.....................................................     5,237,400        3,914,914
  Loans held for sale, market value of $30,310 for 1994 and $368,846 for
    1993......................................................................        30,196          365,856
                                                                                 -----------       ----------
    Total loans...............................................................    16,834,858       14,394,155
    Less: Allowance for loan losses...........................................       228,115          188,664
                                                                                 -----------       ----------
    Net loans.................................................................    16,606,743       14,205,491
Premises and equipment, net...................................................       476,165          432,256
Other assets..................................................................       669,233          496,194
- -------------------------------------------------------------------------------------------------------------
TOTAL ASSETS..................................................................   $24,568,702       21,230,471
- -------------------------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Deposits:
  Non-interest bearing........................................................   $ 2,810,203        2,682,621
  Interest bearing............................................................    17,390,063       15,561,082
                                                                                 -----------       ----------
    Total deposits............................................................    20,200,266       18,243,703
Securities sold under repurchase agreements...................................       583,184          664,531
Other short term borrowings...................................................     1,299,555          330,047
Long term debt................................................................       681,236          254,193
Other liabilities.............................................................       225,573          214,560
                                                                                 -----------       ----------
      Total liabilities.......................................................    22,989,814       19,707,034
                                                                                 -----------       ----------
SHAREHOLDERS' EQUITY
Common stock - $10 par value:
             Authorized    Outstanding
    1994    100,000,000    62,849,209
    1993    100,000,000    59,520,710.........................................       628,492          595,207
Capital surplus...............................................................       284,877          265,596
Net unrealized gain/(loss) on securities available for sale, net of tax
  benefit of $15,032 for 1994 and net of tax expense of $17,263 for 1993......       (92,271)          31,531
Retained earnings.............................................................       757,790          631,103
                                                                                 -----------       ----------
    Total shareholders' equity................................................     1,578,888        1,523,437
- -------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY....................................   $24,568,702       21,230,471
- -------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except per share data)

                              Year ended December 31,                                    1994          1993         1992
- ---------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans and fees on loans............................................................   $ 1,277,950    1,217,139    1,282,434
Securities:
  Taxable income...................................................................       303,098      262,871      274,048
  Tax exempt income................................................................        17,480       28,102       30,555
Federal funds sold and resale agreements...........................................         2,229        2,744        6,685
Bank time deposits.................................................................           120          110        2,405
                                                                                      -----------    ---------    ---------
Total interest income..............................................................     1,600,877    1,510,966    1,596,127
                                                                                      -----------    ---------    ---------
INTEREST EXPENSE
Deposits...........................................................................       567,935      570,499      691,603
Short term borrowings..............................................................        60,389       18,546        8,104
Long term debt.....................................................................        33,818       19,904       21,593
                                                                                      -----------    ---------    ---------
Total interest expense.............................................................       662,142      608,949      721,300
                                                                                      -----------    ---------    ---------
NET INTEREST INCOME................................................................       938,735      902,017      874,827
Provision for loan losses..........................................................        86,571       84,714       78,809
                                                                                      -----------    ---------    ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES................................       852,164      817,303      796,018
                                                                                      -----------    ---------    ---------
NON-INTEREST INCOME
Service charges on deposit accounts................................................        89,164       84,648       79,522
Trust and financial services income................................................        81,717       77,290       68,850
Investment securities transactions, net............................................         5,349       16,753       14,993
Other operating income.............................................................       108,143      113,493       97,951
                                                                                      -----------    ---------    ---------
Total non-interest income..........................................................       284,373      292,184      261,316
                                                                                      -----------    ---------    ---------
NON-INTEREST EXPENSE
Personnel..........................................................................       430,563      403,119      410,854
Occupancy, net.....................................................................        60,471       55,093       57,286
Equipment..........................................................................        56,111       53,376       63,134
Outside data processing............................................................        17,524       14,963       10,380
Amortization of intangibles........................................................        16,577        8,902       38,336
Other operating expenses...........................................................       232,172      228,075      216,358
                                                                                      -----------    ---------    ---------
Total non-interest expense.........................................................       813,418      763,528      796,348
                                                                                      -----------    ---------    ---------
Income before income taxes, and cumulative effect of prior years' change in
  accounting principle.............................................................       323,119      345,959      260,986
Income taxes.......................................................................       102,616       98,574       91,506
                                                                                      -----------    ---------    ---------
Income before cumulative effect of prior years' change in accounting principle.....       220,503      247,385      169,480
Cumulative effect of prior years' change in accounting for postretirement benefits
  other than pensions, net of income tax benefit of $11,446........................            --           --       21,956
- ---------------------------------------------------------------------------------------------------------------------------
NET INCOME.........................................................................   $   220,503      247,385      147,524
- ---------------------------------------------------------------------------------------------------------------------------
NET INCOME APPLICABLE TO COMMON STOCK..............................................   $   220,503      241,232      135,015
- ---------------------------------------------------------------------------------------------------------------------------
PER COMMON AND COMMON EQUIVALENT SHARE
PRIMARY:
Income before cumulative effect of prior years' change in accounting principle.....   $      3.69         4.20         2.86
Cumulative effect of prior years' change in accounting principle...................            --           --         0.40
Net income.........................................................................          3.69         4.20         2.46
FULLY DILUTED:
Income before cumulative effect of prior years' change in accounting principle.....          3.69         4.14         2.85
Cumulative effect of prior years' change in accounting principle...................            --           --         0.37
Net income.........................................................................          3.69         4.14         2.46
- ---------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
($ in thousands, except per share data)

                                                                                    Net Unrealized Gain
                                               Preferred     Common     Capital     (Loss) on Securities    Retained
                                                 Stock       Stock      Surplus      Available for Sale     Earnings      Total
- ---------------------------------------------------------------------------------------------------------------------------------
BALANCE, JANUARY 1, 1992....................   $ 165,551     535,374     150,417                --          416,026     1,267,368
Net Income..................................                                                                147,524       147,524
Issuance of stock:
 Acquisition of subsidiaries................                   2,672       3,149                                            5,821
 Other......................................                   2,068         353                                515         2,936
Repurchase and conversions..................     (90,965)     30,027      57,371                                           (3,567)
Cash dividends declared:
 Preferred..................................                                                                (12,509 )     (12,509)
 Common:
   First of America -- $1.34 per share......                                                                (68,598 )     (68,598)
   Security Bancorp -- $.25 per share.......                                                                 (3,484 )      (3,484)
                                               ---------    --------    --------          --------          --------    ---------
BALANCE, DECEMBER 31, 1992..................      74,586     570,141     211,290                --          479,474     1,335,491
Net Income..................................                                                                247,385       247,385
Issuance of stock:
 Acquisition of subsidiaries................                     957       3,026                                            3,983
 Stock Options Exercised....................                     526         606                                            1,132
 Other......................................                      29        (358)                                            (329)
Repurchase and conversions..................     (74,586)     23,554      51,032                                               --
Implementation of change in accounting for
 securities
 available for sale, net of tax of
 $17,263....................................                                                31,531                         31,531
Cash dividends declared:
 Preferred..................................                                                                 (6,153 )      (6,153)
 Common -- $1.50 per share..................                                                                (89,603 )     (89,603)
                                               ---------    --------    --------          --------          --------    ---------
BALANCE, DECEMBER 31, 1993..................          --     595,207     265,596            31,531          631,103     1,523,437
Net Income..................................                                                                220,503       220,503
Issuance of stock:
 Acquisition of subsidiaries................                  66,747     109,000            (1,929)           5,618       179,436
 Stock Options Exercised....................                     232         228                                              460
 Other......................................                                (268)                                            (268)
Repurchase and conversions..................                 (33,694)    (89,679)                                        (123,373)
Change in market value adjustment of
 securities
 available for sale, net of tax benefit of
 $15,032....................................                                              (121,873)                      (121,873)
Cash dividends declared:
 Common -- $1.64 per share..................                                                                (99,434 )     (99,434)
- ---------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1994..................   $      --     628,492     284,877           (92,271)         757,790     1,578,888
- ---------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in thousands)

                            Year ended December 31,                                  1994           1993          1992
- -------------------------------------------------------------------------------------------------------------------------
CASH FLOW FROM OPERATING ACTIVITIES:
Net income.....................................................................   $   220,503       247,385       147,524
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization................................................        46,295        39,838        45,711
  Provision for loan losses....................................................        86,571        84,714        78,809
  Provision for deferred taxes.................................................        (4,974)       (7,514)       (9,782)
  Amortization of intangibles..................................................        16,577         8,902        38,336
  (Gain) loss on sale of investment securities.................................            --            --       (14,993)
  (Gain) loss on sale of loans.................................................            --            --       (15,230)
  (Gain) loss on sale of securities available/held for sale....................        (5,349)      (16,753)           --
  (Gain) loss on sale of mortgage loans held for sale..........................       (11,697)      (29,456)           --
  (Gain) loss on sale of other assets..........................................           625          (638)       (4,264)
  Proceeds from the sales of mortgage loans held for sale......................       953,310     1,618,695       902,482
  Net other (increase) decrease in mortgage loans held for sale................      (605,953)   (1,891,928)           --
Change in assets and liabilities net of acquisitions:
  (Increase) decrease in interest and other income receivable..................        (4,031)      (35,868)       (2,812)
  (Increase) decrease in other assets..........................................        42,044       136,955       126,752
  Increase (decrease) in accrued expenses and other liabilities................         1,510        32,947        15,116
                                                                                  -----------    ----------    ----------
      Net cash from operating activities.......................................       735,431       187,279     1,307,649
                                                                                  -----------    ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sales of investment securities (held to maturity)............            --            --       723,591
Proceeds from the maturities of investment securities (held to maturity).......       448,395       921,031     1,709,475
Purchases of investment securities (held to maturity)..........................    (1,718,714)   (2,820,565)   (2,943,348)
Proceeds from the sale of securities available/held for sale...................     1,776,724     1,269,875       150,820
Proceeds from the maturities of securities available/held for sale.............       843,109       433,191            --
Purchases of securities available/held for sale................................    (1,649,902)     (262,301)           --
Net other (increase) decrease in loans and leases..............................    (2,039,577)     (398,592)   (1,464,607)
Premises and equipment purchased...............................................       (68,993)      (93,203)      (37,090)
Proceeds from the sale of premises and equipment...............................         3,500         2,337         6,852
(Acquisition) sale of affiliates, net of cash acquired.........................       352,131       475,263        11,052
                                                                                  -----------    ----------    ----------
      Net cash flows provided by investing activities..........................    (2,053,327)     (472,964)   (1,843,255)
                                                                                  -----------    ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in short term deposits.................................       504,409        50,203       486,056
Net increase (decrease) in time deposits.......................................       (97,744)     (364,628)       23,095
Net increase (decrease) in short term borrowings...............................       861,310       656,055        55,797
Proceeds from issuance of long term debt.......................................       738,701       222,475       151,438
Repayments of long term debt...................................................      (311,658)     (202,333)     (177,785)
Payments for redemption of preferred stock.....................................            --            --        (3,567)
Proceeds from issuance of common stock.........................................           460         1,132         2,883
Dividends paid.................................................................       (96,670)      (92,333)      (83,824)
Payments for purchase and retirement of common stock...........................      (123,373)           --            --
Other, net.....................................................................          (268)         (329)         (105)
                                                                                  -----------    ----------    ----------
      Net cash provided by financing activities................................     1,475,167       270,242       453,988
                                                                                  -----------    ----------    ----------
Net Increase (Decrease) in Cash and Cash Equivalents...........................       157,271       (15,443)      (81,618)
Cash and Cash Equivalents at Beginning of Year.................................       903,517       918,960     1,000,578
- -------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT YEAR END..........................................   $ 1,060,788       903,517       918,960
- -------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: ACCOUNTING POLICIES

    The consolidated financial statements have been prepared in conformity with generally accepted accounting principles and reporting practices prescribed for the banking industry. The significant accounting and reporting policies of First of America Bank Corporation and its subsidiaries follow.

CONSOLIDATION:

    The consolidated financial statements include the accounts of First of America and its subsidiaries, after elimination of significant intercompany transactions and accounts. Goodwill, the cost over the fair value of assets acquired, is amortized on a basis which matches the periods estimated to be benefitted ranging from five to forty years. First of America's current policy is to amortize goodwill generated from acquisitions over a fifteen year period and core deposit intangibles over their estimated lives, not to exceed ten years.

BASIS OF PRESENTATION:

    Certain amounts in the prior years' financial statements have been reclassified to conform with the current financial statement presentation. First of America uses the accrual basis of accounting for financial reporting purposes, except for immaterial sources of income and expenses which are recorded when received or paid.

SECURITIES:

    In 1993, the Financial Accounting Standards Board issued Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective for fiscal years beginning after December 15, 1993 with earlier adoption allowed. First of America adopted Statement No. 115 at December 31, 1993.

    In accordance with Statement No. 115, Securities Held to Maturity include only those securities which First of America has the positive intent and ability to hold until maturity. Such securities are carried at cost adjusted for amortization of premium and accretion of discount, computed in a manner which approximates the interest method. Using the specific identification method, the adjusted cost of each security sold is used to compute realized gains or losses on the sales of these securities.

    In accordance with Statement No. 115, Securities Available for Sale include those securities which would be available to be sold prior to final maturity in response to asset-liability management needs. Using the specific identification method such securities are carried at market value with a corresponding market value adjustment carried as a separate component of the equity section of the balance sheet on a net of tax basis. The adjusted cost of each security sold is used to compute realized gains or losses on the sales of these securities.

    Securities held for sale are recorded at the lower of aggregate cost or estimated fair value and are primarily U.S. Treasury and Agency securities.

LOANS HELD FOR SALE:

    Loans held for sale consist of fixed rate and variable rate residential mortgage loans with maturities of fifteen to thirty years. Such loans are recorded at the lower of aggregate cost or estimated fair value.

ALLOWANCE FOR LOAN LOSSES:

    Losses on loans are charged to the allowance for loan losses. The allowance is increased by recoveries of principal and interest previously charged to the allowance and by a provision charged against income. Management determines the adequacy of the allowance based on reviews of individual loans, recent loss experience, current economic conditions, risk characteristics of various categories of loans and such other factors which, in management's judgement, deserve recognition in estimating possible loan losses.

    On January 1, 1995, First of America adopted Financial Accounting Standards Board Statement No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by Statement No. 118, "Accounting by Creditors for Impairment of a Loan
- -- Income Recognition and Disclosures." Under the provisions of Statement No. 114, a separate allowance for loan losses will be identified for impaired loans as defined by the statement. On January 1, 1995, First of America identified $82.8 million of impaired loans under the guidelines of

Statement No. 114. This resulted in an allowance for impaired loan losses of $17.4 million which was transferred from the general allowance.

PREMISES AND EQUIPMENT:

    Premises and equipment are stated at cost, less accumulated depreciation, and include capital leases, expenditures for new facilities and additions which materially extend the useful lives of existing premises and equipment. Expenditures for normal repairs and maintenance are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal, and the resulting gains or losses are reflected in operations.

    Depreciation is computed principally by the straight-line method and is charged to operations over the estimated useful lives of the assets. Capital leases and leasehold improvements are being amortized over the lesser of the remaining term of the respective lease or the estimated useful life of the asset.

NON-PERFORMING LOANS:

    Loans are considered non-performing when placed in non-accrual status or when terms are renegotiated meeting the definition of troubled debt restructuring of Financial Accounting Standards Board Statement No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring."

    Loans are placed in non-accrual status when, in the opinion of management, there is doubt as to collectibility of interest or principal, or when principal or interest is past due 90 days or more, and the loan is either not well secured or not in the process of collection. Consumer and revolving loans are generally charged off when payments are 120 days past due.

    Loans are considered to be renegotiated when concessions have been granted, such as reduction of interest rates or deferral of interest or principal payments, as a result of the borrower's financial condition.

OTHER REAL ESTATE OWNED:

    Other real estate owned includes, primarily, properties acquired through foreclosure or deed in lieu of foreclosure and in-substance foreclosure. Other real estate is recorded in other assets at the lower of the amount of the loan balance plus unpaid accrued interest or the current fair value. Any write-down of the loan balance to fair value when the property is acquired is charged to the allowance for loan losses. Subsequent market write-downs, operating expenses, and gains or losses on the sale of other real estate are charged or credited to other operating expense.

INTEREST INCOME ON LOANS:

    Interest income on loans is recognized over the terms of the loans based on the unpaid principal balance. Interest accrual on loans is discontinued when, in the opinion of management, the ultimate full collection of both principal and interest is in doubt. Interest previously accrued on charged off loans is reversed, by charging interest income, to the extent of the amount included in current year income. The excess, if any, is charged to the allowance for loan losses.

ACCOUNTING FOR LOAN FEES:

    Non-refundable loan origination fees and direct loan origination costs are deferred and amortized as an adjustment of yield by a method that approximates the interest method. The deferred fees and costs are netted against outstanding loan balances. When a loan is placed into non-accrual status, amortization of the loan fees and costs is stopped until the loan returns to accruing status.

    Deferred fees and costs related to credit card loans are included in other assets and other liabilities and are amortized to non-interest income over the life of the loans.

INCOME TAX:

    Income taxes are accounted for under the asset and liability method in accordance with Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

POST-EMPLOYMENT BENEFITS:

    In 1993, the Financial Accounting Standards Board issued Statement No. 112, "Employers' Accounting for Post-employment Benefits," effective for fiscal years beginning after December 15, 1993. Statement No. 112 requires employers to recognize the obligation to provide post-employment benefits, such as salary continuation, supplemental unemployment benefits and severance benefits, if the obligation is attributable to employees' services already rendered. Management determined that First of America was in compliance with Statement No. 112 prior to its issuance and accordingly there was no financial statement impact.

INTEREST RATE SWAPS:

    At December 31, 1994, First of America adopted the provisions of Financial Accounting Standards Board Statement No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," effective December 31, 1994.

    In accordance with Statement No. 119, for all derivative financial instruments, an entity is required to disclose the following for each category:
The face or contract amount and the nature and terms, including, the credit and market risk, cash requirements and related accounting policies. The corporation and its subsidiaries have entered into interest rate swaps as a hedge against certain deposit and debt liabilities in an attempt to manage interest rate sensitivity. The contracts represent an exchange of interest payments and the underlying principal balances of the assets or liabilities are not affected. Net settlement amounts are reported as adjustments to interest income or interest expense. Gains and losses from the termination of interest rate swaps are deferred and amortized over the remaining lives of the designated balance sheet liability. When the swap becomes uncovered during the swap agreement period, the swap is immediately marked-to-market with a corresponding charge to current earnings.

NOTE 2: BUSINESS COMBINATIONS

    Information relating to mergers and acquisitions for the three year period ended December 31, 1994 follows.

                                                                                                                      Intangible
                                                                       Financial        Number of                       Assets
                                                        Date of        Reporting         Common        Cash Paid/     Acquired at
                                                      Acquisition        Value*       Shares Issued    Debt Issued    Acquisition
- ---------------------------------------------------------------------------------------------------------------------------------
Presidential Holding Corp. (Florida)..............   Dec. 31, 1994    $  6,714,000         704,515              --             **
F&C Bancshares, Inc. (Florida)....................   Dec. 31, 1994      35,064,000       2,132,105              --             **
First Park Ridge Corp. (Illinois).................    Oct. 1, 1994      75,890,000       2,199,733              --    $40,461,000
LGF Bancorp, Inc. (Illinois)......................     May 1, 1994      61,902,000       1,645,245              --     25,664,000
Goldome Federal Branches (Florida)................   Apr. 15, 1994      60,015,000              --     $58,380,000     60,015,000
Citizens Federal Branches (Illinois)..............   Aug. 26, 1993      20,224,000              --      20,098,000     20,244,000
Kewanee Investing Co., Inc. (Illinois)............   April 1, 1993       3,983,000          95,668                      1,025,000
First Petersburg Bancshares, Inc. (Illinois)......    July 1, 1992       5,934,000         267,184              --             **
Security Bancorp, Inc. (Michigan).................     May 1, 1992     207,493,000      17,744,000              --            ***
- ---------------------------------------------------------------------------------------------------------------------------------

  * Includes direct acquisition costs on all purchased affiliates.
 ** Accounted for as a pooling of interests with no restatement of prior periods as the amounts involved were not material to First of America.
*** Accounted for as a pooling of interests with restatement of prior periods.

    Goodwill, the cost over the fair value of assets acquired, is amortized on a basis which matches the periods estimated to be benefitted ranging from five to forty years. Core deposit premiums are amortized over ten years approximating the benefitted periods. All intangible assets are reviewed annually for permanent impairment using a discounted cash flow analysis. Total intangibles, which is included in other assets in the Consolidated Balance Sheets, amounted to $252,979,000 at December 31, 1994 and $138,423,000 at December 31, 1993.

NOTE 3: RESTRICTIONS ON CASH AND DUE FROM BANKS

    Federal regulations require First of America to maintain as reserves, minimum cash balances based on deposit levels at subsidiary banks. Cash balances restricted from usage due to these requirements were $296,840,000 and $297,497,000 at December 31, 1994 and 1993, respectively.

NOTE 4: CASH FLOW

    For the purpose of reporting cash flows, cash and cash equivalents include only cash and due from banks. The following schedule presents noncash investing activities for the years 1994 and 1993. There were no noncash investing activities related to acquisitions during 1992.

                                                                 Fair Value of
                                                                 Noncash Assets    Liabilities       Common
                       ($ in thousands)                             Acquired         Assumed      Stock Issued    Net Cash Paid
- ------------------------------------------------------------------------------------------------------------------------------
PURCHASE OF AFFILIATES
1994
Goldome Federal Branches......................................      $ 59,204         378,064             --          (318,860)
LGF Bancorp, Inc..............................................       425,819         365,695         61,902            (1,778)
First Park Ridge Corporation..................................       352,077         291,563         75,890           (15,376)
1993
Citizens Federal Branches.....................................        25,113         499,337             --          (474,224)
Kewanee Investing Company.....................................        28,737          25,793          3,983            (1,039)
- ------------------------------------------------------------------------------------------------------------------------------

    The following schedule details supplemental disclosures for the cash flow statements:

                                                                Assets              Assets
                                                             Transferred        Transferred to
                                              Loans         to Securities       Securities Held    Total Interest    Total Income
            ($ in thousands)               Securitized    Available for Sale       for Sale             Paid          Taxes Paid
- --------------------------------------------------------------------------------------------------------------------------------
1994....................................    $  38,838                 --                 --            641,886          115,193
1993....................................      113,380          3,212,687            465,697            576,945          108,399
1992....................................           --                 --            740,151            769,865          104,385
- --------------------------------------------------------------------------------------------------------------------------------

NOTE 5: SECURITIES

    The amortized cost and estimated market value of Securities Held to Maturity at December 31, 1994 and 1993 follow.

                                                                                   1994                       1993
- ---------------------------------------------------------------------------------------------------------------------------
                                                                                        Estimated                 Estimated
                                                                          Amortized      Market      Amortized     Market
                           ($ in thousands)                                  Cost         Value        Cost         Value
- ---------------------------------------------------------------------------------------------------------------------------
U.S. government and agency securities..................................   $2,296,929    2,169,536    1,452,922    1,455,434
State and municipal securities.........................................      244,298      245,559      361,612      374,803
Other securities.......................................................      571,649      527,698       42,089       42,089
- ---------------------------------------------------------------------------------------------------------------------------
Total..................................................................   $3,112,876    2,942,793    1,856,623    1,872,326
- ---------------------------------------------------------------------------------------------------------------------------

    The following table details the gross unrealized gains and losses for Securities Held to Maturity at December 31, 1994 and 1993.

                                                                                    1994                        1993
- ------------------------------------------------------------------------------------------------------------------------------
                                                                            Gross         Gross         Gross         Gross
                                                                          Unrealized    Unrealized    Unrealized    Unrealized
                           ($ in thousands)                                 Gains         Losses        Gains         Losses
- ------------------------------------------------------------------------------------------------------------------------------
U.S. government and agency securities..................................     $  910        128,303       11,489         8,977
State and municipal securities.........................................      4,091          2,830       13,593           402
Other securities.......................................................         --         43,951           --            --
- ------------------------------------------------------------------------------------------------------------------------------
Total..................................................................     $5,001        175,084       25,082         9,379
- ------------------------------------------------------------------------------------------------------------------------------

    The amortized cost and estimated market value of Securities Available for Sale at December 31, 1994 and 1993 follow.

                                                                                   1994                       1993
- ---------------------------------------------------------------------------------------------------------------------------
                                                                                        Estimated                 Estimated
                                                                          Amortized      Market      Amortized     Market
                           ($ in thousands)                                  Cost         Value        Cost         Value
- ---------------------------------------------------------------------------------------------------------------------------
U.S. government and agency securities..................................   $2,512,227    2,408,432    2,849,863    2,898,961
State and municipal securities.........................................        1,521        1,523      340,322      339,760
Collateralized mortgage obligations....................................       99,451       96,040       22,502       22,760
Other securities.......................................................       81,730       81,631           --           --
- ---------------------------------------------------------------------------------------------------------------------------
Total..................................................................   $2,694,929    2,587,626    3,212,687    3,261,481
- ---------------------------------------------------------------------------------------------------------------------------

    The following table details the gross unrealized gains and losses on Securities Available for Sale at December 31, 1994 and 1993.

                                                                                    1994                        1993
- ------------------------------------------------------------------------------------------------------------------------------
                                                                            Gross         Gross         Gross         Gross
                                                                          Unrealized    Unrealized    Unrealized    Unrealized
                           ($ in thousands)                                 Gains         Losses        Gains         Losses
- ------------------------------------------------------------------------------------------------------------------------------
U.S. government and agency securities..................................      $436         104,231       52,371         3,273
State and municipal securities.........................................         2              --          491         1,053
Collateralized mortgage obligations....................................        22           3,433          303            45
Other securities.......................................................        --              99           --            --
- ------------------------------------------------------------------------------------------------------------------------------
Total..................................................................      $460         107,763       53,165         4,371
- ------------------------------------------------------------------------------------------------------------------------------

    First of America's December 31, 1993 adoption of Statement No. 115 resulted in a positive $31,531,000 mark-to-market adjustment to equity, net of $17,263,000 in taxes, from net unrealized gains on the Securities Available for Sale portfolio. At December 31, 1994, the mark-to-market adjustment to equity was a negative $92,271,000, net of a tax benefit of $15,032,000.

    Except as indicated below, total securities of no individual state, political subdivision or other issuer exceeded 10% of shareholders' equity at December 31, 1994. At December 31, 1994 and 1993, the book value of securities issued by the State of Michigan and all of its political subdivisions totaled approximately $150,978,000 and $189,536,000, respectively, with a market value of approximately $151,074,000 and $194,238,000, respectively. The securities at December 31, 1994, represent a wide range of ratings, all of "investment grade" with a substantial portion rated A-1 or higher. First of America has no concentration of credit risk in its investment portfolio.

    Assets, principally securities, carried at approximately $1,467,908,000 at December 31, 1994, and $1,394,103,000 at December 31, 1993, were pledged to secure public deposits, exercise trust powers and for other purposes required or permitted by law.

SECURITIES HELD TO MATURITY
MATURITY DISTRIBUTION AND PORTFOLIO YIELDS
($ in thousands)

                                                                                                               Five years to ten
         December 31, 1994                  One year or less                 One year to five years                  years
- ----------------------------------------------------------------------------------------------------------------------------------
                                      Market   Amortized             Market   Amortized              Market   Amortized
                                      Value       Cost     Yield     Value      Cost      Yield      Value      Cost        Yield
- ----------------------------------------------------------------------------------------------------------------------------------
U.S. government securities.........  $     --        --      --%  $      107        107    5.80 %    $     --          --     -- %
U.S. agency securities.............    69,082    68,755    6.39    2,104,988  2,138,680    5.69        85,359      89,387   7.21
State and municipal securities*....    95,523    95,274    5.64      117,713    116,690    6.29        24,889      24,702   6.74
Collateralized mortgage
 obligations.......................        --        --      --      483,344    523,317    6.02        41,050      44,989   6.58
Other securities...................        76        76   10.00        2,720      2,759    6.80           508         507   6.37
- -----------------------------------------------------------------------------------------------------------------------------------
Total..............................  $164,681   164,105    5.96%  $2,618,872  2,781,553    5.78 %    $151,806     159,585   6.96%
- -----------------------------------------------------------------------------------------------------------------------------------
Market value as a percent of
 amortized cost....................   100.35%                         94.15%                           95.13%
- -----------------------------------------------------------------------------------------------------------------------------------


        December 31, 1994                 After ten years                    Total
- ------------------------------------------------------------------------------------------------------------------------------------
                                      Market   Amortized          Market    Amortized
                                      Value    Cost     Yield     Value        Cost      Yield
- ------------------------------------------------------------------------------------------------------------------------------------
U.S. government securities.........  $   --     --       -- %   $      107        107    5.80 %
U.S. agency securities.............      --     --       --      2,169,429  2,296,822    5.77
State and municipal securities*....   7,434  7,632     6.54        245,559    244,298    6.09
Collateralized mortgage
 obligations.......................      --     --       --        524,394    568,307    6.07
Other securities...................      --     --       --          3,304      3,342    6.81
- ------------------------------------------------------------------------------------------------------------------------------------
Total..............................  $7,434  7,632     6.54 %   $2,942,793  3,112,876    5.85 %
- ------------------------------------------------------------------------------------------------------------------------------------
Market value as a percent of
 amortized cost....................   97.41%                         94.54%
- ------------------------------------------------------------------------------------------------------------------------------------

* Yields on state and political obligations have been adjusted to a taxable equivalent basis using a 35% tax rate. Yields are calculated on the basis of cost and weighted for the scheduled maturity and dollar amount of each issue.
- --------------------------------------------------------------------------------

SECURITIES AVAILABLE FOR SALE
MATURITY DISTRIBUTION AND PORTFOLIO YIELDS
($ in thousands)

                                                                                                          Five years to ten
         December 31, 1994                  One year or less            One year to five years                  years
- ----------------------------------------------------------------------------------------------------------------------------------
                                      Market   Amortized             Market   Amortized              Market   Amortized
                                      Value       Cost     Yield     Value      Cost      Yield      Value      Cost       Yield
- ----------------------------------------------------------------------------------------------------------------------------------
U.S. government securities......  $110,383     110,996     5.25%  $  896,391    941,641   5.81 %   $ 60,589     63,549     6.78 %
U.S. agency securities..........   278,280     282,581     5.17      695,728    722,786   5.35      196,424    209,153     6.79
State and municipal
 securities*....................        --          --       --          944        942   3.90           --         --       --
Collateralized mortgage
 obligations....................     1,588       1,570     8.36       94,452     97,881   6.57           --         --       --
Other securities................        --          --       --        2,049      2,162   5.84           --         --       --
- ------------------------------------------------------------------------------------------------------------------------------------
Total...........................  $390,251     395,147     5.21%  $1,689,564  1,765,412   5.66 %   $257,013    272,702     6.79 %
- ------------------------------------------------------------------------------------------------------------------------------------
Market value as a percent of
 amortized cost.................    98.76%                             95.70%                         94.25%
- ------------------------------------------------------------------------------------------------------------------------------------


        December 31, 1994                 After ten years                             Total
- ------------------------------------------------------------------------------------------------------------------------------------
                                      Market   Amortized                Market     Amortized
                                      Value       Cost     Yield        Value         Cost      Yield
- ------------------------------------------------------------------------------------------------------------------------------------
U.S. government securities......    $     --         --       -- %    $1,067,363   1,116,186     5.80 %
U.S. agency securities..........     170,637    181,521     5.52       1,341,069   1,396,041     5.55
State and municipal
 securities*....................         579        579     7.96           1,523       1,521     5.43
Collateralized mortgage
 obligations....................          --         --       --          96,040      99,451     6.60
Other securities................      79,582     79,569     6.21          81,631      81,730     6.20
- ------------------------------------------------------------------------------------------------------------------------------------
Total...........................    $250,798    261,669     5.73 %    $2,587,626   2,694,929     5.72 %
- ------------------------------------------------------------------------------------------------------------------------------------
Market value as a percent of
 amortized cost.................      95.85%                               96.02%
- ------------------------------------------------------------------------------------------------------------------------------------

* Yields on state and political obligations have been adjusted to a taxable equivalent basis using a 35% tax rate. Yields are calculated on the basis of cost and weighted for the scheduled maturity and dollar amount of each issue.
- --------------------------------------------------------------------------------

SECURITIES HELD TO MATURITY
($ in thousands)

               December 31,                           1994                         1993                         1992
  ------------------------------------------------------------------------------------------------------------------------------
                                                           Average        Amortized     Average        Amortized     Average
                                             Amortized     Maturity          Cost       Maturity          Cost       Maturity
                                                Cost
- ------------------------------------------------------------------------------------------------------------------------------
U.S. government and agency securities.....   $2,296,929       2.7yrs.     $1,452,922       2.6yrs.     $2,992,443       2.8yrs.
State and municipal securities............      244,298       2.5            361,612       2.2            458,207       2.4
Marketable equity securities*.............           --        --                 --        --             23,082        --
Other securities..........................      571,649       3.2             42,089       9.7             15,894       9.2
- ------------------------------------------------------------------------------------------------------------------------------
Total.....................................   $3,112,876                   $1,856,623                   $3,489,626
- ------------------------------------------------------------------------------------------------------------------------------

* Includes Federal Reserve Stock of $23,082 in 1992.

SECURITIES AVAILABLE FOR SALE
($ in thousands)

                            December 31,                                         1994                         1993
 ------------------------------------------------------------------------------------------------------------------------------
                                                                                      Average        Amortized     Average
                                                                        Amortized     Maturity          Cost       Maturity
                                                                           Cost
- ------------------------------------------------------------------------------------------------------------------------------
U.S. government and agency securities................................   $2,512,227       3.3yrs.     $2,849,863       1.8yrs.
State and municipal securities.......................................        1,521       7.5            340,322       3.1
Collateralized mortgage obligations..................................       99,451       2.5             22,502       0.7
Other securities.....................................................       81,730        --                 --        --
- ------------------------------------------------------------------------------------------------------------------------------
Total................................................................   $2,694,929                   $3,212,687
- ------------------------------------------------------------------------------------------------------------------------------

NOTE 6: RISK ELEMENTS IN THE LOAN PORTFOLIO AND OTHER REAL ESTATE OWNED

    Assets earning at less than normal interest rates include (1) non-accrual loans, (2) restructured loans (loans for which the interest rate or principal balance has been reduced because of a borrower's financial difficulty) and (3) other real estate which has been acquired in lieu of loan balances due. Information concerning these assets, loans past due 90 days or more and other loans of concern (loans where known information about possible credit problems of borrowers causes management concern about the ability of such borrowers to comply with the present loan terms) at December 31, 1994 and 1993 follows:

                                         ($ in thousands)                                              1994       1993
- ------------------------------------------------------------------------------------------------------------------------
BALANCES OUTSTANDING:
Non-accrual loans.................................................................................   $ 96,814    121,186
Restructured loans................................................................................      4,852     10,879
Past due 90 days or more..........................................................................     18,208     23,462
Other loans of concern............................................................................     31,653     53,206
Other real estate owned (included in other assets)................................................     38,662     50,595
- ------------------------------------------------------------------------------------------------------------------------
Total.............................................................................................   $190,189    259,328
- ------------------------------------------------------------------------------------------------------------------------

    Interest income of $3,801,000 and $3,149,000 during 1994 and 1993, respectively, was recognized as income on non-accrual and restructured loans. Had these loans been performing under the original contract terms, an additional $8,520,000 and $6,928,000 of interest would have been reflected in interest income during 1994 and 1993, respectively.

    First of America has no significant concentrations of credit risk. Its loan portfolio is well balanced both by type and by geographical area.

NOTE 7:  LOANS TO RELATED PARTIES

    First of America's subsidiary banks have extended loans to directors and executive officers of the corporation and their associates and to the directors and executive officers of the corporation's significant subsidiaries and their associates (other than members of their immediate families). In conformance with First of America's written corporate policy and applicable laws and regulations, these loans to related parties were made in accordance with sound business and banking practices on non-preferential terms and rates available to non-insiders of comparable credit worthiness under similar circumstances. The loans do not involve more than the normal risk of collectibility or present other unfavorable features. All such extensions of credit must be properly documented as complying with this corporate policy. The aggregate loans outstanding as reported by the directors and executive officers of the corporation and its significant subsidiaries which exceeded $60,000 during 1994 totaled $56,965,000 at December 31, 1994, which represented 3.6 percent of total shareholders' equity, and $42,405,000 at December 31, 1993. During 1994, $39,201,000 of new loans were made with repayments and other reductions totaling $24,641,000. First of America relies on its directors and executive officers for identification of loans to their associates.

    First of America maintains a line of credit for First of America Mortgage Company and First of America Community Development Corporation; at December 31, 1994, the amounts of the borrowings were $68,800,000 and $356,587, respectively. In conformance with First of America's corporate policy and applicable law, such extensions of credit to subsidiaries are made in accordance with sound banking practices and on non-preferential terms and rates.

    In the opinion of management, the amount and nature of these loans to related parties and subsidiaries do not materially affect the financial condition of First of America.

NOTE 8:  ALLOWANCE FOR LOAN LOSSES

    An analysis of the transactions in the allowance for loan losses for 1994, 1993 and 1992 follows.

($ in thousands)                                                          1994       1993       1992
- ------------------------------------------------------------------------------------------------------
Balance, beginning of year..........................................   $188,664     176,793    174,882
Additions: Provision charged against income.........................     86,571      84,714     78,809
          Allowance of acquired (sold) banks, net...................     11,420          50       (372)
          Recoveries................................................     38,134      35,863     33,640
                                                                       --------    --------   --------
                                                                        324,789     297,420    286,959
Less: Loans charged off.............................................    (96,674)   (108,756)  (110,166)
- ------------------------------------------------------------------------------------------------------
Balance, end of year................................................   $228,115     188,664    176,793
- ------------------------------------------------------------------------------------------------------

    Management has evaluated the loan portfolio and determined that the balance in the allowance for loan losses is adequate in light of the composition of the loan portfolio, economic conditions and other pertinent factors.

    On January 1, 1995, First of America identified $82.8 million of impaired loans under the guidelines of Statement No. 114. This resulted in an allowance for impaired loan losses of $17.4 million, which was transferred from the general allowance.

NOTE 9: PREMISES AND EQUIPMENT

    A summary of premises and equipment at December 31, 1994 and 1993 follows.

                                         ($ in thousands)                                              1994       1993
- ------------------------------------------------------------------------------------------------------------------------
Land..............................................................................................   $ 77,458     65,937
Buildings and leasehold improvements..............................................................    428,877    393,133
Equipment.........................................................................................    365,554    327,103
Capital leases....................................................................................     25,082     22,043
                                                                                                     --------    -------
                                                                                                      896,971    808,216
Less:
Accumulated depreciation and amortization.........................................................    420,806    375,960
- ------------------------------------------------------------------------------------------------------------------------
Total.............................................................................................   $476,165    432,256
- ------------------------------------------------------------------------------------------------------------------------

    First of America and certain of its subsidiaries have capital and operating leases for premises and equipment under agreements expiring at various dates through 2034. These leases, in general, provide for renewal options and options to purchase certain premises at fair values, and require the payment of property taxes, insurance premiums and maintenance costs. Total rental expense for all operating leases was $16,100,000 in 1994, $10,936,000 in 1993, and $16,329,000
in 1992.

    The future minimum payments by year, and in the aggregate, under capital leases and noncancelable operating leases with initial or remaining terms of one year or more consisted of the following at December 31, 1994.

                                  ($ in thousands)                                      Capital Leases    Operating Leases
- --------------------------------------------------------------------------------------------------------------------------
1995.................................................................................      $    339            15,457
1996.................................................................................           370            12,931
1997.................................................................................           405            10,682
1998.................................................................................           433             7,885
1999.................................................................................           414             5,676
Thereafter...........................................................................        19,572            42,577
                                                                                        --------------        -------
Total minimum lease payments.........................................................        21,533            95,208
Amounts representing interest........................................................        26,415                --
- --------------------------------------------------------------------------------------------------------------------------
Present value of net minimum lease payments..........................................      $ 47,948            95,208
- --------------------------------------------------------------------------------------------------------------------------

NOTE 10: SHORT TERM BORROWINGS

    Information relating to securities sold under agreements to repurchase follows:

                                   ($ in thousands)                                         1994        1993       1992
- -------------------------------------------------------------------------------------------------------------------------
At December 31:
Outstanding...........................................................................   $  583,184    664,531    108,873
Average interest rate.................................................................         5.75%      3.31       3.70
Daily average for the year:
Outstanding...........................................................................   $  709,205    326,383     62,978
Average interest rate.................................................................         4.43%      3.26       3.97
Maximum outstanding at any month end..................................................   $1,229,099    664,531    108,873
- -------------------------------------------------------------------------------------------------------------------------

    Securities sold under agreements to repurchase are secured transactions with customers, generally maturing within thirty days. As of December 31, 1994, First of America did not have repurchase agreements which exceeded 10 percent of total assets.

NOTE 11: LONG TERM DEBT

    Information relating to long term debt at December 31, 1994 and 1993 follows.

                                         ($ in thousands)                                              1994       1993
- ------------------------------------------------------------------------------------------------------------------------
PARENT COMPANY:
9.25% senior notes, payable $7,143 annually in 1990 through 1995, balance due 1996, interest payable
  semi-annually...................................................................................   $     --     21,429
7.75% subordinated notes due July 15, 2004........................................................    200,000         --
10.625% subordinated notes payable in equal annual installments in 1990 through 1998, interest
  payable semi-annually...........................................................................      6,222      7,778
8.50% subordinated notes due February 1, 2004.....................................................    150,000    150,000
Revolving credit agreement........................................................................     30,000     30,000
6.35% subordinated debenture due December 31, 2007................................................     10,000     10,000
Capital lease obligations (Note 9)................................................................     20,198     20,408
                                                                                                     --------    -------
                                                                                                      416,420    239,615
SUBSIDIARIES:
Bank notes, with interest rates ranging from 4.875% to 5.05%, due Sept. 18, 1995 through
  August 26, 1996.................................................................................    259,903         --
Notes payable through 2001........................................................................      2,455      1,913
FHLB borrowings with interest rates ranging from 3.42% to 8.30%, payable from 1994 to 1996........        820     10,820
Mortgages and land contracts, payable in installments through 1999 with interest rates ranging
  from 4.75% to 10.25%............................................................................        303        410
Capital lease obligations (Note 9)................................................................      1,335      1,435
- ------------------------------------------------------------------------------------------------------------------------
TOTAL LONG TERM DEBT..............................................................................   $681,236    254,193
- ------------------------------------------------------------------------------------------------------------------------

    First of America entered into a Three-Year Competitive Advance and Revolving Credit Facility Agreement dated as of March 25, 1994 and amended by the First Amendment dated December 9, 1994 (collectively, the Credit Agreement). The Credit Agreement allows First of America to borrow on a standby revolving credit basis and an uncommitted competitive advance basis up to $350,000,000. The proceeds of all borrowings made pursuant to the Credit Agreement will be used to provide working capital and for other general corporate purposes.

    On July 26, 1994, First of America issued $200 million of 7 3/4% Subordinated Notes Due July 15, 2004, which are not subject to redemption prior to maturity and which qualify as tier II capital under the Federal Reserve Board's capital guidelines. The proceeds received from the Notes were used to discharge indebtedness incurred to fund the acquisition of the Goldome Federal branches, the repurchase of common stock and for other general corporate purposes.

    During August 1994, certain First of America bank subsidiaries began issuing Bank Notes Due from 30 Days to 10 Years from Date of Issue. The Bank Notes which are long term are included in the preceding table. The proceeds from the sale of the notes were used for general corporate purposes by the issuing banks.

    The various loan agreements include restrictions on consolidated capital. First of America's net worth, under the most restrictive loan covenant, may not be less than $1,295,000,000. The indebtedness of subsidiary banks is subordinated to the claims of its depositors and certain other creditors. Management has determined that First of America is in compliance with all of its loan covenants.

    Maturities of outstanding indebtedness at December 31, 1994 follow.

                                                                                                           Total Principal
                                            ($ in thousands)                                                 Amount Due
- --------------------------------------------------------------------------------------------------------------------------
Year ending December 31,
1995....................................................................................................      $ 214,095
1996....................................................................................................         83,289
1997....................................................................................................          2,490
1998....................................................................................................            798
1999....................................................................................................            779
Thereafter..............................................................................................        379,785
- --------------------------------------------------------------------------------------------------------------------------
Total...................................................................................................      $ 681,236
- --------------------------------------------------------------------------------------------------------------------------

NOTE 12: PREFERRED STOCK

    First of America has reserved 500,000 shares of preferred stock for issuance as Series A Junior Participating Preferred Stock ("Series A Preferred") upon the exercise of certain preferred stock purchase rights (each a "Right") issued to holders of and in tandem with shares of First of America Common Stock. The description and terms of the Rights are set forth in a Rights Agreement ("Rights Agreement"), dated July 18, 1990, between First of America and First of America Bank -- Michigan, N.A., as Rights Agent.

    If issued, each share of Series A Preferred shall be entitled to 100 votes on all matters submitted to a vote of the shareholders of First of America. Additionally, in the event First of America fails to pay dividends on the Series A Preferred for four full quarters, holders of the Series A Preferred have certain rights to elect additional directors of the company. Except as described in the Rights Agreement, holders of the Series A Preferred have no preemptive rights to subscribe for additional securities which the company may issue. The Series A Preferred will not be redeemable. Each share of Series A Preferred will, subject to the rights of any other preferred stock the company may issue ranking senior to the Series A Preferred, if any, be entitled to preferential quarterly dividends equal to the greater of $10.00, or subject to certain adjustments, 100 times the dividend declared per share of First of America Common Stock. Upon liquidation of the company, holders of Series A Preferred will, subject to the rights of senior securities, be entitled to a preferential liquidation payment equal to $190.00 per share, plus accrued and unpaid dividends. In the event of any merger, consolidation, or other transaction in which shares of First of America Common Stock are exchanged, each share of Series A Preferred will, subject to the rights of senior securities, be entitled to receive 100 times the amount received per share common stock. The rights of the Series A Preferred are protected by customary antidilution provisions.

NOTE 13: STOCK OPTION PLAN

    The First of America Bank Corporation Restated 1987 Stock Option Plan is administered by the Nominating and Compensation Committee of the Board of Directors, none of whom is eligible to participate therein. Under the Plan options to purchase up to 1,700,000 authorized but unissued shares of First of America Common Stock may be issued through December 9, 1997.

    The stock options are exercisable during a 10 year period, beginning on the date of grant and may be granted at prices not less than the fair market value on the date of grant.

    The following is a summary of transactions which occurred during 1992, 1993 and 1994:

                                                                                             Shares Under    Option Price
                                                                                                Option        Per Share
- -------------------------------------------------------------------------------------------------------------------------
OUTSTANDING AT DECEMBER 31, 1991..........................................................       705,000     $16.00-27.50
Granted...................................................................................       193,450        32.50
Exercised.................................................................................       (37,367)
Canceled..................................................................................       (17,383)
- -------------------------------------------------------------------------------------------------------------------------
OUTSTANDING AT DECEMBER 31, 1992..........................................................       843,700     $16.00-32.50
Granted...................................................................................       176,000        40.00
Exercised.................................................................................       (53,700)
Canceled..................................................................................       (11,367)
- -------------------------------------------------------------------------------------------------------------------------
OUTSTANDING AT DECEMBER 31, 1993..........................................................       954,633     $16.00-40.00
Converted options from acquisitions.......................................................        24,933        11.30
Granted...................................................................................       295,900        33.00
Exercised.................................................................................       (23,050)
Canceled..................................................................................        (5,366)
- -------------------------------------------------------------------------------------------------------------------------
OUTSTANDING AT DECEMBER 31, 1994..........................................................     1,247,050     $11.30-40.00
- -------------------------------------------------------------------------------------------------------------------------

NOTE 14: DIVIDENDS FROM BANKING SUBSIDIARIES

    Dividends paid to First of America by its bank subsidiaries amounted to $173,350,000 in 1994, $200,700,000 in 1993 and $137,369,000 in 1992. Unless
prior regulatory approval is obtained, banking regulations limit the amount of dividends that First of America's banking subsidiaries can declare during 1995, to the 1995 net profits, as defined in the Federal Reserve Act, plus retained net profits for 1994 and 1993, which amounted to $176,317,000. Under the FDIC Improvement Act of 1992, there is incentive to maintain banks' capital at the "well-capitalized" level. This may further restrict dividends in the future.

NOTE 15: EMPLOYEE PENSION PLAN

    First of America and its subsidiaries have a defined benefit pension plan that covers substantially all of its full-time employees. Benefits are based on years of service and the employee's compensation.

    Pension costs for the years 1994 and 1993 were calculated based on Financial Accounting Standards Board Statement No. 87 "Employers' Accounting for Pensions." Pension costs for the years ended December 31, 1994, 1993, and 1992 equaled $9,192,000, $6,508,000 and $11,821,000, respectively.

    The following table presents the plan's funded status and amounts recognized in the consolidated balance sheets at December 31, 1994 and 1993.

                                                                                                        December 31,
                                                                                                     -------------------
                                         ($ in thousands)                                              1994       1993
- ------------------------------------------------------------------------------------------------------------------------
ACTUARIAL PRESENT VALUE OF BENEFIT OBLIGATIONS:
  Accumulated benefit obligation, including vested benefits of $284,034 for 1994 and $239,204 for
  1993............................................................................................   $294,336    244,717
- ------------------------------------------------------------------------------------------------------------------------
Projected benefit obligation for service rendered to date.........................................    345,465    303,728
Plan assets at fair value, primarily listed stocks and U.S. Bonds.................................    358,392    359,500
                                                                                                     --------    -------
Projected benefit obligation less than plan assets................................................     12,927     55,772
Unrecognized net gain.............................................................................      8,228    (48,325)
Unrecognized prior service cost...................................................................     25,905     28,694
Unrecognized net assets being recognized over 15 years............................................    (15,902)   (17,846)
                                                                                                     --------    -------
Prepaid pension included in other assets..........................................................   $ 31,158     18,295
- ------------------------------------------------------------------------------------------------------------------------
NET PENSION COST INCLUDED THE FOLLOWING COMPONENTS:
  Service cost....................................................................................   $ 12,114      9,196
  Interest cost on projected benefit obligation...................................................     22,661     21,822
  Actual return on plan assets....................................................................      6,948    (46,209)
  Net amortization and deferral...................................................................    (33,650)    21,111
- ------------------------------------------------------------------------------------------------------------------------
Net periodic pension cost.........................................................................   $  8,073      5,920
- ------------------------------------------------------------------------------------------------------------------------

    First of America's weighted-average discount rate was 8.00 percent at December 31, 1994 and 7.25 percent at December 31, 1993. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 6.00 percent at year-end 1994 and 5.00 percent at year-end 1993. The expected long term rate of return on assets was
9.00 percent and 8.75 percent at December 31, 1994 and 1993, respectively. The assumed rates in place at each year-end are used to determine the net periodic pension cost for the following year.

NOTE 16: OTHER POSTRETIREMENT BENEFITS

    First of America and its subsidiaries have a Retiree Medical Plan which provides a portion of retiree medical care premiums. First of America's level of contribution is based on an age and service formula.

    During 1993, First of America implemented several managed care initiatives and redesigned its Preferred Provider Organization. This change was measured as of December 31, 1993 and reduced the accumulated postretirement benefit obligation as of that date by $4,807,000.

    The following table presents the plan's funded status reconciled with amounts recognized in First of America's Consolidated Balance Sheet at December 31, 1994 and 1993:

                                                                                                        December 31,
- ------------------------------------------------------------------------------------------------------------------------
                                         ($ in thousands)                                              1994       1993
- ------------------------------------------------------------------------------------------------------------------------
ACCUMULATED POSTRETIREMENT BENEFIT OBLIGATION:
Retirees..........................................................................................   $(20,626)   (19,685)
Fully eligible active plan participants...........................................................     (7,470)    (6,801)
Other active plan participants....................................................................     (9,299)    (9,807)
                                                                                                     --------    -------
                                                                                                      (37,395)   (36,293)
Plan assets at fair value.........................................................................         --         --
                                                                                                     --------    -------
Accumulated postretirement benefit obligation in excess of plan assets............................    (37,395)   (36,293)
Unrecognized prior service cost...................................................................     (5,498)    (4,807)
Unrecognized net loss.............................................................................      4,002      3,444
- ------------------------------------------------------------------------------------------------------------------------
Accrued postretirement benefit cost included in other liabilities.................................   $(38,891)   (37,656)
- ------------------------------------------------------------------------------------------------------------------------
NET PERIOD POSTRETIREMENT BENEFIT COST FOR 1994 AND 1993 INCLUDE THE FOLLOWING COMPONENTS:
Service cost......................................................................................   $  1,253      1,116
Interest cost.....................................................................................      2,641      2,986
Net amortization and deferral.....................................................................       (405)       (91)
- ------------------------------------------------------------------------------------------------------------------------
Net periodic postretirement benefit cost..........................................................   $  3,489      4,011
- ------------------------------------------------------------------------------------------------------------------------

    For measurement purposes of the accrued postretirement benefit cost included in other liabilities, 10.36 percent and 10.95 percent annual rates of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) were assumed at December 31, 1994 and 1993, respectively; the 1994 rate was further assumed to decline evenly to 6.0 percent in 2004. The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 8.0 percent at December 31, 1994 and 7.25 percent at December 31, 1993. To determine First of America's net periodic postretirement benefit cost for 1994 and 1993, a weighted average discount rate of 7.25 percent and 8.5 percent, respectively, and the health care trend rate of 10.95 percent and 11.54 percent, respectively, were used. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1994 by 8.7 percent and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year ended December 31, 1994 by 2.2 percent.

NOTE 17: SUPPLEMENTARY INCOME STATEMENT INFORMATION

    Other than the items listed below, other operating income and other operating expenses did not include any accounts that exceeded one percent of total revenue, which is the sum of total interest income and total non-interest income.

                                    ($ in thousands)                                         1994       1993       1992
- -------------------------------------------------------------------------------------------------------------------------
OTHER OPERATING INCOME:
Revolving loan fees -- interchange income...............................................   $ 31,538     30,104     27,555
Revolving loan fees -- merchant discount................................................     28,863     22,994     18,995
Gains on sale of loans..................................................................     11,697     29,456     15,230
Other...................................................................................     36,045     30,939     36,171
- -------------------------------------------------------------------------------------------------------------------------
Total other operating income............................................................   $108,143    113,493     97,951
- -------------------------------------------------------------------------------------------------------------------------
OTHER OPERATING EXPENSES:
Services purchased......................................................................   $ 17,814     14,638     20,409
Office supplies.........................................................................     20,924     22,541     21,672
FDIC insurance..........................................................................     42,055     39,680     38,711
Advertising, business development and public relations..................................     20,884     22,573     14,427
Postage.................................................................................     16,458     16,291     16,585
Telephone...............................................................................     19,293     17,300     15,899
Other...................................................................................     94,744     95,052     88,655
- -------------------------------------------------------------------------------------------------------------------------
Total other operating expenses..........................................................   $232,172    228,075    216,358
- -------------------------------------------------------------------------------------------------------------------------

NOTE 18: INCOME TAXES

    Total comprehensive tax expense (benefit) for the years ended December 31, 1994, 1993 and 1992, respectively, was allocated as follows:

                                    ($ in thousands)                                          1994       1993       1992
- -------------------------------------------------------------------------------------------------------------------------
Income from continuing operations........................................................   $102,616     98,574    91,506
Shareholders equity, for market value adjustments on investment securities available for
  sale...................................................................................    (32,296)    17,263        --
- -------------------------------------------------------------------------------------------------------------------------
Total comprehensive tax expense..........................................................   $ 70,320    115,837    91,506
- -------------------------------------------------------------------------------------------------------------------------

    Income tax expense (benefit) attributable to income from continuing operations consists of:

                                 ($ in thousands)                                    Current        Deferred        Total
- --------------------------------------------------------------------------------------------------------------------------
Year ended December 31, 1994:
U.S. Federal......................................................................   $103,124            95        103,219
State and local...................................................................      5,186        (5,789)          (603)
- --------------------------------------------------------------------------------------------------------------------------
Total.............................................................................   $108,310        (5,694)       102,616
- --------------------------------------------------------------------------------------------------------------------------
Year ended December 31, 1993:
U.S. Federal......................................................................   $ 99,184        (3,117)        96,067
State and local...................................................................        787         1,720          2,507
- --------------------------------------------------------------------------------------------------------------------------
Total.............................................................................   $ 99,971        (1,397)        98,574
- --------------------------------------------------------------------------------------------------------------------------
Year ended December 31, 1992:
U.S. Federal......................................................................   $101,288        (9,782)        91,506
State and local...................................................................         --            --             --
- --------------------------------------------------------------------------------------------------------------------------
Total.............................................................................   $101,288        (9,782)        91,506
- --------------------------------------------------------------------------------------------------------------------------

    Income tax expense attributable to income from continuing operations was $102,616,000, $98,574,000 and $91,506,000 for the years ended December 31, 1994,
1993 and 1992 respectively, and differed from the amounts computed by applying the U.S. federal income tax rate of 35 percent to pretax income from operations for 1994 and 1993 and 34 percent for 1992 as a result of the following:

                                 ($ in thousands)                                      1994          1993          1992
- -------------------------------------------------------------------------------------------------------------------------
Computed "expected" tax expense...................................................   $113,092       121,086        88,774
Increase (reduction) in income taxes resulting from:
  Tax exempt municipal obligations income.........................................     (9,904)      (12,738)      (13,017)
  Change in the beginning-of-the-year balance of the valuation allowance for
    deferred tax assets allocated to income tax expense...........................       (883)       (9,686)       (2,507)
  Alternative minimum tax credits utilized........................................         --        (5,675)           --
  State and local tax expense (benefit), net of federal tax.......................       (392)        1,630            --
  Amortization of goodwill........................................................      3,844         3,116        13,034
  Other, net......................................................................     (3,141)          841         5,222
- -------------------------------------------------------------------------------------------------------------------------
Total.............................................................................   $102,616        98,574        91,506
- -------------------------------------------------------------------------------------------------------------------------

    The significant components of deferred income tax expense (benefit) attributable to income from continuing operations for the year ended December 31, 1994, 1993 and 1992 were as follows:

                                                                                                   December 31,
- --------------------------------------------------------------------------------------------------------------------------
                                   ($ in thousands)                                       1994          1993         1992
- --------------------------------------------------------------------------------------------------------------------------
Deferred tax benefit (exclusive of the effects of other components below).............   $(4,811)       8,289       (7,275)
Decrease in beginning-of-the-year balance of the valuation allowance for deferred tax
  assets..............................................................................      (883)      (9,686)      (2,507)
- --------------------------------------------------------------------------------------------------------------------------
Total.................................................................................   $(5,694)      (1,397)      (9,782)
- --------------------------------------------------------------------------------------------------------------------------

    The tax effect of securities transactions for 1994, 1993 and 1992 was $2,249,000, $6,524,000 and $5,574,000, respectively.

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1994 and 1993 are presented below:

                                                                                                       December 31,
- ------------------------------------------------------------------------------------------------------------------------
                                       ($ in thousands)                                             1994          1993
- ------------------------------------------------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
Book loan loss deduction in excess of tax......................................................   $ 76,073        66,505
Deferred compensation..........................................................................      6,149         5,091
Deferred loan fees.............................................................................     10,279         8,541
Employee benefits..............................................................................      1,916         4,815
Other real estate expenses not allowed for tax purposes........................................      3,229         2,849
Non-accrual loan income........................................................................      3,292         3,621
Market value adjustment on investment securities available for sale............................     37,556            --
Net capital loss carry forwards................................................................         --           883
Expenses not currently deductible for tax purposes.............................................      3,408         5,072
Other..........................................................................................     10,474         6,279
                                                                                                  --------       -------
Total gross deferred tax assets................................................................   $152,376       103,656
Less valuation allowance.......................................................................    (22,524)         (883)
                                                                                                  --------       -------
Net deferred tax assets........................................................................   $129,852       102,773
                                                                                                  --------       -------
DEFERRED TAX LIABILITIES:
Premise and equipment, due to differences in depreciation......................................   $(10,200)       (7,017)
Discount accretion on investment securities....................................................     (1,276)       (1,670)
Market value adjustment on investment securities available for sale............................         --       (17,263)
Tax loan loss reserve to be recaptured.........................................................     (7,094)      (10,095)
Other..........................................................................................    (10,327)       (3,763)
                                                                                                  --------       -------
Total gross deferred liabilities...............................................................   $(28,897)      (39,808)
- ------------------------------------------------------------------------------------------------------------------------
Net deferred tax asset.........................................................................   $100,955        62,965
- ------------------------------------------------------------------------------------------------------------------------

    The valuation allowance for deferred tax assets as of January 1, 1994 was $883,000. The net change in the total valuation allowance for the year ended December 31, 1994 was an increase of $21,641,000.

    The valuation allowance for deferred tax assets at December 31, 1994 is related entirely to market value adjustments on securities available for sale which would result in capital losses, that can be recognized only when offset against capital gains.

    Subsequently recognized tax benefits of $22,524,000 relating to the valuation allowance for deferred tax assets as of December 31, 1994 will be allocated to shareholders' equity.

NOTE 19: EARNINGS PER SHARE CALCULATION

    The weighted average number of shares used in the determination of earnings per share were:

                                                                                 1994             1993             1992
- --------------------------------------------------------------------------------------------------------------------------
Common and common equivalents..............................................   59,811,568       57,416,771       54,841,762
Fully diluted..............................................................   59,811,568       59,772,113       59,559,956
- --------------------------------------------------------------------------------------------------------------------------

    Common and common equivalents per share amounts were calculated by dividing net income applicable to common shares by the weighted average number of common shares outstanding during the respective periods adjusted for the portion of stock options which were considered common equivalents, 281,498 in 1994, 305,240 in 1993 and 212,463 in 1992. Fully diluted earnings per share calculations were based on the assumption that all outstanding preferred stock was converted into common stock and the preferred dividends on these shares eliminated. In addition, the average fully diluted earnings per share included the portion of stock options which were considered common equivalents, 281,498 in 1994, 305,240 in 1993 and 303,947 in 1992.

    On December 31, 1994 and 1993, there were 62,849,209 and 59,520,710 common shares outstanding, respectively. At the same dates there were 100,000,000 authorized shares of $10 par value common stock.

NOTE 20: COMMITMENTS AND CONTINGENT LIABILITIES

    First of America and its subsidiaries are parties to routine litigation arising in the normal course of their respective businesses. In the opinion of management after consultation with counsel, liabilities arising from these proceedings, if any, are not expected to be material to First of America's financial position.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK:

    In First of America's normal course of business, there are various conditional obligations outstanding which are not reflected in the financial statements. These financial instruments include commitments to extend credit, standby letters of credit, commercial letters of credit, when issued securities, securities lent and commitments to purchase foreign currency.

    First of America's exposure to credit loss in the event of nonperformance by other parties to the financial instruments with off-balance sheet risk is represented by the contractual notional amount of these instruments. First of America uses the same credit policies in making these commitments and conditional obligations as it does for on-balance sheet instruments.

    Unless noted otherwise, First of America does not require collateral or other security to support financial instruments with off-balance sheet credit risk.

    A summary of the contract or notional amounts of these financial instruments at December 31, is as follows:

                                     ($ in thousands)                                           1994              1993
- -------------------------------------------------------------------------------------------------------------------------
Commitments on unused credit card lines...................................................   $ 8,418,466        7,876,161
Other commitments to extend credit........................................................     2,699,651        2,061,959
Mortgages sold with recourse..............................................................       101,565           90,302
Standby letters of credit.................................................................       305,460          220,451
Commercial letters of credit..............................................................         7,199           12,383
Foreign exchange contracts................................................................        13,192           25,650
Interest rate swaps.......................................................................       707,864          291,605
Interest rate caps........................................................................       125,000               --
- -------------------------------------------------------------------------------------------------------------------------
Total.....................................................................................   $12,378,397       10,578,511
- -------------------------------------------------------------------------------------------------------------------------

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the commitment amounts included in the preceding table does not necessarily represent future cash requirements. At December 31, 1994, other commitments to extend credit included $1,667,324,000 in unused commercial loan commitments, $509,999,000 in commitments to fund commercial real estate, construction and land development of which $508,157,000 was secured by real estate, and $425,794,000 in home equity lines of credit. Collateral held on these instruments varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

    First of America has sold mortgage loans to the Federal National Mortgage Association (FNMA), Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (FHLMC), and other savings institutions with full recourse. The total unpaid principal balances of these loans were $101.6 million at December 31, 1994 and are not included in the accompanying consolidated balance sheets.

    Standby letters of credit and commercial letters of credit are conditional commitments issued to secure performance of a customer to a third party and are subject to the same credit review and approval process as loans. Losses to date have not been material.

    Foreign exchange contracts are entered into for trading activities which enable customers to transfer or reduce their foreign exchange risk. Foreign exchange forward contracts represent First of America's largest activity in this specialized area. Forward contracts are commitments to buy or sell at a future date a currency at a contracted price and are settled in cash or through delivery. The risk in foreign exchange trading arises from the potential inability of the counterparties to deliver under the terms of the contract and the possibility that the value of a foreign currency might change in relation to the U.S. dollar. In the event of a default by a counterparty, the cost to First of America would be the replacement of the contract at the current market rate. Such credit losses to date have not been material. The risk of loss from changes in market rate is substantially lessened because First of America limits its risk by entering into offsetting contracts.

    During the second quarter of 1993, First of America instituted rate swaps to hedge its interest rate risk. At December 31, 1993, the interest rate swaps had a total notional value of $291.6 million of which $125 million was a hedge against long term debt with the remainder as a hedge against certain certificates of deposits. Although the notional amounts are often used to express the volume of these transactions, the amounts potentially subject to credit risk are much smaller. The company minimizes this risk by performing normal credit reviews of its counterparties and collateralizing its exposure when it exceeds a predetermined limit. The following table outlines First of America's interest rate swaps at December 31, 1994.

INTEREST RATE SWAPS
($ in thousands)

                                                                                                                   Net Interest
                                                                Weighted          Average          Average        Income Impact
                                    Notional   Fair Market       Average       Rate Received      Rate Paid      ----------------
      Hedged Asset/Liability         Amount       Value      Maturity (Mos.)   Variable/Fixed   Variable/Fixed   1994        1993
- ---------------------------------------------------------------------------------------------------------------------------------
Rising Rate CDs...................  $508,798     (11,264)           9.9          4.66%/fixed    6.19/variable    $  82        89
Market Rate CDs*..................    22,066      (1,202)          12.0                   --               --       --        --
FHLB advance......................    10,000          34            5.0        6.06/variable       5.35/fixed      (46)       --
FirstRate Fund deposits...........    12,000         268           20.0        6.19/variable       6.03/fixed      (35)       --
Bank notes........................    30,000         445           17.2        6.06/variable       5.88/fixed      (72)       --
Long term debt....................   125,000      (5,449)          19.8           4.84/fixed    6.31/variable      (93)      557
- ---------------------------------------------------------------------------------------------------------------------------------
Total.............................  $707,864     (17,168)          12.0                                          $(164)      646
- ---------------------------------------------------------------------------------------------------------------------------------

* This represents a basis swap.

    At December 31, 1994, deferred losses of $1.4 million were included in other assets from the termination of interest rate swaps with a notional value of $82.9 million. This deferred loss is being amortized into earnings over the remaining life of the originally designated liability. During 1994, a loss of $804 thousand was recognized in earnings related to interest rate swaps which were marked-to-market.

    Interest rate caps are agreements to make payments for interest rate differentials between an index rate and a specified maximum rate, computed on notional amounts. First of America utilizes interest rate caps in an attempt to manage its interest rate risk. As of December 31, 1994, First of America had outstanding interest rate caps with notional amounts totaling $125 million. These interest rate caps are designated to certain FirstRate Fund deposits. First of America had no outstanding interest rate caps at December 31, 1993.

NOTE 21: FAIR VALUE DISCLOSURE

    SFAS No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of fair value information for financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices were not available, fair values were based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of First of America.

    For purposes of this disclosure, estimated fair value of financial instruments with short-term maturities is assumed to equal the recorded book value. These financial instruments include cash and short term investments, accrued interest receivable and payable and short term borrowings. Estimated fair value for other financial instruments were determined as follows:

SECURITIES:

    Fair values for Held to Maturity and Available for Sale securities were based on quoted market prices. If a quoted market price was not available, fair value was estimated using quoted market prices for similar securities.

LOANS RECEIVABLE:

    For variable rate loans that reprice frequently and for which there has been no significant change in credit risk, fair values equal carrying values. The fair values for fixed rate loans were based on estimates using discounted cash flow analyses and current interest rates being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

LOANS HELD FOR SALE:

    Fair value for loans held for sale were based on quoted market prices. If a quoted market price was not available, fair value was estimated using market prices for similar assets.

DEPOSIT LIABILITIES:

    The fair values disclosed for demand deposits with no stated maturity (e.g., interest and non-interest checking, passbook savings and certain types of money market accounts) were, by definition, equal to the amount payable on demand at the reporting date. The carrying amounts for variable rate, fixed-term money market accounts and certificates of deposits with less than twelve months maturities approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit with maturities greater than twelve months are estimated using a discounted cash flow calculation that applied interest rates being offered on the same or similar certificates at the reporting date to a schedule of aggregated expected maturities on the certificates of deposits.

LONG TERM BORROWINGS:

    Fair values for First of America's long term debt (other than deposits) was estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the company for debt of the same remaining maturities.

OFF BALANCE SHEET INSTRUMENTS:

    Fair values for unused commitments were estimated using the fees charged to enter into similar agreements at the reporting date, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. Fair values for guarantees and letters of credit were based on fees charged for similar agreements.

    The fair value of forward delivery commitments, foreign exchange contracts, interest rate swaps and interest rate caps is estimated, using dealer quotes, as the amount that the corporation would receive or pay to execute a new agreement with terms identical to those remaining on the current agreement, considering current interest rates.

    The estimated fair values of First of America's financial instruments for which the fair value differs from the recorded book value for December 31, 1994 and 1993 were as follows:

                                                                          December 31, 1994              December 31, 1993
- ------------------------------------------------------------------------------------------------------------------------------
                                                                        Recorded     Estimated         Recorded     Estimated
                          ($ in millions)                              Book Value    Fair Value       Book Value    Fair Value
- ------------------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS:
  Securities:
    Held to maturity................................................    $  3,113         2,943            1,857         1,872
    Available for sale..............................................       2,588         2,588            3,261         3,261
  Loans, net........................................................      16,577        16,374           13,840        14,062
  Loans held for sale...............................................          30            30              366           369
FINANCIAL LIABILITIES:
  Deposits*.........................................................     (20,200)      (20,097)         (18,244)      (18,307)
  Long term borrowings..............................................        (681)         (657)            (254)         (264)
Off-balance sheet commitments.......................................          --            29               --            11
Interest rate swap agreements.......................................          --           (17)              --             2
Interest rate cap agreements........................................          --             2               --            --
- ------------------------------------------------------------------------------------------------------------------------------

* SFAS No. 107 defines the fair value of demand deposits as the amount payable on demand, and prohibits adjusting fair value for any value derived from retaining those deposits for an expected future period of time.

NOTE 22: CONDENSED FINANCIAL INFORMATION -- PARENT COMPANY ONLY

    The balance sheets for December 31, 1994 and 1993, and the statements of income and statements of cash flows for the three years ended December 31, 1994 follow.

                                                                                                      December 31,
- -------------------------------------------------------------------------------------------------------------------------
                                      ($ in thousands)                                            1994            1993
- -------------------------------------------------------------------------------------------------------------------------
BALANCE SHEETS
ASSETS
Cash and interest bearing deposits held by subsidiary banks.................................   $   54,758          23,745
Investment in subsidiaries..................................................................    1,831,786       1,583,234
Other assets................................................................................      207,683         226,209
- -------------------------------------------------------------------------------------------------------------------------
Total assets................................................................................   $2,094,227       1,833,188
- -------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND EQUITY
Accounts payable and other liabilities......................................................   $   98,919          70,136
Long term debt..............................................................................      416,420         239,615
                                                                                               ----------       ---------
Total liabilities...........................................................................      515,339         309,751
                                                                                               ----------       ---------
SHAREHOLDERS' EQUITY
Common stock................................................................................      628,492         595,207
Surplus.....................................................................................      284,877         265,596
Net unrealized gain/(loss) on securities available for sale, net of tax expense/(benefit) of
  $(15,032) for 1994 and $17,263 for 1993...................................................      (92,271)         31,531
Retained earnings...........................................................................      757,790         631,103
                                                                                               ----------       ---------
Total shareholders' equity..................................................................    1,578,888       1,523,437
- -------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity..................................................   $2,094,227       1,833,188
- -------------------------------------------------------------------------------------------------------------------------

                                                                                           Year Ended December 31,
- -------------------------------------------------------------------------------------------------------------------------
                                 ($ in thousands)                                      1994          1993          1992
- -------------------------------------------------------------------------------------------------------------------------
STATEMENTS OF INCOME
INCOME
Dividends from subsidiaries.......................................................   $175,350       205,891       128,275
Interest and other income.........................................................    262,615       291,798       217,649
                                                                                     --------       -------       -------
Total operating income............................................................    437,965       497,689       345,924
                                                                                     --------       -------       -------
EXPENSES
Interest on borrowed money........................................................     27,793        19,597        18,434
Salaries and employee benefits....................................................    151,766       134,734       101,873
Amortization of intangibles.......................................................      5,974         5,095         5,475
Other operating expenses..........................................................    139,853       171,937       143,031
                                                                                     --------       -------       -------
Total operating expenses..........................................................    325,386       331,363       268,813
                                                                                     --------       -------       -------
Income before income taxes, undistributed earnings of subsidiaries and cumulative
  effect of change in accounting principle........................................    112,579       166,326        77,111
Applicable income tax benefit.....................................................     22,609        14,084        13,614
                                                                                     --------       -------       -------
                                                                                      135,188       180,410        90,725
Equity in undistributed earnings of subsidiaries..................................     85,315        66,975        61,062
                                                                                     --------       -------       -------
Income before cumulative effect of change in accounting principle.................    220,503       247,385       151,787
Cumulative effect of change in accounting principle, net of tax of $2,196.........         --            --        (4,263)
- -------------------------------------------------------------------------------------------------------------------------
Net income........................................................................   $220,503       247,385       147,524
- -------------------------------------------------------------------------------------------------------------------------

                               ($ in thousands)                                     1994            1993           1992
- -------------------------------------------------------------------------------------------------------------------------
STATEMENTS OF CASH FLOW
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.....................................................................   $ 220,503        247,385        147,524
Adjustment to reconcile net income to net cash provided by operating
  activities...................................................................     (13,723)      (125,584)       (41,629)
                                                                                  ---------       --------       --------
Net cash from operating activities.............................................     206,780        121,801        105,895
                                                                                  ---------       --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Premises and equipment purchased...............................................     (24,845)       (46,724)       (22,085)
Proceeds from sale of premises & equipment.....................................       4,974            600          3,270
(Acquisition)/sale of affiliates...............................................          --             --         12,000
Capital infusions, net of redemptions..........................................    (112,850)        (6,535)       (35,165)
                                                                                  ---------       --------       --------
Net cash from investing activities.............................................    (132,721)       (52,659)       (41,980)
                                                                                  ---------       --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long term debt.......................................     438,000        222,000        150,000
Repayment of long term debt....................................................    (261,195)      (190,891)      (123,878)
Proceeds from issuance of common stock.........................................         460          1,132          2,883
Repurchase of common stock.....................................................    (123,373)            --             --
Redemption of preferred stock..................................................          --             --         (3,567)
Dividends paid.................................................................     (96,670)       (93,333)       (83,824)
Other, net.....................................................................        (268)          (329)          (105)
                                                                                  ---------       --------       --------
Net cash from financing activities.............................................     (43,046)       (61,421)       (58,491)
                                                                                  ---------       --------       --------
Net increase (decrease) in cash................................................      31,013          7,721          5,424
Cash at beginning of year......................................................      23,745         16,024         10,600
- -------------------------------------------------------------------------------------------------------------------------
Cash at year-end...............................................................   $  54,758         23,745         16,024
- -------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL INFORMATION (Unaudited)

                                                       1994           1993           1992           1991           1990
- ---------------------------------------------------------------------------------------------------------------------------
STOCK DATA
Book value per common share:
Primary..........................................   $     25.12          25.60          22.12          20.58          18.97
Fully Diluted....................................         25.12          25.60          22.49          21.47          20.02
Common shares outstanding:
Weighted average.................................    59,811,568     57,416,771     54,841,762     53,536,154     52,621,736
Year end.........................................    62,849,209     59,520,710     57,014,117     53,537,438     53,263,184
Market price of Common Stock:
High.............................................   $    40.125         43.250         37.875         31.750         26.000
Low..............................................        29.750         36.500         29.000         18.250         15.375
Year end.........................................        30.000         39.250         37.875         29.375         21.250
Number of shares traded (in thousands)...........        18,313         13,708         14,284         13,612         15,768
Price earnings ratio*............................           8.1x           9.3           15.4            9.1            8.1
Dividend yield (at year end).....................          5.60%          4.08           3.70           4.36           5.65
Dividend payout ratio............................         43.90          35.71          53.25          45.35          43.13
NON-FINANCIAL DATA
Number of common shareholders*...................        30,600         28,400         23,800         17,815         16,700
Number of banking subsidiaries*..................             8             20             23             26             33
Number of banking offices*.......................           630            572            551            487            450
Number of employees (FTE)*.......................        13,490         13,330         12,940         13,404         10,387
Number of automated teller machines*.............           647            531            498            400            319
RETURN ON EQUITY AND ASSETS
Return on average total assets...................          0.98%          1.20           0.75           0.95           0.98
Return on average common shareholders' equity....         14.44          18.01          11.67          13.66          14.52
Return on average total shareholders' equity.....         14.44          17.50          11.38          13.07          13.70
Average common shareholders' equity as a percent
  of total average assets........................          6.77           6.52           5.91           6.28           6.01
Average shareholders' total equity as a percent
  of total average assets........................          6.77           6.88           6.63           7.26           7.14
- ---------------------------------------------------------------------------------------------------------------------------

* Prior years numbers not restated.

QUARTERLY INFORMATION (Unaudited)
($ in millions, except per share data)

                                                                1994 Quarters                           1993 Quarters
- ---------------------------------------------------------------------------------------------------------------------------------
                                                    Fourth     Third     Second    First     Fourth    Third     Second    First
- ---------------------------------------------------------------------------------------------------------------------------------
SUMMARY OF EARNINGS
Total interest income.............................  $ 433.6     417.1     387.7     362.4     374.7     376.9     382.2     377.1
Total interest expense............................    196.5     177.3     152.9     135.4     147.1     150.6     154.5     156.6
- ---------------------------------------------------------------------------------------------------------------------------------
Net interest income...............................    237.1     239.8     234.8     227.0     227.6     226.3     227.7     220.5
Provision for loan losses.........................     22.2      21.2      22.5      20.6      20.4      20.5      20.0      23.8
- ---------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision...............    214.9     218.6     212.3     206.4     207.2     205.8     207.7     196.7
- ---------------------------------------------------------------------------------------------------------------------------------
Non-interest income:
Service charges on deposit accounts...............     23.6      23.0      22.3      20.3      21.5      21.3      21.7      20.1
Trust income......................................     20.4      20.4      20.7      20.3      19.9      19.2      19.6      18.6
Investment securities transactions................     (4.3)      1.0       1.2       7.5       4.4       2.7       2.5       7.2
Other operating income............................     27.2      26.7      25.6      28.5      31.7      30.3      25.6      25.9
- ---------------------------------------------------------------------------------------------------------------------------------
Total non-interest income.........................     66.9      71.1      69.8      76.6      77.5      73.5      69.4      71.8
- ---------------------------------------------------------------------------------------------------------------------------------
Non-interest expense:
Salaries and wages................................     91.7      88.9      88.4      84.7      85.9      84.6      83.0      80.2
Employee benefits.................................     17.0      19.4      20.5      19.9      15.8      16.2      18.9      18.5
- ---------------------------------------------------------------------------------------------------------------------------------
Total personnel costs.............................    108.7     108.3     108.9     104.6     101.7     100.8     101.9      98.7
Occupancy, net....................................     14.7      15.9      14.5      15.3      14.1      13.7      13.0      14.2
Equipment.........................................     15.1      14.2      13.8      13.0      14.0      12.7      13.1      13.5
Data processing...................................      3.9       4.6       4.7       4.3       3.5       4.1       3.8       3.6
Amortization of intangibles.......................      5.4       4.5       4.0       2.6       2.6       2.2       2.1       2.0
Other operating expenses..........................     56.5      59.3      58.5      58.1      58.2      59.5      57.2      53.5
- ---------------------------------------------------------------------------------------------------------------------------------
Total non-interest expense........................    204.3     206.8     204.4     197.9     194.1     193.0     191.1     185.5
- ---------------------------------------------------------------------------------------------------------------------------------
Income before income tax..........................     77.5      82.9      77.7      85.1      90.6      86.3      86.0      83.0
Applicable income tax expense.....................     24.9      26.5      24.5      26.8      24.8      22.9      26.4      24.4
- ---------------------------------------------------------------------------------------------------------------------------------
Net income........................................  $  52.6      56.4      53.2      58.3      65.8      63.4      59.6      58.6
- ---------------------------------------------------------------------------------------------------------------------------------
Net income applicable to common stock.............  $  52.6      56.4      53.2      58.3      64.7      61.7      57.9      56.9
- ---------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE DATA
Earnings per common share:
Primary...........................................  $  0.87      0.96      0.88      0.98      1.13      1.07      1.01      0.99
Fully diluted.....................................     0.87      0.96      0.88      0.98      1.10      1.06      1.00      0.98
Common stock cash dividend paid...................     0.42      0.40      0.40      0.40      0.40      0.40      0.35      0.35
Market price of Common Stock:
High..............................................   34.875    37.500    40.125    39.000    42.875    42.500    43.250    42.875
Low...............................................   29.750    34.500    35.500    35.375    36.500    36.875    36.875    37.250
Period-end........................................   30.000    35.250    35.625    37.875    39.250    42.375    39.875    42.375
- ---------------------------------------------------------------------------------------------------------------------------------

Directors

Jon E. Barfield
President
Bartech, Inc., Livonia

John W. Brown
Chairman and
Chief Executive Officer
Stryker Corporation, Kalamazoo

Richard F. Chormann
President and Chief Operating Officer
First of America Bank Corporation
Kalamazoo

Joseph J. Fitzsimmons
Vice President
Bell & Howell Company
Ann Arbor

Joel N. Goldberg
President
Thomas Jewelry Company, Pontiac

Clifford L. Greenwalt
President and Chief Executive Officer
Central Illinois Public Service Company
Springfield, Illinois

Robert L. Hetzler
President and Chief Executive Officer
Monitor Sugar Company, Bay City

Dorothy A. Johnson
President and Chief Executive Officer
Council of Michigan
Foundations, Grand Haven
Martha Mayhood Mertz
Chief Executive Officer
Mayhood/Mertz Realtors, Inc., Okemos

F. Karl Neumann
President and Chief Executive Officer
Michigan Hospital
Association Insurance Company
Lansing

Daniel R. Smith
Chairman and Chief Executive Officer
First of America Bank Corporation
Kalamazoo

James S. Ware
Chairman, President and Chief Executive Officer
Durametallic Corporation, Kalamazoo

James W. Wogsland
Vice Chairman and Director
Caterpillar, Inc., Peoria, Illinois

Walter J. Wolpin
President, The Wolpin Company,
Wolpin Broadcasting and
Twin-W Realty Company
Detroit

John L. Zabriskie
Chairman and Chief Executive Officer
Upjohn Company, Kalamazoo


Senior Officers

Daniel R. Smith
Chairman and Chief Executive Officer

Richard F. Chormann
President and Chief Operating Officer

Donald J. Kenney
Executive Vice President

Thomas W. Lambert
Executive Vice President and
Chief Financial Officer

John B. Rapp
Executive Vice President

David B. Wirt
Executive Vice President and
Secretary

Mervin D. Burtis
Senior Vice President -
Audit and Loan Review

Bruce J. McCall
Senior Vice President - Marketing

Samuel G. Stone
Senior Vice President and Treasurer

Kevin T. Thompson
Senior Vice President - Controller

Richard V. Washburn
Senior Vice President - Human Resources

Lee J. Cieslak
Chairman and Chief Executive Officer
First of America Bank - Florida, FSB

William R. Cole
Chairman and Chief Executive Officer
First of America Bank - Michigan, N.A.

Robert K. Kinning
Chairman and Chief Executive Officer
First of America Bank - Illinois, N.A.

Malcolm C. Pownall
Chairman and Chief Executive Officer
First of America Bank - Indiana

                                                           [RECYCLED PAPER LOGO]

FIRST OF AMERICA BANK CORPORATION                                        PROXY
211 South Rose Street
Kalamazoo, Michigan 49007

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST OF AMERICA BANK CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 19, 1995 AND ANY ADJOURNMENT THEREOF.

        The undersigned, being a shareholder of FIRST OF AMERICA BANK CORPORATION ("FOA"), hereby authorizes Thomas W. Lambert and David B. Wirt, and each of them, as proxies, with the full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of FOA to be held at the Fetzer Business Development Center, Western Michigan University, Wilbur Street and Marion Avenue, Kalamazoo, Michigan on April 19, 1995 at 9:00 a.m., local time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as appears on the reverse side of this proxy.

        In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is exercised.

        Shares of Common Stock of FOA will be voted as specified. If no specification is made, shares will be voted FOR the nominees for director named on the reverse side of this proxy, and FOR ratification of the selection of KPMG Peat Marwick, LLP and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matter which may properly come before the meeting.

                                                              SEE REVERSE SIDE
- -------------------------------------------------------------------------------

1.  ELECTION OF DIRECTORS             FOR [ ]  WITHHELD as To all Nominees [ ]

Nominees: John W. Brown, Clifford L. Greenwalt, Dorothy A. Johnson, Martha
          Mayhood Mertz, James W. Wogsland and Walter J. Wolpin

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark FOR above and write nominee's name below.)

- -------------------------------------------------------------------------------

2. RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK, LLP AS INDEPENDENT AUDITORS FOR FOA.
                FOR [ ]     AGAINST [ ]        ABSTAIN [ ]

The undersigned hereby acknowledges receipt of a Notice of Annual Shareholders Meeting of FOA called for April 19, 1995 and a Proxy Statement for the Annual Meeting prior to the signing of this proxy.

                                        Dated:_________________________, 1995

                                       _______________________________________

                                       _______________________________________
                                       Please sign exactly as your name(s)
                                       appear(s) on this proxy. When signing in a representing capacity, please give title.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.